Exhibit 10.1

LOAN AGREEMENT
Dated as of July 7, 2009
among
THE FINANCIAL INSTITUTIONS NAMED HEREIN,
as Lenders,
BANK OF AMERICA, N. A.,
as Administrative Agent, Collateral Agent and Security Trustee,
BANC OF AMERICA SECURITIES LLC,
WACHOVIA CAPITAL MARKETS, LLC,
UBS SECURITIES LLC and
SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Lead Arrangers and Joint Book Runners,
WELLS FARGO FOOTHILL, LLC,
as Syndication Agent,
UBS SECURITIES LLC,
SUNTRUST BANK and
RBS BUSINESS CAPITAL, A DIVISION OF RBS ASSET FINANCE, INC., A SUBSIDIARY OF RBS CITIZENS, NA,
as Co-Documentation Agents,
COMMERCIAL BARGE LINE COMPANY,
AMERICAN COMMERCIAL LINES LLC,
ACL TRANSPORTATION SERVICES LLC and
JEFFBOAT LLC,
as Borrowers,
and
THE OTHER OBLIGATED PARTY SIGNATORIES HERETO

(i)

(ii)

(iii)

		Page

ARTICLE X TERM AND TERMINATION		113

SECTION 10.01	Term	113
SECTION 10.02	Effect of Termination	114

(iv)

SCHEDULE:

Schedule 1.01(A)	Commitments
EXHIBITS:

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Opinion of Borrowers’ Counsel
Exhibit C	Form of Security Agreement
Exhibit C-1	Form of Fleet Mortgage
Exhibit D	Form of Guaranty Agreement
Exhibit E	Form of Pledge Agreement
Exhibit F	Form of Revolving Loan Note
Exhibit G	Form of Notice of Conversion/Continuation
Exhibit H	Form of Lender’s Loss Payable Endorsement
Exhibit I	Form of Notice of Borrowing

-i-

     This LOAN AGREEMENT, dated as of July 7, 2009, is among the lending institutions from time to time party hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”, as hereinafter further defined), BANK OF AMERICA, N.A., as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, the “Agent”, as hereinafter further defined) and as security trustee (in such capacity, the “Security Trustee”, as hereinafter further defined), BANC OF AMERICA SECURITIES LLC, WACHOVIA CAPITAL MARKETS, LLC, UBS SECURITIES LLC and SUNTRUST ROBINSON HUMPHREY, INC., as joint lead arrangers for the Lenders (in their respective capacities as joint lead arrangers, the “Joint Lead Arrangers”), BANC OF AMERICA SECURITIES LLC, WACHOVIA CAPITAL MARKETS, LLC, UBS SECURITIES LLC and SUNTRUST ROBINSON HUMPHREY, INC., as joint book runners for the Lenders (in their respective capacities as joint book runners, the “Joint Book Runners”), WELLS FARGO FOOTHILL, LLC, as syndication agent for the Lenders (in its capacity as syndication agent, the “Syndication Agent”), UBS SECURITIES LLC, SUNTRUST BANK and RBS BUSINESS CAPITAL, A DIVISION OF RBS ASSET FINANCE, INC., A SUBSIDIARY OF RBS CITIZENS, NA, as co-documentation agents for the Lenders (in their respective capacities as co-documentation agents, the “Co-Documentation Agents”), COMMERCIAL BARGE LINE COMPANY, a corporation formed under the laws of Delaware (“CBL”), AMERICAN COMMERCIAL LINES LLC, a limited liability company formed under the laws of Delaware (“ACL”), ACL TRANSPORTATION SERVICES LLC, a limited liability company formed under the laws of Delaware (“ACLTS”) and JEFFBOAT LLC, a limited liability company formed under the laws of Delaware (“ Jeffboat”; and together with CBL, ACL and ACLTS, each, individually a “Borrower” and collectively, the “Borrowers”, as hereinafter further defined), and each of the other Obligated Parties (as hereinafter defined) signatory to this Agreement.
     A. Borrowers and certain of their subsidiaries, Wells Fargo Bank, National Association, as administrative agent, and certain financial institutions as lenders thereunder are parties to that certain Credit Agreement, dated as of April 27, 2007 (as amended or otherwise modified, the “Existing Loan Agreement”);
     B. Borrowers have requested the Lenders to make available a revolving line of credit for loans and letters of credit in an amount not to exceed $390,000,000, the proceeds of which will be used (i) to refinance Indebtedness under the Existing Loan Agreement, (ii) to provide for the issuance of standby or commercial letters of credit, (iii) to pay certain fees and expenses payable in connection with the aforementioned refinancing and (iv) for working capital needs and general business purposes of the Borrowers; and
     C. Agent and Lenders are willing to enter into this Agreement on the terms set forth herein.
     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent and the Obligated Parties signatory to this Agreement hereby agree as follows.

ARTICLE I
DEFINITIONS
SECTION 1.01 Defined Terms. As used in this Agreement, unless otherwise defined above, the following terms have the meanings specified below:
     “Account Debtor” means each Person obligated in any way on or in connection with an Account, Chattel Paper, or General Intangibles (including a payment intangible).
     “Accounts” means “accounts”, as such term is defined in the UCC, and any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.
     “ACH Transactions” means any cash management, disbursement, or related services, including overdrafts and the automated clearinghouse transfer of funds by any Lender or any Affiliate of any Lender for the account of any Borrower.
     “Administration Fee” has the meaning specified in Section 2.13.
     “Affiliate” means, with respect to a specified person, another person that (i) directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified or (ii) owns at least 20% of the Equity Interests of the person specified.
     “Agent” means the Bank, solely in its capacity as administrative agent and collateral agent for the Lenders, and any successor administrative agent and collateral agent.
     “Agent Advances” has the meaning specified in Section 2.01(b)(x).
     “Agent-Related Persons” means the Agent, the Security Trustee, the Joint Lead Arrangers, the Joint Book Runners, the Syndication Agent and the Co-Documentation Agents designated in the introductory paragraph of this Agreement, together with their respective Affiliates, and the officers, directors, employees, counsel, representatives, agents, and attorneys-in-fact of the Agent, the Security Trustee, the Joint Lead Arrangers, the Joint Book Runners, the Syndication Agent, the Co-Documentation Agents and their respective Affiliates.
     “Agent’s Liens” means the Liens in the Collateral granted to the Agent or the Security Trustee, for the benefit of the Credit Providers, pursuant to the terms of this Agreement and the other Loan Documents.
     “Aggregate Revolver Outstandings” means, at any time, the sum of (a) the unpaid balance of the Revolving Loans, (b) the aggregate undrawn face amount of all outstanding Letters of Credit, and (c) the aggregate principal amount of any unpaid reimbursement obligations in respect of Letters of Credit.
     “Agreement” means this Loan Agreement, as it may be amended, restated, renewed, extended, supplemented, substituted or otherwise modified from time to time.

     “Anniversary Date” means an anniversary of the Closing Date.
     “Applicable Margin” means, with respect to any type of Loan, the margin set forth below, as determined by the average Unused Availability for the last fiscal month:

		Base Rate	LIBOR
Tier	Unused Availability	Loans	Loans
1	Greater than or equal to $175,000,000	2.75%	3.75%
2	Greater than or equal to $75,000,000 and less than $175,000,000	3.00%	4.00%
3	Less than $75,000,000	3.25%	4.25%
     Until the first Anniversary Date, margins shall be determined as if Level 2 were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 5.04(e) of the Borrowing Base Certificate for the previous month (or, during any Cash Dominion Trigger Period, for the last week of the previous month), which change shall be effective on the day of receipt. If, by the sixteenth day of any month (or, during any Cash Dominion Trigger Period, by the fifth Business Day after the previous week), any Borrowing Base Certificate due in such month (or week, if applicable) has not been received, then the margins shall be determined as if Level 3 were applicable, from such day until the day of actual receipt. If an Event of Default exists at the time any reduction in the Applicable Margin is to be implemented, such reduction shall not occur until the first day of the calendar month following the date on which such Event of Default is no longer continuing.
     “Approved Fund” has the meaning specified in Section 9.05(b).
     “Asset Sale” means the sale, transfer or other disposition (including in connection with any sale and leaseback transaction) (by way of merger or otherwise) by the Obligated Parties or any of the Subsidiaries to any person other than the Obligated Parties or any Guarantor of (a) any Equity Interests of any of the Subsidiaries other than in connection with an Equity Issuance or (b) any other assets of the Obligated Parties or any of the Subsidiaries (other than Permitted Asset Sales). For the avoidance of doubt, (A) any disposition in connection with the exercise of remedies by NRG with respect to certain liens held by NRG on the Hall Street Terminal which secure certain of ACL’s obligations to NRG shall be deemed to be an “Asset Sale” for purposes of this Agreement and (B) any Permitted JV Transaction shall not be deemed to be an “Asset Sale” for purposes of this Agreement.
     “Assignment and Acceptance” means an Assignment and Acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Agent, substantially in the form of Exhibit A or any other form approved by the Agent.
     “Attorney Costs” means and includes all reasonable fees, out-of-pocket expenses, and disbursements of any law firm or other outside legal counsel engaged by the Agent.

     “Bank” means Bank of America, N.A., a national banking association, or any successor entity thereto.
     “Bank Product Reserves” means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding, which shall be at least equal to the sum of all Bank Product Amounts.
     “Bank Products” means each and any of the following types of services or facilities extended to the Obligated Parties by any Lender or any Affiliate of any Lender: (a) commercial credit cards; (b) cash management services (including controlled disbursement services, ACH Transactions, and interstate depository network services), (c) return items; (d) Hedge Agreements; (e) pension related products and (f) foreign exchange; provided, however, that for any of the foregoing to be included as an “Obligation” for purposes of a distribution under Section 2.11(e)(ii), the applicable Credit Provider must have previously provided written notice to Agent (with a copy to the Borrowers) of (i) the existence of such Bank Product, (ii) the maximum dollar amount of net obligations arising thereunder against which a reserve is required (“Bank Product Amount”), and (iii) the methodology to be used by such Credit Provider in determining the Indebtedness owing from time to time in respect thereof, which written notice may be updated from time to time as determined by the applicable Credit Provider as to the then-current Bank Product Amount. No Bank Product Amount may be established or increased at any time that an Event of Default of which such Credit Provider has knowledge exists, or if a reserve in such amount would cause the Aggregate Revolver Outstandings to exceed the Borrowing Base.
     “Bank Product Amount” has the meaning specified in the definition of Bank Products.
     “Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
     “BAS” means Banc of America Securities LLC.
     “Base Rate” means, for any day, the greatest of (a) the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its “prime rate” (the “prime rate” being a rate set by the Bank based upon various factors including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate), (b) the Federal Funds Rate in effect for such day, plus 0.50%, per annum (provided, that, in the Agent’s reasonable discretion, such percentage is subject to change at any time without prior notice to the Borrowers), and (c) LIBOR for an Interest Period of one month commencing on such date, plus 1.00% per annum. With respect to any determination of any Interest Rate which is based on the Base Rate, any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change, and any change in the Federal Funds Rate shall take effect as of the date of such change.
     “Base Rate Loans” means any portion of the Revolving Loans during any period in which such portion bears interest based at the Base Rate.
     “Board” means the Board of Governors of the Federal Reserve System of the United States of America.

     “Borrower” means individually each of CBL, ACL, ACLTS, Jeffboat and any other Person who becomes a party to this Agreement as a “Borrower” pursuant to the terms hereof, individually, and “Borrowers” means two or more of such Persons, jointly, severally, and collectively.
     “Borrowing” means (a) a borrowing hereunder consisting of Revolving Loans made available to the Borrowers, or any of them, on the same day (i) by the Lenders, (ii) by the Bank (in the case of a Borrowing funded as a Non-Ratable Loan), or (iii) by the Agent (in the case of a Borrowing consisting of an Agent Advance) or (b) the issuance of a Letter of Credit hereunder.
     “Borrowing Base” means, at any time, an amount equal to the lesser of (a) the Maximum Revolver Amount and (b) the Formula Amount, minus Reserves.
     “Borrowing Base Certificate” means a certificate by a Responsible Officer of ACL in a form acceptable to the Agent setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including to the extent Borrowers have received notice of any Reserve from the Agent, any of the Reserves included in such calculation pursuant to clause (iv) of the definition of Borrowing Base), all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers, or ACL on behalf of the Borrowers, and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the reasonable exercise of its credit judgment, any such calculation (a) to reflect the receipt of proceeds of the Collateral, and (b) to the extent that such calculation is not made in accordance with the terms of this Agreement.
     “Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York, Chicago, Illinois or Charlotte, North Carolina are required or permitted to be closed and (b) with respect to all notices, determinations, fundings, and payments in connection with the LIBOR or LIBOR Loans, any day that is a Business Day pursuant to clause (a) preceding and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.
     “Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Cash Dominion Trigger Period “ means the period (a) commencing on the day that Unused Availability is less than the greater of (i) 20% of the Borrowing Base and (ii) $50,000,000 for 5 consecutive Business Days; and (b) continuing until, during the preceding 45 consecutive calendar days, Unused Availability has been greater than or equal to the greater of (i) 20% of the Borrowing Base and (ii) $50,000,000 at all times.
     “Casualty”, as to any owned Vessel, shall have the meaning set forth in the Fleet Mortgages, and as to any Mortgaged Property, shall have the meaning set forth in each of the Mortgages.
     “Casualty Proceeds” means (a) with respect to owned Vessels, the proceeds of insurance that become payable to any Obligated Party on account of an accident, occurrence or event involving any

Vessel whether or not resulting in actual or constructive total loss or an agreed or compromised total loss of such Vessel, and (b) with respect to the Mortgaged Properties, insurance proceeds, damages, claims and rights of action under any insurance policies with respect to any Casualty to any portion thereof.
     “Change in Control” means (a) the acquisition after the Closing Date of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than one or more Permitted Holders, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of any Obligated Party; provided, that, if such person is a group of investors which group includes one or more Permitted Holders, the shares of Equity Interests of such Person beneficially owned by the Permitted Holders that are part of such group shall not be counted for purposes of determining whether this clause (a) is triggered; (b) occupation after the Closing Date of a majority of the seats (other than vacant seats) on the board of directors of any Obligated Party by persons who were neither (i) nominated by the board of directors of such Obligated Party nor (ii) appointed by directors so nominated; or (c) the acquisition after the Closing Date of direct or indirect Control of any Obligated Party by any person or group which is not an Obligated Party or Permitted Holder.
     “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Chattel Paper” means “chattel paper”, as such term is defined in the UCC, including any electronic chattel paper.
     “Clearing Account” means each bank account maintained with the Bank, subject to a Deposit Account Control Agreement providing for the Agent’s dominion and control (to be exercised only during a Cash Dominion Trigger Period) to which the funds of an Obligated Party (including proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or such Obligated Party (as the Agent may determine) on reasonable terms acceptable to the Agent. For purposes of this Agreement, “ Clearing Account” includes Clearing Accounts opened by any Obligated Party with the Bank and pledged in accordance with the Security Agreement, and any renewals or rollovers thereof, any successor or substitute deposit accounts, including any such deposit account as it may have been renumbered or retitled, any proceeds thereof (including any interest paid thereon), and any general intangibles and choses in action arising therefrom or related thereto. Whenever there is more than one Clearing Account, the term “Clearing Account” shall refer to all such Clearing Accounts, collectively.
     “Closing Date” means the date on which this Agreement has been executed and the conditions precedent to the consummation of the Transactions set forth in Section 4.01 have been satisfied or waived.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     “Collateral” means all of the real property, personal property and other assets of any Obligated Party now or hereafter subject to the security interest and lien of Agent or the Security Trustee, for the benefit of Lenders, under the Security Agreement or any other Security Document, as the case may be, including, without limitation, the “Collateral” as defined in the Security Agreement.
     “Collateral Waiver Agreement” means any agreement, in form and substance reasonably satisfactory to the Agent, between the Agent and any landlord of any Obligated Party for any Real Estate where any Collateral is located or any third party (including any bailee, consignee, customs broker, processor, warehouseman, or other similar Person) in possession of any Collateral, as such agreement may be amended, restated, or otherwise modified from time to time.
     “Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitments” on Schedule 1.01(A) or in the most recent Assignment and Acceptance to which such Lender is a party, and “Commitments” means, collectively, the aggregate amount of the Commitment of each of the Lenders, collectively.
     “Condemnation” shall have the meaning set forth in each of the Mortgages and the Fleet Mortgages.
     “Condemnation Proceeds” means (a) with respect to owned Vessels, the compensation, purchase price, reimbursement or award for any Condemnation of any of the Vessels and (b) with respect to real property, the proceeds of any action or proceeding for the taking of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.
     “Consolidated Capital Expenditures” means, for any period, the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by CBL or any of the Subsidiaries during such period that, in accordance with GAAP, are or should be included in “additions to property, plant and equipment” or similar items reflected in the consolidated statement of cash flows of CBL and its Subsidiaries for such period (including the amount of assets leased in connection with any Capital Lease Obligation, but excluding transfers of assets between Subsidiaries except to the extent of cash expenditures to effect such transfers), (b) to the extent not included pursuant to clause (a) above, the aggregate of all expenditures (whether paid in cash or other consideration (but excluding Equity Issuances) or accrued as a liability) by CBL or any Subsidiary during such period to acquire by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person, and (c) to the extent not included pursuant to clause (a) above, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by CBL or any Subsidiary during such period to acquire or develop software or to acquire software licenses for a period of more than one year.
     “Consolidated EBITDA” means for any period, Consolidated Net Income for such period, plus (a) the sum, without duplication, of (i) to the extent deducted in computing such Consolidated Net Income, the sum, without duplication, of (x) all Federal, state, local and foreign income taxes (whether paid or reserved), (y) Consolidated Net Interest Expense and (z) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses, the amortization of debt discounts, original issue discounts, losses from impairment of tangible or intangible assets, translation gains or losses, and non-cash compensation expense, but excluding losses from recognition of minority interest in persons), (ii) all fees and expenses associated with the Transactions, including the expense associated with the amortization of deferred fees and expenses, (iii) all net losses from any Hedge Agreements, to the extent included in computing such Consolidated Net Income (not to exceed $10,000,000 for all Hedge Agreements in such period) and, (iv) to the extent actually incurred, all cash severance costs, minus (b) all net gains from any Hedge Agreements to the extent included in computing such Consolidated Net Income and any non-cash income or non-cash gains (other than gains from recognition of minority interest in persons), all as determined on a consolidated basis with respect to CBL and its consolidated Subsidiaries in accordance with GAAP.
     “Consolidated First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum, without duplication, of (x) the aggregate stated principal amount of the Loans, and (y) the aggregate stated principal amount of all other Indebtedness secured by a first priority Lien permitted by Sections 6.01(g) and 6.01(h) (without deduction for any unamortized debt discounts or addition for any premiums) of CBL and its Subsidiaries on a consolidated basis in accordance with GAAP at such date (other than any Guarantees of Indebtedness to the extent the Indebtedness guaranteed is already included and any Indebtedness described in clauses (i) and, except to the extent of any reimbursed drawings thereunder, clauses (j) and (k) of the definition of the term “Indebtedness”), to (b) Consolidated EBITDA for the period of twelve (12) consecutive fiscal months most recently ended on or prior to such date.
     “Consolidated Fixed Charge Coverage Ratio” means, as of the end of any fiscal month of CBL, determined for CBL and its Subsidiaries on a consolidated basis for the preceding twelve (12) fiscal months, the ratio of (a) Consolidated EBITDA minus (i) the aggregate amount of Consolidated Capital Expenditures, minus (ii) federal, state, local, and foreign cash income taxes paid (not less than zero) , excluding deferred taxes and net of refunds, during such fiscal month; divided by (b) Consolidated Fixed Charges. Except with respect to the calculation of Consolidated Fixed Charge Coverage Ratio in accordance with Sections 6.05(a) and 6.08(b), the calculation of Consolidated Fixed Charge Coverage Ratio shall only include Consolidated Capital Expenditures made during such fiscal month in respect of maintenance.
     “Consolidated Fixed Charges” means, as of the end of any fiscal month of CBL, determined for CBL and its Subsidiaries on a consolidated basis for the preceding twelve (12) fiscal months, without duplication, the sum of: (a) Consolidated Net Interest Expense, (b) cash dividends and share repurchases, and (c) payments of scheduled principal payments of Indebtedness.
     “Consolidated Net Income” means, for any period, net income or loss of CBL and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided, that there shall be excluded (a) the income of any person (other than, to the extent of CBL’ and its Subsidiaries’ equity interest and/or shareholders’ equity as the case may be therein, persons in which CBL or any of its Subsidiaries holds more than 50% of the Equity Interests) in which any other person (other than CBL or any of its Subsidiaries or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to CBL or any wholly owned Subsidiary by such person during such period, (b) the income of any Subsidiary of CBL to the extent that the declaration or payment of dividends or similar distributions by its Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and (c) any gains or losses attributable to any sale of all or substantially all of the assets or Equity Interests of any Subsidiary which is not an Obligated Party.
     “Consolidated Net Interest Expense” means, for any period, the gross interest expense of CBL and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including the portion of any payments or accruals with respect to Capital Lease Obligations that are allocable to interest expense in accordance with GAAP, but excluding (a) the amortization of debt discounts and original issue discounts and (b) the amortization of all fees (including fees with respect to Interest Rate Protection Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP (including fees and expenses in connection with the Transactions), less the total interest income of CBL and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by CBL or any Subsidiary with respect to Interest Rate Protection Agreements.
     “Continuation/Conversion Date” means the effective date of (a) any continuation of LIBOR Loans as LIBOR Loans and (b) any conversion of LIBOR Loans to Base Rate Loans or of Base Rate Loans to LIBOR Loans.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Covenant Testing Trigger Period” means the period (a) commencing on any day that Unused Availability is less than the greater of (i) 17.5% of the Borrowing Base and (ii) $50,000,000, and (b) continuing until Unused Availability has been greater than or equal to the greater of (i) 17.5% of the Borrowing Base and (ii) $50,000,000 at all times for 45 consecutive calendar days.
     “Credit Providers” means, collectively, the Agent (in its capacity as administrative agent and collateral agent for the Lenders hereunder and as provider of Agent Advances), the Security Trustee (in its capacity as security trustee), the Lenders (in their capacity as Lenders and as providers of Bank Products), Affiliates of the Lenders (in their capacity as providers of Bank Products), the Bank (in its capacity as provider of Non-Ratable Loans), the Letter of Credit Issuer, and the Indemnified Persons, and “Credit Provider” means any of the foregoing, individually.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time, or both, would become an Event of Default.
     “Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate, plus (b) 2.00% per annum. The Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.
     “Defaulting Lender” has the meaning specified in Section 8.14(c).

     “Deposit Account Control Agreement” means an agreement, including a blocked account agreement, in form and substance satisfactory to the Agent, among a Borrower, a banking institution holding funds of such Borrower, and the Agent with respect to collection and control of all deposits and balances held in a Deposit Account maintained by such Borrower with such banking institution.
     “Deposit Accounts” means “deposit accounts”, as such term is defined in the UCC.
     “Dilution Reserves” means, as of any date of determination based upon Agent’s then current field examination or other financial information as reported to Agent, an amount sufficient to reduce the Net Amount of Eligible Accounts (as calculated prior to any deduction therefrom of Dilution Reserves) by one percentage point or more, in the reasonable exercise of Agent’s discretion, for each percentage point by which dilution of Accounts exceeds 5%.
     “Disclosure Letter” means that certain letter agreement dated as of July 7, 2009 among the Borrowers, the other Obligated Parties and the Agent.
     “Documents” means “documents”, as such term is defined in the UCC, and bills of lading, warehouse receipts, and other documents of title.
     “Dollars” or “$” refers to lawful money of the United States of America.
     “Domestic Subsidiaries” means all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
     “Eligible Accounts” means the Accounts of the Borrowers, respectively, that the Agent in the exercise of its reasonable credit judgment determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not include any Account (except as may be otherwise specified below):
     (a) that does not arise from the sale of Goods or rendition of services in the ordinary course of business of a Borrower;
     (b) that is not subject to the Agent’s Liens which are perfected as to such Account, or that is subject to any other Lien other than Permitted Liens;
     (c) with respect to which more than ninety (90) days have elapsed from the date of the original invoice therefor, or no invoice has been issued, without giving effect to any extension of payment referred to in clause (g) below;
     (d) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement are incorrect or have been breached;
     (e) with respect to which (or any other Account due from the applicable Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason;

     (f) that is the subject of any debit memo or charge-back, but only to the extent of such debit memo or charge-back;
     (g) with respect to which a Borrower has extended the time for payment without the consent of the Agent (unless such extended period together with any additional period during which payment has not been received shall not exceed 90 days from the date of the original invoice therefor);
     (h) that represents a progress billing (for the purposes hereof, “progress billing” does not include any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned solely upon the delivery or performance by such Borrower, in the ordinary course of such Borrower’s business, of the goods or services which are subject to such contract or agreement);
     (i) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: (i) death or judicial declaration of incompetency of such Account Debtor who is a natural person; (ii) the filing by or against such Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the Bankruptcy Code or any other Requirement of Law, now or hereafter in effect; (iii) the making of any general assignment by such Account Debtor for the benefit of creditors; (iv) the appointment of a receiver or trustee for such Account Debtor or for any of the assets of such Account Debtor, including the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; (v) the institution by or against such Account Debtor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Account Debtor; (vi) the sale, assignment, or transfer of all or substantially all of the assets of such Account Debtor; (vii) the nonpayment generally by such Account Debtor of its debts as they become due; or (viii) the cessation of the business of such Account Debtor as a going concern; provided, that Agent in its sole discretion may determine that such Account shall not be ineligible to the extent payment thereof has been authorized pursuant to a judicial order or decree or accrued post-petition;
     (j) with respect to which 50% or more of the aggregate Dollar amount of outstanding Accounts owed at such time to the Borrowers by the Account Debtor thereon is classified as ineligible pursuant to the other provisions of this definition;
     (k) owed by an Account Debtor that: (i) does not maintain its chief executive office in the U.S. or Canada; (ii) is not organized under the laws of the U.S. or Canada or any political subdivision, state, province, or territory thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, except in each case to the extent that such Account is insured or is secured or payable by a letter of credit the terms of which are satisfactory to the Agent in the reasonable exercise of its discretion and which is in the possession of the Agent and which, together with all related Letter-of-Credit Rights, is subject to a first priority Lien in favor of the Agent, for the benefit of the Credit Providers;

     (l) owed by an Account Debtor that is an Affiliate, officer, director, or employee of an Obligated Party or any Affiliate of an Obligated Party (unless negotiated on an arms-length basis);
     (m) except as provided in clause (o) following, with respect to which either the perfection, enforceability, or validity of the Agent’s Liens in such Account, or the Agent’s right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;
     (n) owed by an Account Debtor to which any Obligated Party, or any of its Subsidiaries, is indebted in any way (including accrued liabilities), or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights, or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;
     (o) owed by (i) the government of the U.S., or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Agent’s Liens therein, have been complied with to the Agent’s satisfaction with respect to such Account or (ii) any state, municipality, or other political subdivision of the U.S., or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent reasonably determines that its Lien therein is not or cannot be perfected;
     (p) that represents a sale on a (i) cash or C.O.D. basis or (ii) bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;
     (q) that is evidenced by a promissory note or other instrument or by Chattel Paper;
     (r) with respect to which the Agent believes, in the exercise of its reasonable credit judgment, that the prospect of collection of such Account is impaired or that such Account may not be paid by reason of the Account Debtor’s financial inability to pay;
     (s) except as may be permitted by the Agent in the reasonable exercise of its discretion, with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit a Borrower to seek judicial enforcement in such state of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;
     (t) that arises out of finance or similar charges;
     (u) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by, or have been rejected or objected to by, the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

     (v) owed by an Account Debtor, or group of affiliated Account Debtors, which is obligated to a Borrower respecting Accounts the aggregate unpaid balance of which exceeds 25% of the aggregate unpaid balance of all Eligible Accounts owed to Borrowers at such time by all of Borrowers’ Account Debtors, but only to the extent of such excess; or
     (w) that is the subject of any unreconciled variance between the aging of Accounts delivered to the Agent, the general ledger of the applicable Borrower, and the Borrowing Base Certificate, but only the extent of such variance.
     Notwithstanding the foregoing, the Agent may change the criteria for Eligible Accounts or establish new criteria for Eligible Accounts in good faith, and upon notice to Borrowers based on: an event, condition or other circumstance relating to Borrowers’ assets, liabilities, business, financial condition or results of operations (i) arising after the date hereof, or (ii) existing on the date hereof to the extent Agent has no written notice thereof from any Borrower prior to the date hereof, in either case under clause (i) or (ii) which materially adversely affects or could reasonably be expected to materially adversely affect the Accounts in the good faith determination of Agent. Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral.
     “Eligible Assignee” means (a) a commercial bank, commercial finance company, or other asset based lender having total assets in excess of Two Hundred and Fifty Million Dollars ($250,000,000), (b) any Lender listed on the signature pages of this Agreement, (c) any Affiliate of any Lender, and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.
     “Eligible Assignee Side Letter” means that certain letter agreement dated as of July 7, 2009 among the Borrowers, the other Obligated Parties and the Agent.
     “Eligible Inventory” means Inventory of the Borrowers consisting of steel raw material Inventory located in Jeffersonville, Indiana, In-Transit Inventory and fuel which the Agent, in its reasonable credit judgment, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not include any Inventory (except as may be otherwise specified below):
     (a) that is not owned by a Borrower, including goods held by a Borrower on consignment;
     (b) that is not subject to the Agent’s Liens, which are perfected as to such Inventory, or that is subject to any Liens other than those described in Section 6.02(a) and other Permitted Liens; provided, that such other Permitted Liens (i) are junior in priority to the Agent’s Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral;
     (c) that consists of finished goods, work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;
     (d) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods or their use or sale;

     (e) that is obsolete, defective, or not currently salable, at prices approximating at least cost, in the normal course of the applicable Borrower’s business, or that is slow moving or stale;
     (f) that is returned (other than returned Inventory that is without defects and is readily salable), repossessed, or used goods taken in trade;
     (g) that is consigned to third parties or is subject to any bill-and-hold, guaranteed sale, sale on approval, or other repurchase or return basis;
     (h) that is located in a public warehouse or in possession of a bailee or in a facility leased by a Borrower, if the applicable warehouseman, bailee, or lessor has not delivered to the Agent, if requested by the Agent, a Collateral Waiver Agreement (unless a Reserve for rents or storage charges has been established for Inventory at that location);
     (i) that contains or bears any proprietary rights licensed to a Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of this Agreement without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, if the Agent deems it necessary, as to which such Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent; or
     (j) that is not reflected in the details of a current perpetual inventory report.
     Notwithstanding the foregoing, the Agent may change criteria for Eligible Inventory and establish new criteria for Eligible Inventory in good faith, and upon notice to Borrowers based on: an event, condition or other circumstance relating to Borrowers’ assets, liabilities, business, financial condition or results of operations (i) arising after the date hereof, or (ii) existing on the date hereof to the extent Agent has no written notice thereof from any Borrower prior to the date hereof, in either case under clause (i) or (ii) which materially adversely affects or could reasonably be expected to materially adversely affect the Inventory in the good faith determination of Agent. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.
     “Eligible Vessels” shall mean towboats, barges and other vessels that (a) are owned by the Borrowers, (b) are subject to the first priority lien in favor of the Agent, subject to Permitted Liens, (c) operate exclusively in domestic waters, and, (d) with respect to recently built towboats, barges and other vessels, have been fully constructed and accepted for delivery, as shown to Agent’s reasonable satisfaction.
     “Environmental Claim” means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.
     “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Obligated Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Environmental Lien” means a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.
     “Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.
     “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
     “Equity Issuance” shall mean the issuance by any Obligated Party or any Subsidiary of any Equity Interests of any Obligated Party or any Subsidiary, as applicable, or the receipt by any Obligated Party or any Subsidiary of any capital contribution, in each case, after the Closing Date, including (a) any such issuance of Equity Interests to, or receipt of any such capital contribution from, any Obligated Party or a Subsidiary, (b) any issuance of Equity Interests by any Foreign Subsidiary to existing stockholders of such Foreign Subsidiary as a result of a capital call by such Foreign Subsidiary and (c) any issuance of “Management Incentive New Shares” pursuant to the “Stock Option Plan”.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 and 303 of ERISA and Section 412 and 430 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure by any Borrower and its ERISA Affiliates with respect to any Plan to make contributions for a plan year that, in the aggregate, are at least equal to the “minimum required contribution” for the plan year (as defined in Section 430 of the Code or Section 303 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA by reason of the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA.
     “Eurodollar” when used in reference to the Loans or a portion thereof, refers to whether such Loans or such portion of the Loans are (or is) bearing interest at a rate determined by reference to LIBOR.
     “Event of Default” has the meaning assigned to such term in Article VII.
     “Excluded Collateral” means (i) each petty cash Deposit Account which shall not at any time have amounts on deposit in excess of $50,000 individually and $500,000 in the aggregate for all such petty cash Deposit Accounts and (ii) Excluded Properties.
     “Excluded Properties” means (a) the real property located in West Memphis, Arkansas, (b) the real property located on Merrimac Island, Minnesota, (c) the Summit General Offices in Evansville, Indiana and (d) the Hall Street Terminal.
     “Excluded Taxes” means, with respect to the Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Obligated Parties hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Obligated Parties are located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Obligated Parties under Section 2.12(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.10(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Obligated Parties with respect to such withholding tax pursuant to Section 2.10(a).
     “Existing Letters of Credit” has the meaning specified in Section 2.03.

     “Existing Loan Agreement” shall have the meaning assigned to it in the Recitals hereof.
     “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.
     “Fee Letter” means that certain letter agreement dated as of June 18, 2009 among Agent, BAS, WFF, Wachovia, UBS, UBSS, SunTrust, STRH and CBL.
     “Fees” means the fees referred to in Section 2.13.
     “Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of an Obligated Party.
     “Financial Statements” means, according to the context in which used, the financial statements referred to in Section 3.05 and Section 5.04 or any other financial statements required to be given to the Agent pursuant to this Agreement.
     “Fleet Mortgage” means the Fleet Mortgages, dated as of the date hereof, by each of ACL and ACLTS in favor of the Security Trustee, substantially in the form of Exhibit C-1 hereto, covering towboats, barges and other vessels owned by ACL and ACLTS, respectively, and documented by the United States Coast Guard by the Borrowers or the Guarantors to secure all of the obligations of the Borrowers and the Guarantors under and in connection with this Agreement.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Obligated Parties are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
     “Formula Amount” means, as of any date of determination, the sum of, without duplication, (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts, plus (ii) the Inventory Advance Amount, plus (iii) the Vessel Advance Amount, in each case at such date.
     “Funding Account” has the meaning specified in Section 2.01(b)(iv).
     “Funding Date” means the date on which a Borrowing occurs.
     “GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial

Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) that are applicable to the circumstances as of the date of determination.
     “General Intangibles” means, with respect to any Person, “general intangibles”, as such term is defined in the UCC, and all other choses in action and causes of action, intangible personal property of every kind and nature (other than Accounts), including all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds that may become due to such Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Person.
     “Goods” means “goods” as such term is defined in the UCC.
     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantee” of or by any person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business and the outstanding amount of any contingent obligations shall be limited to claims made or performance required.
     “Guarantors” means Holdings and each other Affiliate of Borrowers that is or becomes party to a Guaranty Agreement.
     “Guaranty Agreement” means the Guaranty Agreement among the Guarantors in favor of the Agent, substantially in the form of Exhibit D hereto and any similar agreement executed pursuant to Section 5.11 hereof.

     “Hall Street Terminal” means the Hall Street Terminal at North St. Louis, Missouri.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Hedge Agreements” means any and all transactions, agreements, or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity, or equity swap, cap, floor, collar, forward transaction, physical transaction, hedge transaction, spot transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Person’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations, or commodity prices, including, without limitation, all Interest Rate Protection Agreements.
     “Holdings” means American Commercial Lines Inc., a Delaware corporation.
     “Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances (other than customer deposits and advances in the ordinary course of business) of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, including, without limitation, the Second Lien Notes, (c) all obligations of such person upon which interest charges are customarily paid (excluding trade accounts payable on customary trade terms and accrued obligations incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property, valued at the fair market value of the assets subject to such Lien (in the case of non-recourse Indebtedness) owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all net obligations of such person in respect of Hedge Agreements, determined on a marked to market basis in accordance with GAAP, (j) all obligations of such person as an account party in respect of letters of credit and (k) all obligations of such person as an account party in respect of bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, except to the extent that the terms of such Indebtedness provide otherwise.
     “Indemnified Liabilities” has the meaning specified in Section 9.04(b)(i).
     “Indemnified Person” has the meaning specified in Section 9.04(b)(i).
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Instruments” means “instruments”, as such term is defined in the UCC.

     “Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, executed by and among the Agent and the Second Lien Agent.
     “Interest Payment Date” means, (a) in the case of Base Rate Loans, the first day of each month, (b) in the case of LIBOR Loans, the last day of each Interest Period (but not less frequently than once in every three month period), and (c) in each case, the Termination Date.
     “Interest Period” means, with respect to any LIBOR Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which such Loan is continued as or converted into a LIBOR Loan, and ending on the date one, three or, with the consent of all Lenders, six months thereafter as selected by a Borrower in a Notice of Borrowing or Notice of Continuation/Conversion, provided, that:
     (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the Stated Termination Date.
     “Interest Rate” means each or any of the interest rates, including (except for purposes of clause (a) of the definition of “Default Rate”) the Default Rate, set forth in Section 2.06.
     “Interest Rate Protection Agreements” means any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or similar agreements or arrangements entered into in the ordinary course of business of the Obligated Parties or any Subsidiary and not for speculation.
     “In-Transit Inventory” shall mean all steel raw material Inventory owned by Borrowers and not covered by Letters of Credit, and which steel raw material Inventory is or will be in transit to one of the Borrowers’ locations and (a) is fully insured, (b) is subject to a first priority security interest in and lien upon such goods in favor of Agent (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrowers), (c) is not in transit to the Borrowers for more than 30 days, and (d) upon Agent’s request, all documents, notices, instruments, statements and bills of lading relating thereto, if any, are delivered to Agent.
     “Inventory” means “inventory”, as such term is defined in the UCC, and inventory, goods, and merchandise to be furnished under any contract of service or held for sale or lease, returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature, or description which are used or consumed in a Person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and all documents of title or other Documents representing them. Notwithstanding anything to the contrary set forth herein, Inventory shall not include any vessels or barges leased, chartered or otherwise used (at any time) in the operation of the Borrowers’ business (other than vessels or barges held for sale in the ordinary course of business by Jeffboat), or vessels or barges sold or to be sold for scrap, or the proceeds of any of the foregoing.
     “Inventory Advance Amount” means the sum of (a) the lesser of (i) 75% of the net book value of Eligible Inventory consisting of steel raw material Inventory, except that with respect to any such Eligible Inventory consisting of In-Transit Inventory, such Inventory shall be valued at the net book value, net of all duty, freight, taxes, costs, insurance and other charges and expenses which may pertain to such In- Transit Inventory and (ii) 85% of the Net Liquidation Value of Eligible Inventory consisting of steel raw material Inventory, plus (b) 50% of the net book value of Eligible Inventory consisting of fuel (provided, that at no time shall the Inventory Advance Amount in respect of Eligible Inventory consisting of fuel exceed $10,000,000).
     “Investment Property” means “investment property”, as such term is defined in the UCC, and any (a) securities, whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts, and (e) commodity accounts.
     “IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.
     “Jeffboat Transaction” means a sale by Jeffboat of Vessels and related assets manufactured by Jeffboat to an Affiliate of CBL or ACLTS (other than CBL or ACLTS) that is controlled directly or indirectly by CBL or ACLTS, which Vessels or related assets are then chartered back to, or otherwise operated by (pursuant to an operating or similar agreement), CBL or ACLTS.
     “LC Obligations” means the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.
     “Lender” means any of the lending institutions signatory to this Agreement as specified on the signature pages hereto or in any Assignment and Acceptance as a “Lender”, the Agent to the extent of any Agent Advance outstanding, and the Bank to the extent of any Non-Ratable Loan outstanding, and “Lenders” means any two or more of such Persons, collectively.
     “Letter of Credit” has the meaning specified in Section 2.03.
     “Letter of Credit Fee” has the meaning specified in Section 2.13(b).
     “Letter of Credit Fee Percentage” means with respect to any Letter of Credit, on any date of determination, a per annum percentage equal to the Applicable Margin for LIBOR Loans as of such date of determination, plus, during the continuance of any Event of Default, an additional 2.00% per annum.
     “Letter of Credit Issuer” means any Lender or any Affiliate of any Lender that is the issuer of a Letter of Credit; provided, that, with respect to the Existing Letters of Credit, the Letter of Credit Issuer shall mean Wells Fargo Bank, National Association as issuer of the Existing Letters of Credit.

     “Letter-of-Credit Rights” means “letter-of-credit rights”, as such term is defined in the UCC, and any rights to payment or performance under a letter of credit, whether or not the beneficiary, has demanded or is entitled to demand payment or performance.
     “Letter of Credit Subfacility” means $25,000,000.
     “LIBOR” means, for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest, determined by the Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by the Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by the Bank’s London branch to major banks in the London interbank market. If the Board imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.
     “LIBOR Loans” means any portion of the Revolving Loans during any period in which such portion bears interest based on the LIBOR.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Loan Account” means the loan account of the Borrowers, which account shall be maintained by the Agent.
     “Loan Documents” means this Agreement, the Security Agreement, the Pledge Agreement, the Fleet Mortgages, the Mortgages, the Trademark Security Agreement, the Intercreditor Agreement and any other instrument or agreement executed and delivered to the Agent, the Security Trustee or any Lender in connection herewith.
     “Loan Parties” means the Obligated Parties.
     “Loans” means, collectively, all Revolving Loans provided for in Article II.
     “Majority Lenders” shall mean Lenders (other than Defaulting Lenders) whose Pro Rata Shares aggregate more than 50.0% of the Commitments of all Lenders ( other than Defaulting Lenders), or if the Commitments shall have been terminated, Lenders (other than Defaulting Lenders) to whom more than 50.0% of the then outstanding Obligations are owing. A Defaulting Lender shall have no right to vote on any issue for the purpose of making any determination by Majority Lenders.
     “Margin Stock” has the meaning assigned to such term in Regulation U.

     “Maritime and Cost to Complete Reserves” means the reserves established by the Agent in its good faith credit judgment reasonably exercised for necessaries and other maritime liens, and the costs to complete transportation of non-grain cargo, in each case based upon the categories set forth in the Borrowing Base Certificate under the heading “Maritime Reserves” from time to time.
     “Material Adverse Effect” means a material adverse effect with respect to (a) the business, assets, properties, liabilities, operations or condition (financial or otherwise) of the Borrowers and the other Obligated Parties and their respective Subsidiaries (taken as a whole); (b) the legality, validity or enforceability of any material provision of the Loan Documents; (c) the legality, validity, enforceability, perfection or priority of the security interests and Liens of Agent upon Collateral having an aggregate value in excess of five percent (5%) of the Formula Amount; (d) the ability of Borrowers to repay the Obligations under the Loan Documents or of Borrowers or Obligated Parties to perform their respective obligations under the Loan Documents as and when to be performed; or (e) the ability of Agent, the Security Trustee or any Lender to enforce the Obligations under the Loan Documents or realize upon the Collateral with respect to the rights and remedies of Agent, the Security Trustee or any Lender under any of the Loan Documents.
     “Maximum Rate” means, at any time, the highest rate of interest the Lenders may legally contract for, charge, or receive in respect of the Obligations as allowed by any Requirement of Law.
     “Maximum Revolver Amount” means $390,000,000.
     “Mortgaged Properties” means (a) the owned real properties of the Obligated Parties (including, without limitation, those specified on Schedule 3.19(a) to the Disclosure Letter) other than Excluded Properties and (b) the owned Vessels (including, without limitation, those specified on Schedule 3.19(c) to the Disclosure Letter)
     “Mortgages” means the mortgages, deeds of trusts, leasehold mortgages and security documents from time to time executed by an Obligated Party in favor of Agent, for the benefit of Lenders, granting a Lien upon the Mortgaged Properties owned by such Obligated Party; provided, that no Mortgages shall be required on the Excluded Properties.
     “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Net Amount of Eligible Accounts” means, at any time, the gross amount of Eligible Accounts, less sales, excise, or other similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes, and other defenses of any nature at any time issued, owing, granted, outstanding, available, or claimed, and less Dilution Reserves.
     “Net Cash Proceeds” means with respect to any Asset Sale, the cash proceeds thereof (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received) received by any Obligated Party, net of (a) selling expenses (including reasonable broker’ s fees or commissions, costs to prepare the asset for sale, legal fees, transfer and similar taxes and the Obligated Party’s good faith estimate of and reserve for income taxes paid or payable in connection with such sale), (b) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset

Sale (provided, that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (c) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset) and (e) with respect to the exercise by NRG of its option to purchase the Hall Street Terminal and/or not more than 200 barges dedicated or allocable to the performance of the NRG Agreements, all sums that NRG is permitted to set off against the purchase price payable thereunder pursuant to the terms of the NRG Agreements, and with respect to the foreclosure by NRG of the liens against the Hall Street Terminal granted to it under the NRG Agreements, the obligations secured by such liens and all other amounts that pursuant to applicable law are paid from the proceeds of such foreclosure.
     “Net Forced Liquidation Value of Vessels” shall mean, as to Eligible Vessels, at any time, the value of such Eligible Vessels, determined on a forced liquidation basis, reduced by commissions, fees, costs and expenses contemplated in connection with the liquidation thereof, as set forth in the most recent Vessel Appraisal delivered to Agent.
     “Net Liquidation Value” means the amount determined on any date by multiplying the amount of Eligible Inventory of the Borrowers on the determination date by the most recent Net Liquidation Value Percentage.
     “Net Liquidation Value Percentage” means the percentage, determined pursuant to an appraisal by an experienced reputable appraiser reasonably acceptable to the Agent and ACL of the Borrowers’ Inventory of the orderly liquidation value thereof, net of all costs of liquidation, which represents the value of the Inventory appraised relative to the lesser of the cost or market value of such Inventory on the date of such appraisal.
     “New Vessel” means, as of any date of determination, any vessel for which construction thereof has been completed not longer than two (2) years prior to such date.
     “Non-Consenting Lender” has the meaning specified in Section 9.03.
     “Non-Ratable Loan” and “Non-Ratable Loans” have the meanings specified in Section 2.01(b)(ix).
     “Note” means any Revolving Loan Note, and “Notes” means any two or more of the Revolving Loan Notes, as the context requires.
     “Notice of Borrowing” has the meaning specified in Section 2.01(b)(iii).
     “Notice of Continuation/Conversion” has the meaning specified in Section 2.02.
     “NRG” means, NRG New Roads Holdings LLC and Louisiana Generating LLC, individually and collectively, and their respective successors and assigns.
     “NRG Agreements” means, collectively, (a) the Coal Transportation Agreement pursuant to which The Burlington Northern and Santa Fe Railway Company and American Commercial Terminals LLC (“ACT”) will transport certain tonnages of coal from mines in the Wyoming Powder

River Basin to the Big Cajun No. II steam-electric generating plant and coal unloading dock of Louisiana Generating LLC, (b) the Security Side Letter Agreement among ACL, ACT, American Commercial Barge Line LLC and NRG (c) the Lease between ACT and NRG covering the Hall Street Terminal, (d) the Terminal Option Agreement between ACT and NRG (e) the Barge and Tug Option Agreement between ACL and NRG; (f) the Deed of Trust granted by ACT to Louisiana Generating LLC in respect of the Hall Street Terminal; (g) the Conditional Assignments and Assumptions of Lease, between ACT and NRG with respect to leased properties comprising a portion of the Hall Street Terminal, (h) the Conditional Assignment of Inter Carrier Agreement between ACT and NRG, (i) the Operations Side Letter Agreement between ACT and Louisiana Generating LLC, each dated as of December 10, 2004, as amended from time to time.
     “Obligated Party” means each of the Borrowers and each Guarantor, individually, and “Obligated Parties” means two or more of such Persons, collectively.
     “Obligations” means (a) all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Obligated Parties, or any of them, to the Agent, the Security Trustee, the Bank, the Letter of Credit Issuer, each Indemnified Person, and the Lenders, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees (including Attorney Costs), filing fees, and any other sums chargeable to any Obligated Party hereunder or under any of the other Loan Documents (including, without limitation, all interest, charges, expenses, fees, and any other sums chargeable to any Obligated Party hereunder or under any of the other Loan Documents that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligated Party, whether or not the payment of such interest, charges, expenses, fees, or other sums are unenforceable or are not allowable due to the existence of such case, proceeding or other action), (b) all debts, liabilities, and obligations owing by the Obligated Parties now or hereafter arising from or in connection with the Letters of Credit and (c) all debts, liabilities, and obligations owing by the Obligated Parties now or hereafter arising from or in connection with Bank Products.
     “Obsolete Equipment” means (a) barges, towboats, vessels and other equipment that, in the ordinary course of each of the Obligated Parties’ business as presently conducted, are damaged, obsolete or at the end of their useful life, (b) Real Estate and other assets (not including any Accounts, Inventory or Vessels) that are obsolete or no longer useful in the ordinary course of each of the Obligated Parties’ business as presently conducted, in each case as reasonably determined by the Obligated Parties and (c) barges, towboats, vessels and other equipment that are surplus in the ordinary course of each of the Obligated Parties’ business as presently conducted (provided, however, that such surplus equipment under this clause (c) shall be limited to $10,000,000 in the aggregate in any calendar year (plus any unused amounts from any prior calendar year up to $5,000,000) or $30,000,000 in the aggregate during the term of this Agreement; provided, further, however, that the foregoing limitations shall not apply to such surplus equipment under this clause (c), the proceeds of the sale or other disposition of which are applied, within 180 days after the sale or other disposition thereof, to the costs of replacement of such surplus equipment or the cost of purchase or construction of other assets useful in the business of Borrowers and their Subsidiaries).

     “Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies (excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender’s or the Agent’s gross or net income) that arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.
     “Participant” means any commercial bank, financial institution or other Person that is not an Obligated Party or an Affiliate of any Obligated Party, who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement in accordance with the terms hereof, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.
     “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. No. 107-56, 115 Stat. 272 (Oct. 26, 2001)).
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
     “Permitted Asset Sales” means: (i) sales, transfers or other dispositions of Permitted Investments, (ii) sales, transfers and other dispositions of Accounts not exceeding $1,000,000 individually in connection with the compromise, settlement or collection thereof in the ordinary course of business, (iii) sales, transfers or other dispositions of Inventory and Vessels in the ordinary course of business and sales or scrapping of Obsolete Equipment (provided, that sales and/or leases of barges and other equipment by Jeffboat to third parties or to any of the Obligated Parties and their Subsidiaries shall in all cases be deemed to be dispositions in the ordinary course of business), (iv) sales, transfers or other dispositions of assets transferred with an aggregate fair market value not exceeding $5,000,000 in any fiscal year of the Borrowers in connection with the replacement or upgrade of a tangible asset of the Obligated Parties or any Guarantor which will be used in a Related Business and is acquired, or commitments to acquire such asset have been made, within 180 days of such transfer, (v) sales, transfers or other dispositions among the Borrowers and, in the ordinary course of business or otherwise in compliance with Section 6.03, any Obligated Party, (vi) sales, transfers and other dispositions of assets pursuant to Permitted Transactions and Permitted Sale/Leaseback Transactions, (vii) sales, transfers or other dispositions constituting investments, loans or advances permitted by Section 6.03, (viii) dividends and distributions permitted by Section 6.05(a), (ix) sales, transfers or other dispositions by Holdings (except sales, transfers or other dispositions by Holdings of Equity Interests of Holdings’ Subsidiaries that would constitute a Change in Control), (x) leases, subleases or licenses of real property to other Persons not materially interfering with the business of the Borrowers or any Subsidiary and (xi) subject to the prior written approval of the Agent and otherwise in accordance with Section 8.10, any other transaction similar to any of the foregoing.
     “Permitted Dividends” means: (i) any payment, dividend or distribution with respect to its Equity Interests from any Subsidiary of a Borrower to a Borrower or any intervening Subsidiary; (ii) any payment, dividend or distribution with respect to, or any obligation to redeem or purchase, its Equity Interests made pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Obligated Parties and their respective Subsidiaries, including, without limitation, pursuant to any severance packages for management or employees of the Borrowers and their respective Subsidiaries and approved by the board of managers (or other governing body) of the Borrower making such distribution; (iii) any distribution or dividend payable solely in membership interests or shares of common stock of any Obligated Party; (iv) any other non-cash dividend or non-cash distribution made by any Obligated Party and (v) any distribution or dividend issued in connection with a Permitted JV Transaction.
     “Permitted Holder” means (i) Samuel Zell, (ii) trusts established for the benefit of Samuel Zell and members of his family and (iii) their respective Affiliates.
     “Permitted Investments” means:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;
     (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least “A-2” or the equivalent thereof from Standard & Poor’s Corporation or of at least “P-2 “ or the equivalent thereof from Moody’s Investors Service, Inc.;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent, any Lender or the bank with whom the Borrowers and the other Obligated Parties maintain their cash management system, provided, that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least “A-2” or the equivalent thereof from Standard & Poor’s Corporation or at least “P-2” or the equivalent thereof from Moody’s Investors Service, Inc.;
     (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least “A-2” or the equivalent thereof from Standard & Poor’s Corporation or of at least “P-2” or the equivalent thereof from Moody’s Investors Service, Inc.;

     (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above; and
     (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above; and
     (g) any investment made in connection with a Permitted JV Transaction.
     “Permitted JV Transaction” means a transaction pursuant to which (a) (i) Holdings or a Subsidiary contributes assets or property (including Equity Interests) to a joint venture in exchange for consideration which may include cash, Equity Interests in the joint venture, other property, or some combination of the foregoing, (collectively, the “Consideration”), (ii) the fair market value of the Consideration received is equal to at least 90% of the fair market value of the contributed assets or property (in each case, as determined in good faith by the applicable Obligated Party’s board of directors or analogous body), and (iii) Holdings provides, and no Subsidiary of Holdings provides, with respect to the incurrence of Indebtedness by the joint venture, a guaranty or indemnity arrangement of the joint venture or any member of the joint venture in an amount not to exceed the fair market value of the assets or property contributed by Holdings or such Subsidiary; provided, that, at the time of the consummation of any such transaction and immediately after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing, (B) Unused Availability is not less than 20% of the Borrowing Base, (C) the Consolidated First Lien Leverage Ratio is not greater than 2.25:1.0 through December 31, 2010 and 2.0:1.0 thereafter, and (D) as a result of such transaction the Borrowing Base shall not be reduced in an amount greater than 15% of the Borrowing Base in effect immediately preceding the consummation of such transaction, or (b) (i) Holdings or a Subsidiary contributes real property and other assets (not including any Accounts, Inventory or Vessels) to an operational joint venture or strategic alliance in exchange for Consideration and (ii) the fair market value of the Consideration received is equal to at least 90% of the fair market value of the contributed assets or property (in each case, as determined in good faith by the applicable Obligated Party’s board of directors or analogous body) provided, that, at the time of the consummation of any such transaction and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing. In the event the formation of a joint venture does not meet the specific requirements set forth above, it will still qualify as a “Permitted JV Transaction” if it is a transaction pursuant to which Holdings or a Subsidiary forms a joint venture on terms and conditions reasonably satisfactory to Agent and the Majority Lenders.
     “Permitted Liens” means Liens described in Sections 6.02(a) through 6.02(u).
     “Permitted Sale/Leaseback Transactions” means, individually or collectively, sale/leaseback transactions entered into by any Borrower with any Person, upon fair and reasonable terms fully disclosed to Agent and the Lenders, (a) with respect to any New Vessel which, individually or in the aggregate, does not exceed $35,000,000 in any calendar year, and, in addition thereto, with respect to any Vessels which are not New Vessels, does not exceed $40,000,000 at any time during the term of this Agreement, in each case on terms and conditions reasonably satisfactory to Agent, (b) that constitutes a Jeffboat Transaction or (c) with respect to any Real Estate (including, without limitation, terminals), which, individually or in the aggregate, does not exceed $25,000,000 at any time during the term of this Agreement on terms and conditions reasonably satisfactory to Agent and the Majority Lenders.
     “Permitted Transactions” means (a) a Permitted JV Transaction, (b) the sale of all or substantially all of the assets or Equity Interests of any Subsidiary which is not an Obligated Party and (c) the transactions described on Schedule 1.01(B) to the Disclosure Letter.
     “Person” means any natural person, corporation, unincorporated organization, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.
     “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 and 430 of the Code or Section 302 and 303 of ERISA, and in respect of which Holdings or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, among the Obligated Parties and the Agent, substantially in the form of Exhibit E hereto.
     “Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Loans owed to such Lender and the denominator of which is the aggregate amount of the Loans owed to all Lenders, in each case giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances.
     “RBSBC” means RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, NA.
     “Real Estate” means, with respect to any Person, such Person’s now or hereafter owned or leased estates in real property (as applicable), including fees, leaseholds, and future interests, together with such Person’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto, and the easements appurtenant thereto.
     “Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Related Businesses” means the business of Holdings and its Subsidiaries as conducted on the Closing Date and any business related, ancillary or complementary thereto.
     “Related Parties” means, with respect to any specified person, such person’s Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person’s Affiliates.

     “Releases” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.
     “Remedial Actions” means (a) “remedial action” as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.
     “Report” has the meaning specified in Section 8.17.
     “Required Lenders” shall mean Lenders (other than Defaulting Lenders) whose Pro Rata Shares aggregate more than 66 2/3% of the Commitments of all Lenders (other than Defaulting Lenders), or if the Commitments shall have been terminated, Lenders (other than Defaulting Lenders) to whom more than 66 2/3% of the then outstanding Loans are owing. A Defaulting Lender shall have no right to vote on any issue for the purpose of making any determination by Required Lenders.
     “Requirement of Law” means as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Reserve Percentage” means the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).
     “Reserves” means any and all reserves that the Agent deems necessary in its good faith credit judgment, reasonably exercised, to maintain with respect to the Collateral or any Borrower with respect to matters that may, for any reason, limit the ability of the Agent and the Lenders’ to recover on any Collateral or limit the ability of any of the Obligated Parties to repay Borrowings hereunder, or that represent amounts the Agent or any Lender may be obligated to pay in the future on behalf of a Borrower including, but not limited to, without duplication, (a) Bank Product Reserves, (b) reserves for up to three (3) months of rent at each leased location where any Collateral or the books and records of a Borrower are maintained or kept, except to the extent the Agent has received a collateral access agreement in form and substance reasonably satisfactory to Agent, (c) reserves for warehousemen’s or bailees’ charges, (d) reserves for costs, charges and expenses necessary to complete freight, delivery or shipping services in process, with the method of estimation to be determined by Agent, (e) Maritime and Cost to Complete Reserves, and (f) reserves for taxes, fees, assessments, and other governmental charges.

     “Responsible Officer” means, with respect to any Obligated Party, the chief executive officer, the president, the chief financial officer, the treasurer, the assistant treasurer, the director of finance, any vice president, or any other officer having substantially the same authority and responsibility as any of the foregoing.
     “Revolving Loan Note” and “Revolving Loan Notes” have the meanings specified in Section 2.01(b)(ii).
     “Revolving Loans” has the meaning specified in Section 2.01(b)(i) and includes each Agent Advance and Non-Ratable Loan.
     “Second Lien Agent” means The Bank of New York Mellon Trust Company, N.A., as the trustee under the Second Lien Notes Indenture.
     “Second Lien Documents” means, collectively, the Second Lien Notes Indenture, the Second Lien Notes and all agreements (including any security agreement), documents and instruments executed or delivered in connection with any of the foregoing (as the same now exist or may hereafter exist upon the execution and delivery thereof and may hereafter or thereafter, as the case may be, amended, supplemented or otherwise modified in accordance with the provisions of this Agreement).
     “Second Lien Notes” means the [•]% Notes, due [•], 2017, issued by CBL pursuant to the Second Lien Notes Indenture.
     “Second Lien Notes Indenture” means the Indenture dated as of July 7, 2009 among CBL, the guarantors party thereto and Second Lien Agent, as trustee, as amended from time to time.
     “Secured Parties” shall have the meaning assigned to it in the Security Agreement.
     “Security Agreement” means the Security Agreement, dated of the date hereof, among the Obligated Parties and the Agent, substantially in the form of Exhibit C hereto.
     “Security Documents” means the Mortgages, the Fleet Mortgages, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 4.01.
     “Security Trustee” means the Bank, solely in its capacity as security trustee for the Lenders, and any successor security trustee.
     “Settlement” has the meaning specified in Section 8.14.
     “Settlement Date” has the meaning specified in Section 8.14.
     “Stated Termination Date” means July 7, 2013 (the fourth Anniversary Date).
     “STRH” means SunTrust Robinson Humphrey, Inc.

     “Subordinated Obligations” means, as of any date of determination (without duplication), any Indebtedness of the Borrowers, Holdings or any of their respective Subsidiaries on that date which has been subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Majority Lenders and contains such other protective terms with respect to senior debt (such as amount, maturity, amortization, interest rate, covenants, defaults, remedies, payment blockage and terms of subordination) as the Majority Lenders may reasonably require.
     “subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
     “Subsidiary” means any subsidiary of any Obligated Party.
     “SunTrust” means SunTrust Bank.
     “Supporting Cash Deposit” has the meaning specified in Section 2.03.
     “Supporting Letter of Credit” has the meaning specified in Section 2.03.
     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
     “Termination Date” means the earliest to occur of (a) the Stated Termination Date and (b) the date the Commitments are terminated (i) by any Borrower pursuant to Section 2.11(b) or (ii) pursuant to Section 10.01.
     “Trademark Security Agreement” means any trademark security agreement, executed and delivered by an Obligated Party to the Agent, for the benefit of the Credit Providers, to evidence the Agent’s Liens in such Obligated Party’s present and future trademarks and related licenses and rights.
     “Transactions” means, collectively, the execution and delivery of this Agreement and the making of the initial Revolving Loans hereunder on the Closing Date, the refinancing of the Indebtedness outstanding on the date hereof under the Existing Loan Agreement pursuant to the terms hereof, and the issuance of the Second Lien Notes and the incurrence of Indebtedness thereunder.
     “UBS” means UBS Loan Finance LLC.
     “UBSS” means UBS Securities LLC.

     “UCC” means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York (the “NY UCC”) or of any other state the laws of which are required by the NY UCC to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term as contained in Article or Division 9 shall govern.
     “Unused Availability” means, at any time, the Borrowing Base minus the Aggregate Revolver Outstandings.
     “Unused Letter of Credit Subfacility” means an amount equal to the Letter of Credit Subfacility, minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.
     “Unused Line Fee” has the meaning specified in Section 2.13(a).
     “Unused Portion” has the meaning specified in Section 2.13(a).
     “Usage” has the meaning specified in Section 2.13(a).
     “Vessel Advance Amount” means the lesser of (a) the Vessel Advance Rate of the Net Forced Liquidation Value of all Eligible Vessels and (b) 110 % of the net book value of all Eligible Vessels.
     “Vessel Advance Rate” means, (a) from the Closing Date until (but not including) the first Anniversary Date, 75%, (b) from the first Anniversary Date until (but not including) the second Anniversary Date, 73%, (c) from the second Anniversary Date until (but not including) the third Anniversary Date, 71%, and (d) from the third Anniversary Date until (but not including) the Stated Termination Date, 69%.
     “Vessel Appraisal” means a written appraisal of the Eligible Vessels delivered to Agent, in form, scope and methodology reasonably acceptable to Agent in good faith and by an appraiser reasonably acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely.
     “Vessels” means the towboats, barges and other vessels owned or leased by the Obligated Parties.
     “Wachovia” means Wachovia Capital Markets, LLC.
     “WFF” means Wells Fargo Foothill, LLC.
     “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Terms and Interpretation Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), any reference herein to any Person shall be construed to include such Person’s successors and assigns, the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, unless otherwise specified, all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any item or matter disclosed on any Schedule to the Disclosure Letter shall be deemed disclosed for purposes of all other Schedules to the Disclosure Letter regardless of whether such matter is specifically referenced, provided, that the information set forth in such Schedule to the Disclosure Letter provides reasonably sufficient information to enable a person to understand that the information set forth in such Schedule to the Disclosure Letter is also responsive to a disclosure requirement on another Schedule to the Disclosure Letter. Furthermore, by listing any matter on a Schedule to the Disclosure Letter, the Obligated Parties shall not be deemed to have established any materiality standard, admitted any liability, or concluded that any one or more of such matters are material.
SECTION 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, other than changes in GAAP that require items to be included in the definition of Indebtedness that were not so required before such change, the Borrowers, the Lenders and the Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrowers’ financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until the Borrowers, the Required Lenders and the Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP, as in effect immediately prior to such change; and, provided, further, that, if GAAP permits any change in Borrowers’ depreciation policies as in effect on the Closing Date, Borrowers shall not amend, modify or alter such depreciation policies without the prior written consent of the Agent.
ARTICLE II
THE LOANS
SECTION 2.01 Loans.

     (a) Credit Facilities. Subject to the terms and conditions of this Agreement, the Lenders agree to make available credit facilities for use by the Borrowers from time to time during the term of this Agreement. Such credit facilities shall be composed of a revolving credit facility consisting of Revolving Loans and Letters of Credit as described in Section 2.01(b) and Section 2.03.
     (b) Revolving Loans.
          (i) Amounts. Subject to the terms and conditions of this Agreement, each Lender severally, but not jointly, agrees, upon ACL’s request on behalf of the Borrowers, from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the “Revolving Loans”) to the Borrowers in amounts not to exceed such Lender’s Pro Rata Share of the Commitments, provided, however, that at no time shall Revolving Loans be made if, as a result thereof, the Aggregate Revolver Outstandings would exceed the Borrowing Base. Notwithstanding the proviso in the preceding sentence, the Lenders may, in their unanimous discretion, elect to make Revolving Loans that would cause the Aggregate Revolver Outstandings to exceed the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any requested Revolving Loan exceeds the Unused Availability then the Lenders may refuse to make or may otherwise restrict the making of such Revolving Loan, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.01(b)(x).
          (ii) Revolving Loan Notes. At the request of any Lender, Borrowers shall execute and deliver to the Agent on behalf of each Lender a promissory note to evidence the Revolving Loans of such Lender (each a “Revolving Loan Note” and, collectively, the “Revolving Loan Notes”). Each Revolving Loan Note shall be in the principal amount of the applicable Lender’s Pro Rata Share of the Commitments, dated as of the Closing Date or the date of any assignment of a portion of any Lender’s Revolving Loans, and substantially in the form of Exhibit F. Each Revolving Loan Note shall represent the joint and several obligation of the Borrowers to pay the amount of the applicable Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans together with interest thereon as prescribed in this Agreement.
          (iii) Procedure for Borrowing.
     (A) Each Borrowing of Revolving Loans shall be made upon ACL’s irrevocable written notice delivered to the Agent substantially in the form of Exhibit I (any such notice being referred to herein as a “Notice of Borrowing”), which must be received by the Agent prior to 12:00 noon (Chicago, Illinois time) (y) three Business Days prior to the requested Funding Date, in the case of LIBOR Loans or (z) on the requested Funding Date, in the case of Base Rate Loans, specifying:
     (1) the amount of the Borrowing, which in the case of LIBOR Loans shall be in an amount that is not less than One Million Dollars ($1,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof;
     (2) the requested Funding Date, which must be a Business Day;

     (3) whether the Revolving Loans requested are to be Base Rate Loans or LIBOR Loans; provided, that if ACL fails to specify whether any Revolving Loans are to be Base Rate Loans or LIBOR Loans, such request shall be deemed a request for Base Rate Loans; and
     (4) if the requested Revolving Loans are to be LIBOR Loans, the duration of the Interest Period; provided, that if ACL fails to select the duration of the Interest Period with respect to any requested LIBOR Loans, ACL shall be deemed to have requested such Revolving Loans be made as LIBOR Loans with an Interest Period of one month in duration.1
      (B) With respect to any request for Base Rate Loans, in lieu of delivering a Notice of Borrowing, ACL may give the Agent telephonic notice of such request for advances to the Funding Account not later than the required time specified in clause (A) preceding. The Agent at all times shall be entitled to rely on such telephonic notice in making any such Revolving Loans, regardless of whether any written confirmation is received by the Agent.
     (C) Whenever checks or other items are presented to the Bank for payment against the Funding Account or any other Deposit Account maintained by any Borrower with the Bank in an amount greater than the then available balance in the Funding Account or such other Deposit Account, such presentation may, at the election of the Agent in its sole discretion, be deemed to be a request by such Borrower for a Base Rate Loan on the date of such presentation in an amount, subject to clause (iii)(A) preceding, sufficient to cover all such items presented in the Funding Account or such other Deposit Account on such date.
     (D) At the election of the Agent or the Majority Lenders, the Borrowers shall have no right to request LIBOR Loans during the continuance of any Default or Event of Default.
          (iv) Disbursement. On the Closing Date, the Borrowers shall deliver to the Agent a notice setting forth the deposit account maintained with the Bank (the “Funding Account”) to which the Agent is authorized by the Borrowers to transfer the proceeds of the Revolving Loans requested hereunder. The Borrowers may designate a replacement Funding Account from time to time by written notice to the Agent. Any designation by the Borrowers of a new Funding Account must be reasonably acceptable to the Agent.
          (v) Reliance Upon Authority; No Liability. The Agent is entitled to rely conclusively on any individual’s request for Revolving Loans on behalf of the Borrowers, as long as the proceeds thereof are to be transferred to the Funding Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on its behalf. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Section 2.01(b)(iii) and Section 2.01(b)(iv), which the Agent reasonably believes to have been given by an officer or other person duly authorized by a

[1]	Agent will need three Business Days notice for LIBOR loans to be made on the Closing Date.

Borrower to request Revolving Loans on its behalf or for otherwise acting under this Section 2.01(b), as long as the proceeds thereof are to be transferred to the Funding Account. The crediting of Revolving Loans to the Funding Account shall conclusively establish the obligation of the Borrowers to repay such Revolving Loans as provided herein.
          (vi) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.01(b)(iii) shall be irrevocable and the Borrowers shall be bound to borrow the funds requested therein in accordance therewith.
          (vii) The Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect in its discretion to have the terms of Section 2.01(b)(viii), Section 2.01(b)(ix), or Section 2.01(b)(x) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 2.01(b)(ix), the terms of Section 2.01(b)(viii) shall apply to the requested Borrowing unless such requested Borrowing is to be made by the Agent as an Agent Advance pursuant to Section 2.01(b)(x).
          (viii) Making of Revolving Loans. If the Agent elects to have the terms of this Section 2.01(b)(viii) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone, or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 3:00 p.m. (Chicago, Illinois time) on the applicable Funding Date. After the Agent’s receipt of all proceeds of such requested Borrowing, the Agent shall make the proceeds of such requested Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Funding Account. Unless the Lenders in their unanimous discretion consent otherwise, no Borrowing under this clause (viii) shall be permitted if the requested Borrowing exceeds the Unused Availability on the applicable Funding Date prior to giving effect to such requested Borrowing.
          (ix) Making of Non-Ratable Loans. If the Agent elects, with the consent of the Bank (which may be granted or withheld in the Bank’s sole discretion), to have the terms of this Section 2.01(b)(ix) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of such requested Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Funding Account. Each Revolving Loan made solely by the Bank pursuant to this Section 2.01(b)(ix) is referred to hereinafter as a “Non-Ratable Loan,” and such Revolving Loans are collectively referred to as the “Non-Ratable Loans.” Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments of principal and interest thereon shall be payable to the Bank solely for its own account. The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article IV will not be satisfied on the requested Funding Date for the applicable Borrowing, (B) the requested Borrowing exceeds the Unused Availability on the applicable Funding Date prior to giving effect to such requested Borrowing or (C) the aggregate outstanding amount of Non-Ratable Loans would exceed Thirty-Five Million Dollars ($35,000,000) upon the making of such Non-Ratable Loan. The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Obligations hereunder.

          (x) Agent Advances. Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent’s sole discretion, after the occurrence of a Default or an Event of Default or at any time that any of the other conditions precedent set forth in Article IV have not been satisfied, to make Base Rate Loans to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed Twenty Million Dollars ($20,000,000), which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations (including through the Borrowers using any proceeds of such Revolving Loans to pay payroll and associated tax obligations), or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 9.04 (any of such advances are herein referred to as “Agent Advances”); provided, that Borrower shall repay each Agent Advance within forty-five (45) days after the making thereof. Each Lender shall participate in each Agent Advance in accordance with its Pro Rata Share, but in no event shall any Lender be required to participate in any amount of an Agent Advance that would cause the portion of the Aggregate Revolver Outstandings attributable to such Lender to exceed such Lender’s Commitment. The Majority Lenders may at any time revoke the Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof. The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.
SECTION 2.02 Continuation and Conversion Elections.
     (a) A Borrower may upon irrevocable written notice to the Agent in accordance with Section 2.01(b):
          (i) provided that a Borrowing of LIBOR Loans is permitted pursuant to Section 2.01(b), elect, as of any Business Day, in the case of Base Rate Loans to convert any such Base Rate Loans (or any part thereof in an amount not less than One Million Dollars ($1,000,000), or that is in an integral multiple of One Million Dollars ($1,000,000) in excess thereof) into LIBOR Loans;
          (ii) provided that a Borrowing of LIBOR Loans is permitted pursuant to Section 2.01(b), elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof) in an amount not less than One Million Dollars ($1,000,000), or that is in an integral multiple of One Million Dollars ($1,000,000) in excess thereof as LIBOR Loans; or
          (iii) elect, as of any Business Day, in the case of LIBOR Loans to convert any such LIBOR Loans (or any part thereof not being continued pursuant to clause (ii) preceding) into Base Rate Loans;
provided, that if at any time the aggregate amount of LIBOR Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof, to less than One Million Dollars ($1,000,000), such LIBOR Loans shall automatically convert into Base Rate Loans; and provided, further, that if the notice shall fail to specify the duration of the Interest Period of any LIBOR Loan to result from any such continuation or conversion, such Interest Period shall be one month in duration.

     (b) For any continuation or conversion pursuant to clause (a) preceding, ACL shall deliver a notice of continuation/conversion substantially in the form of Exhibit G or such other form as may be acceptable to the Agent in its sole discretion (any such notice being referred to herein as a “Notice of Continuation/Conversion”) to the Agent not later than 12:00 noon (Chicago, Illinois time) at least three Business Days in advance of the Continuation/Conversion Date specifying:
          (i) the proposed Continuation/Conversion Date;
          (ii) the aggregate amount of such Loans to be continued or converted and, if continuing LIBOR Loans, the specific Borrowings (or portions thereof) to be continued or converted;
          (iii) the type of Loans resulting from the proposed continuation or conversion; and
          (iv) the duration of any requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.
     (c) If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrowers have failed to timely select a new Interest Period to be applicable to such LIBOR Loans, the Borrowers shall be deemed to have elected to continue such LIBOR Loans as a LIBOR Loan with an Interest Period of one month.
     (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All continuations and conversions shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which such notice was given.
     (e) After giving effect to any continuation or conversion of any LIBOR Loan, there may not be more than eight (8) different Interest Periods in effect hereunder.
     (f) At the election of the Agent or the Majority Lenders, the Borrowers shall have no right to convert any Base Rate Loans into LIBOR Loans or to continue any LIBOR Loans as LIBOR Loans during the continuance of any Default or any Event of Default.
SECTION 2.03 Letters of Credit.
     (a) Agreement to Cause to Issue. Subject to the terms and conditions of this Agreement, the Agent agrees to cause the Letter of Credit Issuer to issue for the account of the Borrowers (whether one or more) one or more commercial/documentary letters of credit and standby letters of credit (each a “Letter of Credit” and collectively, the “Letters of Credit”) from time to time during the term of this Agreement; provided, that all commercial/documentary letters of credit and standby letters of credit issued pursuant to the Existing Loan Agreement (the “Existing Letters of Credit”) shall be deemed to have been issued hereunder.
     (b) Amounts; Outside Expiration Date. The Agent shall not cause to be issued any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof exceeds the Unused Availability prior to giving effect to issuance of such requested Letter of Credit; (iii) such Letter of Credit has an expiration date later than 30 days prior to the Stated Termination Date; or (iv) such Letter of Credit has an expiration date later than twelve calendar months from the date of issuance for standby letters of credit and six calendar months from the date of issuance for commercial/documentary letters of credit, provided that any Letter of Credit issued hereunder may, subject to this clause (iv) and the other provisions of this Section 2.03, include an “evergreen” or automatic renewal provision of the type referenced in Section 2.03(d)(iii) without contravening the requirement contained in this Section 2.03(b).
     (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article IV, the obligation of the Agent to cause any Letter of Credit to be issued is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and the Letter of Credit Issuer:
          (i) the Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as the Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to the Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer (provided, that in the event any term of such application or any other document is inconsistent with the terms of this Agreement and the Letter of Credit Issuer is either the same Person as the Agent or any Lender, then the terms of this Agreement shall be controlling); and
          (ii) as of the date of issuance, no order of any court, arbitrator, or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule, or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.
     (d) Issuance of Letters of Credit.
          (i) Request for Issuance. A Borrower, if it wishes to cause the issuance of a Letter of Credit, shall notify the Agent and the Letter of Credit Issuer of such request for issuance at least three Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.
          (ii) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit set forth in the notice from a Borrower pursuant to Section 2.03(d)(i), the Agent shall determine (A) the amount of the Unused Letter of Credit Subfacility and (B) the Unused Availability. If the face amount of the requested Letter of

Credit is not greater than the Unused Letter of Credit Subfacility (prior to giving effect to issuance of such requested Letter of Credit) and the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof do not exceed the Unused Availability (prior to giving effect to issuance of such requested Letter of Credit), the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date if the other conditions hereof and of the application for such requested Letter of Credit are met.
          (iii) Extensions and Amendments. The Agent shall not cause the Letter of Credit Issuer to extend, renew, or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 2.03(d) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit that contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless such Lender shall have provided to the Agent and the Borrowers written notice that such Lender declines to consent to any such extension or renewal at least 30 days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew such Letter of Credit; provided, that, notwithstanding the foregoing, if all of the requirements of this Section 2.03(d) are met and no Event of Default has occurred and is continuing, no Lender may decline to consent to any such extension or renewal.
     (e) Payments Pursuant to Letters of Credit. The Borrowers agree to reimburse the Letter of Credit Issuer immediately for any draw under any Letter of Credit and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense, or other right that the Borrowers may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrowers for a Borrowing of a Base Rate Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.
     (f) Indemnification; Exoneration; Power of Attorney.
          (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.03(f), the Borrowers agree to protect, indemnify, pay, and save the Lenders, the Agent, and the Letter of Credit Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including reasonable attorneys’ fees) that any Lender, the Agent, or the Letter of Credit Issuer may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit. The foregoing indemnity shall not apply to the Letter of Credit Issuer to the extent of any wrongful honor or dishonor of a drawing against any Letter of Credit. The Borrowers’ obligations under this Section 2.03(f) shall survive payment of all other Obligations.
          (ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, the Agent, and the Letter of Credit Issuer, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders, the Agent, and the Letter of Credit Issuer shall not be responsible for, and the Borrowers’ obligation to pay outstanding LC Obligations shall be absolute, unconditional and irrevocable under any and all circumstances whatsoever and irrespective of: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders, the Agent, or the Letter of Credit Issuer, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; provided, that in the case of the Letter of Credit Issuer, the Letter of Credit Issuer has paid the applicable beneficiary on the Letter of Credit against the presentation of drafts and certificates that appear on their face to comply with the requirements of such Letter of Credit. The Lenders and the Agent shall not be responsible for the Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair, or prevent the vesting of any rights or powers of the Agent, any Lender, or, subject to Section 2.03(f)(iv), the Letter of Credit Issuer under this Section 2.03(f).
          (iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent, any Lender, or the Letter of Credit Issuer under or in connection with any of the Letters of Credit or any related matters shall result in any liability of the Agent, any Lender, or the Letter of Credit Issuer to the Borrowers, or relieve the Borrowers of any of the Borrowers’ obligations hereunder to any such Person.
          (iv) Rights Against the Letter of Credit Issuer. Nothing contained in this Section 2.03(f) is intended to limit a Borrower’s rights, if any, with respect to the Letter of Credit Issuer that arise as a result of the letter of credit application and related documents executed by and between such Borrower and the Letter of Credit Issuer, the issuance of the Letter of Credit, or the Letter of Credit Issuer’s wrongful honor or wrongful dishonor of any draw on a Letter of Credit.
          (v) Account Party. Each Borrower hereby authorizes and directs the Letter of Credit Issuer to name the applicable Borrower as the “Account Party” in any Letter of Credit and to deliver to the Agent all instruments, documents, and other writings and property received by the Letter of Credit Issuer pursuant to each such Letter of Credit, and to accept and rely upon Agent’s or the Borrower’s instructions and agreements with respect to all matters arising in connection with each such Letter of Credit or the application therefor.
     (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.03(b) and Section 10.01, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the benefit of the Agent, the Letter of Credit Issuer, and the Lenders, with respect to each such Letter of Credit then outstanding, either (i) a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in its sole discretion in an amount equal to 105% of the undrawn face amount of such Letter of Credit, plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, the Letter of Credit Issuer, and the Lenders (as applicable) for payments to be made by the Letter of Credit Issuer under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (ii) cash (a “Supporting Cash Deposit”) in an amount equal to 105% of the undrawn face amount of such Letter of Credit, plus any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or Supporting Cash Deposit shall be held by the Agent, for the benefit of the Agent, the Letter of Credit Issuer, and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.
SECTION 2.04 Bank Products. The Borrowers may obtain Bank Products from any Lender or any of their respective Affiliates, although the Borrowers are not required to do so. To the extent Bank Products are provided by an Affiliate of any Lender, Borrowers agree to indemnify and hold the Agent and Lenders harmless from any and all costs and obligations now or hereafter incurred by any of the Credit Providers which arise from any indemnity given by any Lender to any of their respective Affiliates related to such Bank Products; provided, however, that nothing contained herein is intended to limit any Borrower’s rights, with respect to any Lender or any Lender’s Affiliates, if any, that arise as a result of the execution of documents by and between such Borrower and any Lender or such Lender’s Affiliates that relate to Bank Products. The agreement contained in this Section 2.04 shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from any Lender or such Lender’s Affiliates (a) is in the sole and absolute discretion of such Lender or such Lender’s Affiliates, and (b) is subject to all rules and regulations of such Lender or such Lender’s Affiliates.
SECTION 2.05 Mandatory Prepayments.
     (a) On any Business Day, if the Aggregate Revolver Outstandings exceed the Borrowing Base, the Borrowers shall immediately pay to the Agent, for the account of the Lenders, the amount (if any) of such excess for application to the principal amount of the Revolving Loans.
     (b) The Borrowers shall pay to the Agent, for the account of the Lenders, (i) the Net Cash Proceeds from any Asset Sale of any Collateral, (ii) the net Casualty Proceeds in excess of $1,000,000, (iii) the net Condemnation Proceeds, (iv) the proceeds of the sale or other disposition of surplus equipment as described in clause (c) of the definition of “Obsolete Equipment” which are not applied, within 180 days after the sale or other disposition thereof, to the costs of replacement of such surplus equipment or the cost of purchase or construction of other assets useful in the business of Borrowers and their Subsidiaries and, (v) if a Default or Event of Default exists and is continuing, the Net Cash Proceeds from any Equity Issuance; provided, however, that if any prepayment of net Casualty Proceeds would cause any funding losses to be reimbursable pursuant to Section 2.11(h), the Agent may, upon notice to the Borrowers, refuse such prepayment and permit the Borrowers to retain such amounts; and provided, further, that if the Agent elects to receive such prepayment, the Agent shall be deemed to have waived any reimbursement that would otherwise be owing by the Borrowers pursuant to Section 2.11(h). Such proceeds described in the immediately preceding sentence shall be applied against the Obligations in the order and manner set forth in Section 2.11(e)

(subject to the provisions of Section 2.11(e)(iii)) and, subject to the terms of this Agreement, shall be subject to the Borrowers’ right to reborrow prior to the Termination Date. No provision contained in this Section 2.05 shall constitute a consent to an asset disposition or to any other transaction that is otherwise not permitted by the terms of this Agreement.
     (c) Notwithstanding anything to the contrary contained herein, and so long as (i) no Default or Event of Default shall have occurred and is continuing, (ii) the Borrowers shall have given the Agent prior written notice of the Borrowers’ intention to apply such Casualty Proceeds to the costs of replacement of the properties or assets that are the subject of such Casualty Proceeds or the cost of purchase or construction of other assets useful in the business of Borrowers and their Subsidiaries, (iii) such Casualty Proceeds are held in a Clearing Account, and (iv) the Borrowers or their Subsidiaries, as applicable, complete such replacement, purchase, or construction within 180 days after the initial receipt of such Casualty Proceeds, Borrowers and their Subsidiaries shall have the option to apply such Casualty Proceeds to the costs of replacement of the assets that are the subject of such Casualty Proceeds or the costs of purchase or construction of other assets useful in the business of Borrowers and their Subsidiaries unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction being made or completed, in which case, any amounts of such Casualty Proceeds remaining shall be paid to the Agent and applied in accordance with Section 2.05(b).
SECTION 2.06 Interest.
     (a) Interest Rates. All outstanding Loans shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on accrued interest thereon not paid when due) from the date made or incurred until paid in full in cash or cash equivalent at a rate determined by reference to the Base Rate or the LIBOR, as applicable, plus the Applicable Margin as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which a Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, such Loans shall be Base Rate Loans and bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Loans shall bear interest as follows:
          (i) for all Base Rate Loans at a fluctuating per annum rate equal to the lesser of (A) the Base Rate, plus the Applicable Margin or (B) the Maximum Rate; and
          (ii) for all LIBOR Loans at a per annum rate equal to the lesser of (A) the LIBOR, plus the Applicable Margin or (B) the Maximum Rate.
          (iii) Each change in the Base Rate shall be reflected in the interest rate described in clause (i) preceding as of the effective date of such change. Subject to Section 9.14, all interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365 day year) , except that interest based on the Base Rate shall be calculated on the basis of actual number of days elapsed in a year of 365/366 days.

     (b) Interest Payments. The Borrowers shall pay to the Agent, for the benefit of the Lenders, accrued interest in arrears on each Interest Payment Date, as applicable.
     (c) Default Rate. During the existence of any Event of Default if the Agent or the Majority Lenders in their discretion so elect, the Obligations shall, subject to Section 9.14, bear interest at a rate per annum equal to the lesser of (i) the Default Rate applicable thereto or (ii) the Maximum Rate.
SECTION 2.07 Use of Proceeds. Borrowers shall apply the proceeds of (a) Loans made on the Closing Date to pay a portion of the Indebtedness outstanding as of the date hereof under the Existing Loan Agreement and to pay fees and expenses relating to the Transactions, and (b) Loans made on and after the Closing Date to provide for their respective working capital needs and other general corporate purposes.
SECTION 2.08 Increased Costs.
     (a) If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in LIBOR); or
          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
     (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
     (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company (with reasonable details of the basis therefor), as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided,

that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.09 Break Funding Payments. Without duplication of any amounts payable by the Borrowers pursuant to Section 2.11(h), in the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto or (c) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.12, then the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at LIBOR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor, over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.10 Taxes.
     (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrowers shall indemnify the Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers or by a Lender, or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Agent), at the time or times requested by the Borrowers, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
     (f) If the Agent or a Lender determines, in its reasonable business judgment, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers has paid additional amounts pursuant to this Section 2.10, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.10 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Obligated Parties or any other person.
SECTION 2.11 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
     (a) Repayment.
          (i) Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, together with all other non-contingent Obligations under the Loan Documents, including all accrued and unpaid interest thereon, on the Termination Date. The Borrowers may prepay the Revolving Loans, in whole or in part, at any time and from time to time and, subject to the terms of this Agreement, reborrow prior to the Termination Date.

          (ii) Payments. All payments to be made by the Borrowers with respect to the Loans shall be made without setoff, recoupment, or counterclaim. Unless otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent, for the account of the Lenders, to the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Chicago, Illinois time) on the date specified herein. Any payment received by the Agent after such time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.
          (iii) Loan Payment Dates. Subject to the provisions set forth in the definition of Interest Period, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
     (b) Termination of Credit Facilities.
          (i) The Borrowers may terminate this Agreement upon at least five (5) Business Days prior written notice thereof to the Agent, upon (A) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, and the cancellation and return of all outstanding Letters of Credit (or alternatively with respect to each such Letter of Credit, the furnishing to the Agent of either a Supporting Cash Deposit or a Supporting Letter of Credit as required by Section 2.03(g)), and (B) the payment in full of all reimbursable expenses and other non-contingent Obligations under the Loan Documents together with accrued and unpaid interest thereon.
          (ii) The Borrowers may, upon five (5) Business Days written notice to the Agent (each a “Reduction Notice”), permanently reduce the Commitments by the minimum amount of $5,000,000 or an integral multiple of $5,000,000 in excess thereof; provided, however, that the Borrowers may not reduce the Commitments prior to the Termination Date, if, after giving effect to such reduction, the Aggregate Revolver Outstandings would exceed the Commitments as so reduced. Any Reduction Notice shall be irrevocable; provided, that any Reduction Notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by written notice to the Agent on or prior to the specified effective date previously provided in the applicable Reduction Notice) if such condition is not satisfied.
     (c) LIBOR Loan Prepayments. In connection with any prepayment, if any LIBOR Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Agent, for the benefit of the Lenders, the amounts described in Section 2.11(h); provided, that the Borrowers shall not be required to pay the amounts described in Section 2.11(h) in connection with any Lender’s entering into an Assignment and Acceptance.
     (d) Payments as Revolving Loans. At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums, reimbursable expenses (including all reimbursement for expenses pursuant to Section 2.13), other sums payable under the Loan Documents, and any and all amounts equal to the excess of checks and other items presented to the Bank for payment against the Funding Account or any other Deposit Account maintained by a Borrower with the Bank over the then available balance in such Funding Account or Deposit Account may be paid with the proceeds of Revolving Loans made hereunder whether made following a request for such purpose by the Borrowers pursuant to Section 2.01(b) or pursuant to a deemed request as provided in this Section 2.11(d). The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due under the Loan Documents (including as described in this Section 2.11(d)) and agree that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans shall be deemed to have been requested pursuant to Section 2.01(b).
     (e) Apportionment, Application, and Reversal of Payments.
          (i) Principal and interest payments received by the Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees received by the Agent shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent, the Bank, and the Letter of Credit Issuer and except as provided in Section 9.03(e).
          (ii) Except as provided otherwise in this Agreement, all payments pursuant to this Agreement shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of each Borrower’s Accounts or any other Collateral received by the Agent, shall be applied, ratably, subject to the other provisions of this Agreement, FIRST, to pay any fees, indemnities, or expense reimbursements, then due to the Agent from the Borrowers, SECOND, to pay any fees, indemnities, or expense reimbursements then due to any of the Credit Providers other than the Agent from the Borrowers, THIRD, to pay interest then due in respect of the Loans, including Non-Ratable Loans and Agent Advances, FOURTH, to pay or prepay principal of the Non-Ratable Loans and the Agent Advances, FIFTH, to pay or prepay principal of the Revolving Loans (other than the Non-Ratable Loans and the Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit, SIXTH, during the existence of a Default or an Event of Default, to pay an amount to the Agent equal to 105% of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit, to be held as cash collateral for such Obligations, SEVENTH, to pay any amounts relating to Bank Products due to the Agent or any Lender or any Affiliate of any Lender by the Borrowers, and EIGHTH, to the payment of any other Obligation. Subject to items “FIRST” through “EIGHTH” preceding, the Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations. Amounts distributed with respect to any Indebtedness in respect of Bank Products shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual amount of such Indebtedness, as calculated by the methodology reported to Agent for determining the amount due. Agent shall have no obligation to calculate the amount to be distributed with respect to any Indebtedness in respect of Bank Products, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the relevant Credit Provider. In the absence of such notice, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it.
          (iii) Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any LIBOR Loan, except (A) on the expiration date of the Interest Period applicable to any such LIBOR Loan or (B) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any such event, the Borrowers shall pay the LIBOR breakage losses in accordance with the terms hereof.
     (f) Indemnity for Returned Payments. If after receipt of any payment that is applied to the payment of all or any part of the Obligations under the Loan Documents, any Credit Provider is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations under the Loan Documents or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Credit Provider and the Borrowers shall be liable to pay to the Agent for the benefit of the Credit Providers, and each Borrower hereby indemnifies the Credit Providers and holds the Credit Providers harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 2.11(f) shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents, or other contrary action that may have been taken by any Credit Provider in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Credit Providers’ rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 2.11(f) shall survive the termination of this Agreement.
     (g) Agent’s and Lenders’ Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans, the undrawn face amount of all outstanding Letters of Credit, and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by the Agent or any Lender to make any such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 2.11(f) and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.
     (h) Funding Losses. Without duplication of any amounts payable by the Borrowers pursuant to Section 2.09), and subject to the provisions of Sections 2.05(b) and 2.11(e)(iii), the Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of:
          (i) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Loan; or

          (ii) the failure of the Borrowers to (A) borrow any requested LIBOR Loan, (B) continue any LIBOR Loan, or (C) convert a Base Rate Loan to a LIBOR Loan after the Borrowers have given (or are deemed to have given) a Notice of Borrowing, a Notice of Continuation/Conversion, or any telephonic notice in lieu thereof with respect thereto;
including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain its LIBOR Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees, including a processing fee (the processing fee is currently Three Hundred Fifty Dollars ($350) but is subject to change from time to time by the Agent without notice), charged by the Agent or any Lender in connection with the foregoing.
SECTION 2.12 Mitigation Obligations; Replacement of Lenders.
     (a) If any Lender requests compensation under Section 2.08, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.10, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.08 or 2.10, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) If any Lender requests compensation under Section 2.08, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.10, or if any determination described in Section 2.14 is made by the Required Lenders, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Agent, require such Lender (or any Lender among such Required Lenders) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrowers shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.08 or payments required to be made pursuant to Section 2.10, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.13 Fees.

     (a) Unused Line Fee. Subject to Section 9.14, until the Revolving Loans have been paid in full and this Agreement and the Commitments are terminated, the Borrowers agree to pay to the Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, on the first day of each calendar quarter (commencing October 1, 2009) and on the Termination Date, an unused line fee (the “Unused Line Fee”), equal to (i) 1.00% per annum multiplied by the Unused Portion for any quarter in which Usage is less than or equal to 33% of the Maximum Revolver Amount, (ii) 0.75% per annum multiplied by the Unused Portion for any quarter in which Usage exceeds 33% of the Maximum Revolver Amount and is less than or equal to 66% of the Maximum Revolver Amount, (iii) 0.50% per annum multiplied by the Unused Portion for any quarter in which Usage exceeds 66% of the Maximum Revolver Amount. For purposes of this Section 2.13(a), the “Unused Portion” shall mean an amount equal to the Maximum Revolver Amount less Usage; and “Usage” shall mean, as of the date of any determination thereof, an amount equal to the sum of: (i) the average daily aggregate amount of Revolving Loans outstanding during the immediately preceding calendar quarter (or shorter period if calculated for the first calendar quarter following the Closing Date), plus (ii) the average aggregate undrawn face amount of all outstanding Letters of Credit outstanding during such quarter (or such shorter period, if applicable), plus (iii) the average daily aggregate principal amount of any unpaid reimbursement obligations in respect of Letters of Credit during such quarter (or such shorter period, if applicable). Subject to Section 9.14, the Unused Line Fee shall be computed on the basis of a 365/366 day year for the actual number of days elapsed. For purposes of calculating the Unused Line Fee pursuant to this Section 2.13, any payment received by the Agent (if received prior to 12:00 noon (Chicago, Illinois time)) shall be deemed to be credited to the Borrowers’ Loan Account on the Business Day such payment is received by the Agent.
     (b) Letter of Credit Fees and Expenses.
          (i) Subject to Section 9.14, the Borrowers agree to pay to the Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares a fee (the “Letter of Credit Fee”) equal to the Letter of Credit Fee Percentage, multiplied by the average undrawn face amount of each Letter of Credit issued and outstanding hereunder. The Letter of Credit Fee shall be computed (A) on the basis of a 360 day year for the actual number of days elapsed and (B) payable quarterly in arrears on the first day of each calendar quarter following any quarter in which a Letter of Credit was issued and/or in which a Letter of Credit remained outstanding and on the Termination Date.
          (ii) Subject to Section 9.14, the Borrowers agree to pay to the Letter of Credit Issuer, for its sole benefit, (A) all reasonable out-of-pocket costs, fees, and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing, issuance, renewal, extension, or amendment of any Letter of Credit and (B) a “fronting fee” in an amount equal to 0.125% of the face amount of such Letter of Credit, which fee shall be due and payable on the date of issuance, renewal, or extension of each Letter of Credit.
     (c) Fees per Fee Letter. Subject to Section 9.14, upon the execution of this Agreement and thereafter as and when provided in the Fee Letter, Borrowers agree to pay the fees set forth in the Fee Letter.

SECTION 2.14 Inability to Determine Rate. If the Required Lenders determine that for any reason in connection with any request for a Loan or a conversion to or continuation thereof that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Loan, (ii) adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, or (iii) LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan or in connection with a LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each of the Borrowers and the other Obligated Parties (other than Holdings) represent and warrant to the Agent, the Security Trustee and each of the Lenders that:
SECTION 3.01 Organization; Powers. Each of the Borrowers and each of the other Obligated Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party.
SECTION 3.02 Authorization. The execution, delivery and performance by each Obligated Party of each of the Loan Documents, to which it is or will be a party and the consummation of the Transactions hereunder (a) have been duly authorized by all requisite corporate or limited liability company action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the articles of organization or operating agreement or other constitutive documents or by-laws of the Obligated Parties or any Subsidiary, (B) any order of any Governmental Authority where such violation could result in a Material Adverse Effect or (C) any provision of any indenture, agreement or other instrument to which Obligated Parties or any Subsidiary is a party or by which any of them or any of their property is or may be bound where the Indebtedness or obligations with respect thereto exceeds $10,000,000 individually or in the aggregate, which violation could reasonably be expected to result in liability of any Obligated Party in an aggregate amount, together with all liabilities of any Obligated Party described in clause (ii) below and Sections 3.15 and 3.16, exceeding $60,000,000, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except where the Indebtedness or obligations with respect thereto are less than

$10,000,000 individually or in the aggregate, which violation could reasonably be expected to result in liability of any Obligated Party (excluding any liability otherwise accounted for in clause (i)(B) above) in an aggregate amount, together with all liabilities of any Obligated Party described in clause (i)(B) above and Sections 3.15 and 3.16, exceeding $60,000,000 or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Obligated Parties or any Subsidiary (other than any Lien created hereunder or under the Security Documents or the Second Lien Documents).
SECTION 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrowers and the other Obligated Parties and constitutes, and each other Loan Document when executed and delivered by each Borrower and other Obligated Party thereto will constitute, a legal, valid and binding obligation of such Obligated Party enforceable against such Obligated Party in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding at law or in equity).
SECTION 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (i) such actions, consents, approvals, registrations or filings as have been made or obtained and are in full force and effect or will be obtained in connection with the issuance of the Second Lien Notes, or (ii) where the failure to obtain, make or effect such actions, consents, approvals, registrations or filings could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.05 Financial Statements and Projections. Holdings has heretofore furnished to the Agent and Lenders its consolidated balance sheets and related consolidated statements of income, shareholders’ equity, cash flow and changes in financial condition as of and for (i) the fiscal year ended December 31, 2008, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants, (ii) the fiscal quarter ended March 31, 2009 and (iii) the months of April, 2009 and May, 2009. Such financial statements present fairly the financial condition and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.
SECTION 3.06 No Material Adverse Change. Since December 31, 2008, there has been no event or occurrence which has had or could reasonably be expected to have a Material Adverse Effect.
SECTION 3.07 Title to Properties; Possession Under Leases. Each of the Obligated Parties has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02. Without limiting the generality of the foregoing, (a)except as set forth on Schedule 3.07(a) to the Disclosure Letter, each of the Vessels owned by any of the Obligated Parties has been duly documented under the laws of the United States in the name of the Obligated Party or the Subsidiary listed on Schedule 3.19(c) to the Disclosure Letter as the owner thereof, and no other action is necessary to establish and perfect such entities’ title to and interest in such Vessels, (b) except as set forth on Schedule 3.07(b) to the Disclosure Letter, each of the Obligated Parties and their Subsidiaries is in material compliance with all obligations under all material leases to which it is a party and all such leases are in full force and effect, and each of the Obligated Parties and their Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, (c) except as set forth on Schedule 3.07(c) to the Disclosure Letter, no Obligated Party has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding materially and adversely affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation which is material to the business of the Obligated Parties, and (d) except as set forth on Schedule 3.07(d) to the Disclosure Letter, none of the Obligated Parties or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein. Each of the Obligated Parties owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Obligated Parties does not infringe upon the rights of any other person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08 Subsidiaries. Schedule 3.08 to the Disclosure Letter sets forth as of the date hereof a list of all Subsidiaries and the percentage ownership interest of each of the Obligated Parties therein. The shares of Equity Interests or other ownership interests so indicated on Schedule 3.08 to the Disclosure Letter are fully paid and nonassessable and are owned by the Obligated Parties, directly or indirectly, free and clear of all Liens (other than Permitted Liens) or as set forth on Schedule 3.08 to the Disclosure Letter.
SECTION 3.09 Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09 to the Disclosure Letter, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Obligated Parties, threatened against or affecting the Obligated Parties or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (b) none of the Obligated Parties or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Properties, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case, where such violation or default could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10 Agreements. (a) None of the Obligated Parties or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect, and (b) after giving effect to the Transactions, none of the Obligated Parties or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11 Federal Reserve Regulations. (a) None of the Obligated Parties or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock, and (b) no part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.
SECTION 3.12 Investment Company Act. None of the Obligated Parties or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.13 Tax Returns. Each of Obligated Parties and their Subsidiaries have filed or caused to be filed all Federal income tax returns and all material Federal non-income, material state, material local and material foreign tax returns and has paid or caused to be paid all taxes shown on such returns to be due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Obligated Parties or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.
SECTION 3.14 No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Obligated Parties to the Agent, the Security Trustee or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of the Obligated Parties represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.
SECTION 3.15 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in liability of any Obligated Party in an aggregate amount exceeding $20,000,000 or, together with all liabilities of any Obligated Party described in Sections 3.02(b)(i)(C), 3.02(b)(ii) and 3.16, exceeding $60,000,000. Except as disclosed in Schedule 3.15 to the Disclosure Letter, the present value of all accumulated benefit obligations under all Plans in the aggregate (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan in the aggregate.
SECTION 3.16 Environmental Matters. Except as set forth in Schedule 3.16 to the Disclosure Letter, to the Obligated Parties’ knowledge: (a) the properties owned or operated by each Obligated Party and its Subsidiaries (the “Properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, or (ii) require Remedial Action under Environmental Laws, which violations and required Remedial Actions, and liabilities arising therefrom, in the aggregate, could reasonably be expected to result in liability of any Obligated Party in an aggregate amount, together with all liabilities of any Obligated Party described in Sections 3.02(b)(i)(C), 3.02(b)(ii) and 3.15, exceeding $60,000,000, (b) the Properties and all operations of each Obligated Party and its Subsidiaries are in compliance, and in the last six years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect for operations as currently conducted, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) there have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Obligated Parties or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (d) none of the Obligated Parties or any of the Subsidiaries has received any written notice of an Environmental Claim in connection with the Properties or the operations of the Obligated Parties or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Obligated Parties or the Subsidiaries have retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Obligated Parties or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law, nor have the Obligated Parties or the Subsidiaries retained or assumed any liability contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.17 Insurance. Schedule 3.17 to the Disclosure Letter sets forth a true, complete and correct description of all insurance maintained by the Obligated Parties or by the Obligated Parties for their Subsidiaries as of the date hereof. As of the date hereof, such insurance is in full force and effect and all premiums due and payable have been duly paid. The Obligated Parties and their Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.
SECTION 3.18 Security Documents. (a) The Pledge Agreement is effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, for so long as the Agent continues to hold such Collateral, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person, (b) the Security Agreement is effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02, (c) the Trademark Security Agreement filed in the United States Patent and Trademark Office constitutes (together with the financing statements filed with the Secretary of State of Delaware) a fully perfected Lien on, and security interest in, all right, title and interest of the Obligated Parties thereunder in, respectively, the registered copyrights and the registered trademarks of the Obligated Parties, in each case which constitute Intellectual Property (as defined in the Security Agreement), and in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office may be necessary to perfect a lien on registered trademarks and trademark applications acquired by the Obligated Parties after the date hereof), (d) the Mortgages are effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Obligated Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02, and (e) the Fleet Mortgages are effective to create a legal, valid and enforceable Lien on all of the Obligated Parties’ right, title and interest in and to the owned Vessels specified therein, and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.
SECTION 3.19 Location of Real Property, Drydocks and Leased Premises and List of Vessels. (a) Schedule 3.19(a) to the Disclosure Letter lists completely and correctly as of the Closing Date all real property and drydocks owned by the Obligated Parties and the addresses thereof, other than certain real property having a book value not in excess of $500,000. The Obligated Parties own in fee all the real property set forth on Schedule 3.19(a) to the Disclosure Letter on the Closing Date; (b) Schedule 3.19(b) to the Disclosure Letter lists completely and correctly as of the Closing Date all real property and drydocks leased by the Obligated Parties and the addresses thereof, other than certain real property having a book value not in excess of $500,000. As of the Closing Date, the Obligated Parties have valid leases in all the real property and drydocks set forth on Schedule 3.19(b) to the Disclosure Letter; and (c) Schedule 3.19(c) to the Disclosure Letter lists completely and correctly as of the date hereof all Vessels owned or leased by the Obligated Parties on the Closing Date. Except as disclosed on Schedule 3.19(b) to the Disclosure Letter, as of the Closing Date there are no leases affecting any portion of the Real Estate. Each such lease is in full force and effect, and, except as disclosed on Schedule 3.19(b) to the Disclosure Letter, none of the Obligated Parties has given, nor to any of the Obligated Parties’ knowledge has it received, any uncured or unwaived notice of default with respect to any material obligation under any such lease. Each such lease is subject to no lien, charge or encumbrance other than Permitted Liens.
SECTION 3.20 Labor Matters. Except as set forth on Schedule 3.20 to the Disclosure Letter, as of the date hereof there are no strikes, lockouts or slowdowns against any of Obligated Parties or any Subsidiary pending or, to the knowledge of the Obligated Parties, threatened. The hours worked by and payments made to employees of each Obligated Party and its Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Obligated Parties or any Subsidiary, or for which any claim may be made against the Obligated Parties or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Obligated Parties or such Subsidiary. The consummation of the transactions under this Agreement will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Obligated Parties or any Subsidiary is bound.

SECTION 3.21 Solvency. Immediately after the consummation of the Transactions, (a) the fair value of the assets of each Obligated Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Obligated Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Obligated Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Obligated Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
SECTION 3.22 Bank Accounts. Schedule 3.22 to the Disclosure Letter contains a complete and accurate list of all bank accounts maintained by each Obligated Party as of the Closing Date with any bank or other financial institution.
SECTION 3.23 Common Enterprise. The successful operation and condition of each of the Borrowers is dependent on the continued successful performance of the functions of Borrowers as a whole and the successful operation of each of the Borrowers is dependent on the successful performance and operation of the other Borrowers. Each Borrower expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of the other Borrowers. Each Borrower expects to derive benefit (and the boards of directors or other governing body of each Borrower has determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Borrower has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Borrower is within its purpose, will be of direct and indirect benefit to such Borrower, and is in its best interest.
ARTICLE IV
CONDITIONS OF LENDING
SECTION 4.01 Conditions Precedent to Closing. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied on or prior to July 7, 2009 in a manner satisfactory to the Agent, the Syndication Agent and each Lender.
     (a) Supporting Documents. The Agent shall have received for each of the Obligated Parties:
          (i) a copy of such entity’s certificate of incorporation or formation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation or formation;

          (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and, if customarily provided by such Secretary of State, payment of taxes by, that entity and as to the charter documents on file in the office of such Secretary of State; and
          (iii) a certificate of the Secretary or an Assistant Secretary of that entity dated the Closing Date certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreement or operating agreement of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or managers of that entity authorizing the Transactions, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of other Liens contemplated hereby, (C) that the certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer or manager of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer or manager of that entity as to the incumbency and signature of the officer or manager signing the certificate referred to in this clause (iii)).
     (b) Intercreditor Agreement. The Agent shall have received a fully executed copy of the Intercreditor Agreement, which shall be satisfactory in form and substance to the Agent and the Lenders.
     (c) Security Agreement, Pledge Agreement, Deposit Account Control Agreements, Fleet Mortgages and Mortgages. The Obligated Parties shall have duly executed and delivered to the Agent the Security Agreement, the Trademark Security Agreement, the Pledge Agreement and each Deposit Account Control Agreement required by Agent to be delivered on or prior to the Closing Date. Each of ACL and ACLTS shall have executed and delivered the Fleet Mortgages (it being understood that, notwithstanding the filing of the Fleet Mortgages with the United States Coast Guard on the Closing Date, written evidence of the recordation with the United States Coast Guard of the Fleet Mortgage may not be available for a period of up to 180 days following the Closing Date). The Borrowers and each applicable Guarantor shall have duly executed and delivered to the Agent the Mortgages.
     (d) Guaranty Agreement. The Guarantors shall have duly executed and delivered to the Agent the Guaranty Agreement.
     (e) Opinion of Counsel. The Agent and Lenders shall have received the favorable written opinion of counsel to the Obligated Parties reasonably acceptable to the Agent and Lenders, dated the Closing Date, substantially in the form of Exhibit B.
     (f) Payment of Fees. The Borrowers shall have paid to Agent, for itself, the Lenders or any other applicable Credit Provider or Person, the then unpaid balance of all accrued and unpaid costs, expenses and fees due under and pursuant to the Fee Letter and this Agreement.
     (g) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the Transactions among the Obligated Parties, the

Agent and each Lender contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and each Lender, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent and each Lender may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.
     (h) Governmental and Third Party Consents and Approvals. The Agent shall have received evidence satisfactory to it that all filings, consents, or approvals with or of the owners of any Equity Interests of any Obligated Party, any Governmental Authority, or any other third party have been made or obtained, as applicable.
     (i) Information. The Agent and the Lenders shall have received such information as may be reasonably requested by any of them and shall be satisfied with the form, scope and substance thereof.
     (j) Solvency. The Agent and the Lenders shall be satisfied as to the matters contained in Section 3.21 as to the solvency of the Borrowers on and as of the Closing Date (after giving effect to the consummation of the Transactions).
     (k) Certificate as to Vessels. The Agent shall have received, in form, scope and substance satisfactory to it, a certificate of a Financial Officer certifying as to all of the Vessels that are owned by the Borrowers and the Guarantors, whether or not registered with the United States Coast Guard.
     (l) Unused Availability. After giving effect to all Borrowings on the Closing Date and payment of all fees and expenses due hereunder, and with all of the Borrowers’ Indebtedness, liabilities, and obligations current, the Unused Availability shall not be less than $75,000,000.
     (m) Issuance of Second Lien Notes. The Agent shall have received evidence that the Borrowers will issue contemporaneously with the execution of this Agreement not less than $175,000,000 in notional amount of Second Lien Notes on terms and conditions satisfactory to the Agent and Lenders.
     (n) Termination of the Existing Loan Agreement. All Indebtedness of the Obligated Parties outstanding under the Existing Loan Agreement as of the Closing Date shall be paid in full, outstanding letters of credit thereunder terminated or continued as Letters of Credit under this Agreement, the Existing Loan Agreement and all commitments, including all “Revolving Loan Commitments”, thereunder (and as such term is defined therein) shall be terminated and the Liens heretofore granted by any Obligated Party in favor of the “Agent” or any “Lender” under (and as such terms are defined in) the Existing Loan Agreement shall be terminated and released.
SECTION 4.02 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such Borrowing the following statements shall be true, and the request or deemed request by the Borrowers of any Borrowing shall be deemed to be a statement by each of the Obligated Parties to the effect set forth in clause (a), clause (b), and clause

(c) following with the same effect as the delivery to the Agent or the Security Trustee of a certificate signed by a Responsible Officer of each of the Obligated Parties, dated the date of such extension of credit, stating that:
     (a) the representations and warranties contained in this Agreement (other than Section 3.06) and the other Loan Documents are correct in all material respects on and as of the date of such Borrowing as though made on and as of such date, other than any such representation or warranty that relates to a specified prior date (which shall be correct on and as of such date) and except to the extent the Agent, the Security Trustee and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing the failure of such representation or warranty to be correct;
     (b) no event or circumstance exists, or would result from such Borrowing, that constitutes a Default or an Event of Default;
     (c) no event or circumstance exists, or would result from such Borrowing, that has had, or could reasonably be expected to have, a Material Adverse Effect; and
     (d) the proposed Borrowing does not exceed the Unused Availability prior to giving effect to such Borrowing;
provided, that the foregoing conditions precedent are not conditions to any Lender participating in or reimbursing the Bank or the Agent for such Lender’s Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Section 2.01(b)(ix) and Section 2.01(b)(x).
ARTICLE V
AFFIRMATIVE COVENANTS
     From the date hereof and for so long as any Loan, Commitments or non-contingent Obligations due and payable under the Loan Documents shall remain outstanding or unpaid under this Agreement, or any Letter of Credit shall remain outstanding, the Obligated Parties agree that, unless the Majority Lenders shall otherwise consent in writing, the Obligated Parties (other than Holdings) will:
SECTION 5.01 Existence; Businesses and Properties.
     (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04.
     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect in all material respects the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its consolidated business; maintain and operate such business in substantially the manner in which it is presently conducted and operated other than as affected by Permitted Transactions; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect; and, except in the case of sales, transfer or other dispositions of assets permitted pursuant to Section 6.04 or any casualty or condemnation event resulting in any Casualty Proceeds or Condemnation Proceeds being paid to any Obligated Party, at all times maintain and preserve all property material to the conduct of such business and keep in all material respects such property in good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.
SECTION 5.02 Insurance.
     (a) In the case of the Obligated Parties and each Subsidiary, keep its insurable properties adequately insured at all times by financially sound and reputable insurers (including navigating risk and marine hull and machinery insurance and full form marine protection and indemnity insurance providing for aggregate annual deductible amounts for all Obligated Parties as are then consistent with or customary for (or not in excess of) companies in the same or similar business operating in the same or similar locations; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against, except flood insurance which is discussed in clause (c) below, by extended coverage, in each case as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.
     (b) Cause all such property insurance policies to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in the form of Exhibit H, cause all such policies to provide that neither the Obligated Parties, the Agent, the Security Trustee nor any other party shall be a coinsurer thereunder; cause all such policies to contain such other provisions as the Agent and the Security Trustee may reasonably require from time to time to protect the interest of the Agent, the Security Trustee and the Lenders; cause all such policies relating to owned Vessels to include insurance in respect of each Vessel in an aggregate amount equal to the then fair market value or the book value of such Vessel, and such other provisions as the Agent and the Security Trustee may reasonably require from time to time to protect their interests; deliver to the Agent and the Security Trustee (A) a detailed report signed by independent marine insurance brokers reasonably acceptable to the Agent and the Security Trustee describing the insurance policies then carried and maintained by the Obligated Parties and each Subsidiary (including the names of the underwriters, the types of risks covered by such policies, the amount insured thereunder and the expiration date thereof) and stating that such insurance is, to such insurance broker’s knowledge, comparable to that carried by other experienced and responsible companies in the same or similar businesses operating in the same or similar locations and (B) if requested by the Agent or the Security Trustee, a copy of such policies in a form reasonably acceptable to the Agent and the Security Trustee; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Agent and the Security Trustee (giving the Agent and the Security Trustee the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Agent and the Security Trustee; deliver to the Agent and the Security Trustee, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a detailed report signed by independent marine insurance brokers reasonably acceptable to the Agent and the Security Trustee describing such renewal or replacement policy (including the names of the underwriters, the types of risks covered by such policies, the amount insured thereunder and the expiration date thereof) together with evidence satisfactory to the Agent and the Security Trustee of payment of the premium therefor.
     (c) Notwithstanding any other provision of this Section, the Agent, the Security Trustee and the Required Lenders approve and agree that the flood insurance currently in effect is satisfactory and shall not require the Obligated Parties to acquire any additional flood insurance absent a material change in the nature of the Mortgaged Properties, taken as a whole, or if required by any regulation to which any Lender is subject.
     (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $25,000,000, naming the Agent and the Security Trustee as additional insureds, on forms satisfactory to the Agent and the Security Trustee.
     (e) Notify the Agent and the Security Trustee immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Borrower; and promptly deliver to the Agent and the Security Trustee a duplicate original copy of such policy or policies.
     (f) Without limiting the generality of the foregoing, keep the owned Vessels insured in accordance with the insurance requirements of the Fleet Mortgages.
SECTION 5.03 Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than any Lien permitted under Section 6.02) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and each of the Obligated Parties shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.
SECTION 5.04 Financial Statements, Reports, etc. In the case of the Obligated Parties, deliver to the Agent, which delivery to Agent shall be deemed delivery to each of the Lenders:
     (a) within 90 days after the end of each fiscal year, Holdings’ consolidated and consolidating balance sheets and related statements of income, cash flows and members’ equity interests and/or shareholders’ equity as the case may be, showing the financial condition of Holdings and its Subsidiaries on a consolidated and consolidating basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated and consolidating statements of Holdings shall have been audited for Holdings and its Subsidiaries by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) and shall have been certified by a Financial Officer of Holdings to the effect that such consolidated and consolidating financial statements fairly present the financial condition and results of operations of Holdings, the Borrowers and the other Obligated Parties on a consolidated and consolidating basis in accordance with GAAP;
     (b) commencing with the first fiscal month following the Closing Date, as soon as practicable, but in no event later than 30 days after the end of each fiscal month of Holdings (other than any fiscal month which is also the end of a fiscal quarter for Holdings), monthly unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries and related consolidated and consolidating statements of income and cash flows of the Holdings and their Subsidiaries for the prior fiscal month and the year to date, each certified by a Financial Officer of Holdings as fairly presenting the financial condition and results of operations of the Holdings and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
     (c) (i) concurrently with any delivery of financial statements under (a) and (b) above, a certificate of a Financial Officer (A) certifying such statements, (B) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (C) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.09 and 6.10 (regardless whether a Covenant Testing Trigger Period is then in effect), and (ii) concurrently with any delivery of financial statements under (a) above, a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of the accountants auditing the consolidated and consolidating financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of Holdings and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default under Section 6.09 or 6.10 (if applicable) has occurred and is continuing, or if, in the opinion of such accountants, such an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;
     (d) no later than February 28 of each year, commencing February 28, 2010, monthly financial projections, including consolidated balance sheets and related statements of income and cash flows, for such fiscal year;
     (e) as soon as available, but in any event (i) within fifteen (15) days after the end of each calendar month as of the end of such calendar month, and (ii) within five (5) Business Days after the end of each calendar week as of the end of such calendar week (A) during any Cash Dominion Trigger Period and (B) following the occurrence and during the continuance of an Event of Default, a Borrowing Base Certificate and supporting information in connection therewith;

     (f) as soon as available, but in any event within fifteen (15) days of the end of each calendar month, or at such other times as may be requested by the Agent following the occurrence and during the continuance of an Event of Default, an aging (in form reasonably satisfactory to the Agent) of each Borrower’s Accounts as of the last day of such calendar month, together with a reconciliation to the corresponding Borrowing Base and to the applicable Borrower’s general ledger, which reconciliation shall be reasonably accurate in all material respects;
     (g) as soon as available, but in any event within fifteen (15) days of the end of each calendar month, or more frequently if requested by the Agent at any time (A) during any Cash Dominion Trigger Period and (B) following the occurrence and during the continuance of an Event of Default, (i) Inventory reports by each Borrower, category, quantity, cost, and location (in form reasonably satisfactory to the Agent), together with a reconciliation to the corresponding Borrowing Base and to the applicable Borrower’s general ledger as of the last day of such calendar month, which reconciliation shall be reasonably accurate in all material respects, and (ii) perpetual Inventory reports;
     (h) as soon as available, but in any event within fifteen (15) days of the end of each calendar month, or at such other times as may be requested by the Agent following the occurrence and during the continuance of an Event of Default, a listing (in form reasonably satisfactory to the Agent) of each Borrower’s Eligible Vessels as of the last day of such calendar month, together with the net book value of each thereof, which net book value shall be reasonably accurate in all material respects;
     (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be; and
     (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Obligated Parties or any Subsidiary or compliance with the terms of any material loan or financing agreements, as the Agent, at the request of any Lender, may reasonably request.
The Agent and the Lenders acknowledge and agree that so long as Holdings is a publicly reporting company, filings with respect to its financial statements submitted to the Securities and Exchange Commission within the time periods required by subsections (a), and (h) above shall be deemed to satisfy the requirements for the delivery of such financial statements in subsections (a) and (h) above.
SECTION 5.05 Litigation and Other Notices. Furnish to the Agent and each Lender prompt written notice of the following:
     (a) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Obligated Party that could reasonably be expected to result in a Material Adverse Effect;

     (b) the assertion of any claim by a third party, whether such claim would be covered by insurance, against any Obligated Party that could reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event since the date of this Agreement that, alone or together with any other ERISA Events that have occurred since the date of this Agreement, could reasonably be expected to result in liability of any Obligated Party in an aggregate amount exceeding $5,000,000 (except as disclosed on Schedule 3.15 to the Disclosure Letter); and
     (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrowers setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.06 Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Obligated Party and its Subsidiaries will permit any representatives designated by the Agent or Security Trustee (a) to visit and inspect the financial records and the Collateral of the Obligated Parties or any Subsidiary at reasonable times and upon reasonable notice and as often as reasonably requested, to make extracts from and copies of such financial records, to evaluate Borrowers’ practices in the computation of the Borrowing Base and the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith (except that so long as no Event of Default exists and is continuing, Borrowers shall only be required to reimburse the Agent and Security Trustee for two (2) such visits and inspections per calendar year, unless at any time during such year a Covenant Testing Trigger Period occurs, in which case Borrowers shall then be required to reimburse the Agent and Security Trustee for three (3) such visits and inspections per calendar year; provided, that if any Event of Default has occurred and is continuing then no such limitation on Borrowers’ reimbursement obligations shall apply), (b) to conduct appraisals of the Vessels and Inventory and pay the reasonable fees and expenses in connection therewith (except that so long as no Event of Default exists and is continuing, Borrowers shall only be required to reimburse the Agent and Security Trustee for two (2) Vessel Appraisals (provided, that not more than one (1) such Vessel Appraisal shall be a physical appraisal) and two (2) appraisals of Inventory (provided, that not more than one (1) such appraisal of Inventory shall be a physical appraisal) per calendar year, unless at any time during such year a Covenant Testing Trigger Period occurs, in which case Borrowers shall then be required to reimburse the Agent and Security Trustee for three (3) Vessel Appraisals and three (3) appraisals of Inventory per calendar year; provided that if any Event of Default has occurred and is continuing then no such limitation on Borrowers’ reimbursement obligations shall apply) and (c) to permit any representatives designated by the Agent or Security Trustee to discuss the affairs, finances and condition of the Obligated Parties or any Subsidiary with the officers thereof and independent accountants therefor. In addition to and not in limitation of the foregoing, Agent and the Security Trustee shall have the right at any time or times, in Agent’s or the Security Trustee’s name or in the name of a nominee of Agent or the Security Trustee, to verify the validity, amount or any other matter relating to any Collateral, by mail, telephone, facsimile transmission or otherwise. In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, the Borrowers shall make such adjustments to the Borrowing Base as the Agent shall reasonably require based upon the terms of this Agreement and the results of such collateral monitoring, review or appraisal. All appraisals and field examinations shall be conducted in such a manner as to minimize impact on the operations of the Obligated Parties.
SECTION 5.07 Compliance with Environmental Laws. Except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect, comply, and use reasonable efforts to cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that none of the Obligated Parties or any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so, if any, is being contested in good faith and by proper proceedings and appropriate reserves are being maintained (to the extent required) with respect to such circumstances.
SECTION 5.08 Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.16 or 5.07 shall have occurred and be continuing, at the request of the Required Lenders through the Agent, provide to the Lenders within 45 days (or such longer period as is reasonably required in the circumstances) after such request, at the expense of the Borrowers, an environmental site assessment report with respect to the subject matter of such breach prepared by an environmental consulting firm reasonably acceptable to the Agent indicating, where appropriate under the circumstances, the estimated cost of any compliance or Remedial Action in connection with such breach.
SECTION 5.09 Landlords and Bailees. Each Obligated Party will use its best efforts in good faith to provide to the Agent upon the Agent’s request, an executed Collateral Waiver Agreement (a) from each landlord of leased Real Estate listed on Schedule 3.19(b) to the Disclosure Letter on which any Collateral is located and (b) from each Person that is not an Obligated Party and is in possession of any Collateral. In the event that any Collateral Waiver Agreement requested by the Agent pursuant to this Section 5.09 is not provided, in lieu of such delivery, the Agent may, in its discretion, establish a Reserve with respect to any Collateral located on any leased Real Estate or in the possession of any third party that is not an Obligated Party for which the Agent has not received such executed Collateral Waiver Agreement, and/or exclude such Collateral from the determination of the Borrowing Base.
SECTION 5.10 Unused Availability. Upon giving effect to any payment or series of payments made by the Borrowers or the Obligated Parties aggregating to an amount in excess of five percent (5%) of the Formula Amount (net of (i) any payments made by Borrowers or the Obligated Parties from or reimbursed by the proceeds of insurance or (ii) any other recoveries or reimbursements in favor of Borrowers or the Obligated Parties, in each case, to the extent actually received) in respect of liabilities arising from claims asserted by third parties, Borrowers shall have Unused Availability of not less than the lesser of (a) 20% of the Borrowing Base or (b) $75,000,000.
SECTION 5.11 Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Agent or the Security Trustee may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents. Borrowers will cause any subsequently acquired or organized Domestic Subsidiary to execute a Guaranty Agreement and each applicable Security Document in favor of the Agent or the Security Trustee (unless the Agent or Majority Lenders shall fail to approve such Guarantor in accordance with Section 9.21), provided that no such Domestic Subsidiary shall be required to pledge more than 65% of the Voting Stock of any Foreign Subsidiary. In addition, from time to time, Borrowers will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of their assets and properties as the Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Obligated Parties (including real and other properties acquired subsequent to the Closing Date) other than the Excluded Collateral), provided that the Obligated Parties shall not be required to pledge more than 65% of the Voting Stock of any Foreign Subsidiary. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Agent and the Security Trustee, and the Obligated Parties shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Agent or the Security Trustee shall reasonably request to evidence compliance with this Section. The Obligated Parties agree to provide such evidence as the Agent or the Security Trustee shall reasonably request as to the perfection and priority status of each such security interest and Lien.
ARTICLE VI
NEGATIVE COVENANTS
     From the date hereof and for so long as any Loan, Commitments or non-contingent Obligations due and payable under the Loan Documents shall remain outstanding or unpaid under this Agreement, or any Letter of Credit shall remain outstanding, unless the Majority Lenders shall otherwise consent in writing, the Obligated Parties will not:
SECTION 6.01 Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (a) Indebtedness under the Loan Documents; (b) Indebtedness among the Obligated Parties; (c) Guarantees of any Indebtedness otherwise permitted under this Section 6.01; (d) Indebtedness arising from investments that are permitted by Section 6.03; (e) Indebtedness in respect of Bank Products in respect of overdrafts and related liabilities arising from treasury, depository and cash management services, or in connection with any automated clearing house transfers of funds, (f) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement of indemnification obligations to such Person, in each case in the ordinary course of business, (g) Indebtedness in respect of secured purchase money financing (including Capital Lease Obligations other than Capital Lease Obligations in respect of chartered barges and towboats) in an aggregate amount not to exceed $10,000,000, to the extent permitted by Section 6.02(a) hereof; (h) Capital Lease Obligations in respect of chartered barges and towboats, in an amount not to exceed

$25,000,000 in the aggregate during the term of this Agreement, (i) Indebtedness under the Second Lien Notes evidenced by and as set forth in the Second Lien Documents as in effect on the Closing Date (or to the extent modified or amended as permitted under the Intercreditor Agreement) and subject to the Intercreditor Agreement, (j) Indebtedness outstanding as of the Closing Date as set forth on Schedule 6.01 to the Disclosure Letter and extensions, renewals, replacements and refinancings of any such Indebtedness that do not increase the outstanding principal amount thereof (except by the amount of any premium or fee paid or payable or original issue discount in connection with such extension, renewal, replacement or refinancing), (k) Indebtedness incurred in connection with Permitted Sale/Leaseback Transactions or Permitted JV Transactions, (l) obligations under Hedge Agreements and Guarantees in respect thereof, (m) Indebtedness to a Person which is not a Lender, in an amount not to exceed $35,000,000 in the aggregate during the term of this Agreement, to finance the construction of New Vessels, (n) Subordinated Obligations incurred after the Closing Date; provided that such Indebtedness is on terms and conditions and pursuant to documentation reasonably satisfactory to the Majority Lenders and the Majority Lenders’ consent thereto is evidenced in writing, (o) any Indebtedness existing on any property or asset prior to the acquisition thereof by the Obligated Parties or any Subsidiary, provided that (i) such Indebtedness is not created in contemplation of or in connection with such acquisition, (ii) such Indebtedness does not apply to any other property or assets of the Obligated Parties or any Subsidiary, and (iii) the aggregate outstanding amount of such Indebtedness at any time does not exceed $50,000,000; (p) any Indebtedness of any Person that becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such acquisition, and (ii) the acquisition of such Subsidiary is permitted by Section 6.04, (q) Indebtedness in respect of completion guarantees, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, and (r) other Indebtedness that (i) is unsecured, matures not less than 90 days after the Stated Termination Date and bears interest at a rate per annum not greater than the yield percentage on the Second Lien Notes, or (ii) qualifies as “Permitted Additional Pari Passu Obligations” as such term is defined in the Second Lien Notes Indenture, in an aggregate amount not to exceed $50,000,000. Notwithstanding anything contained herein to the contrary, Holdings’ compliance with this Section 6.01 shall not be required.
SECTION 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:
     (a) Liens as set forth in Schedule 6.02 to the Disclosure Letter, provided that such Liens shall secure only those obligations which they secure on the Closing Date and extensions, renewals, replacements and refinancings thereof which do not increase the outstanding principal amount thereof as of the date of such extensions, renewals, replacements and refinancings;
     (b) any Lien created or permitted under the Loan Documents, the NRG Agreements or the Security Documents;
     (c) any Lien existing on any property or asset prior to the acquisition thereof by the Obligated Parties or any Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Obligated Parties or any Subsidiary and (iii) in the case of the Mortgaged Properties, such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;
     (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;
     (e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising, in the case of such other like Liens, in the ordinary course of business and securing obligations that are not due and payable (after giving effect to applicable grace periods) or which are being contested in good faith with appropriate reserves;
     (f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;
     (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, completion guarantees, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and Liens securing interests in work-in-process relating to progress payment contracts for the construction of barges;
     (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred, in the case of such other similar encumbrances, in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Obligated Parties or the Subsidiaries;
     (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Obligated Parties or any Subsidiary, provided that (i) such security interests secure Indebtedness permitted by Section 6.01(g), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), and (iii) such security interests do not apply to any other property or assets of the Obligated Parties or any of their Subsidiaries;
     (j) Liens securing appeal bonds or arising out of judgments or awards (other than any judgment that is described in Section 7.01(j) and constitutes a Default or Event of Default thereunder) in respect of which the Obligated Parties shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that the Obligated Parties shall have set aside on their books adequate reserves, in accordance with GAAP, with respect to such judgment or award;
     (k) Liens resulting from arrangements among the stockholders of Foreign Subsidiaries which limit or restrict the transfer of Equity Interests of such Foreign Subsidiaries by those stockholders to third parties;

     (l) Liens granted to the Second Lien Agent as set forth in the Second Lien Documents to secure the Indebtedness arising under the Second Lien Documents to the extent permitted by Section 6.01(i) hereof and subject to the Intercreditor Agreement;
     (m) Liens to secure Permitted Sale/Leaseback Transactions or Permitted JV Transactions;
     (n) additional Liens on property or assets securing obligations (other than Indebtedness for borrowed money) not exceeding $5,000,000 at any time, provided that, to the extent any such Lien applies to any Collateral (as defined in the Security Agreement), such Lien does not have priority over the Liens created under the Security Agreement;
     (o) Liens on cash and Permitted Investments to secure obligations under Hedge Agreements relating to fuel rate caps and forward fuel purchases not exceeding $5,000,000 at any time;
     (p) Leases and subleases granted to third parties (in the ordinary course of business consistent with past practices) which do not materially interfere with the ordinary conduct of the business of the Obligated Parties or the Subsidiaries;
     (q) Bankers liens and rights of setoff with respect to customary depository arrangements and Permitted Investments entered into in the ordinary course of business;
     (r) Liens on real property subject to any of the Mortgages identified in the ALTA title policy received by Agent relating to such property;
     (s) Liens permitted under the Fleet Mortgages;
     (t) Liens to secure Indebtedness permitted by Section 6.01(m);
     (u) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (b), (c), (i), (l), (m) and (n); provided, that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not greater than the sum of the outstanding principal amount of the refinanced Indebtedness plus any fees and expenses, including premiums related to such extension, renewal, refinancing or refunding; and
     (v) Holdings’ compliance with this Section 6.02 shall be limited to the creation, incurrence, assumption or permitting to exist of any Lien on any Equity Interests of CBL or any of its Subsidiaries now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof.
SECTION 6.03 Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

     (a) investments, equity contributions, loans and advances existing or required to be made as of the date hereof by each Obligated Party as more particularly set forth on Schedule 3.08 to the Disclosure Letter;
     (b) Permitted Investments and cash;
     (c) loans or advances made by any Obligated Party to any other Obligated Party to the extent permitted by Section 6.01;
     (d) equity contributions made by any Obligated Party to any other Obligated Party (other than Holdings) and investments in Subsidiaries, as set forth on Schedule 3.08 to the Disclosure Letter;
     (e) investments consisting of non-cash consideration received in connection with a sale of assets permitted by Section 6.04(b);
     (f) (i) the payment of reasonable and customary compensation and other benefits (including retirement, health, stock option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Obligated Parties or any Subsidiary, (ii) loans or advances against, and repurchases of, stocks and options of the Obligated Parties held by any employees in connection with any stock option, deferred compensation and other benefit plans and (iii) loans and advances to employees and officers of the Obligated Parties or any of the Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business, in an aggregate principal amount outstanding at any one time not to exceed, in the case of clauses (ii) and (iii) on a combined basis, $10,000,000;
     (g) ordinary course Interest Rate Protection Agreements and ordinary course non speculative foreign exchange agreements and Hedge Agreements relating to commodities;
     (h) Hedge Agreements relating to fuel rate caps and forward fuel purchases collectively covering an aggregate amount of fuel not to exceed the aggregate amount of fuel reasonably expected to be used by Borrowers and their Subsidiaries or in connection with specific contracts or orders, provided, that no such Hedge Agreement entered into between any Obligated Party and any Lender or any Affiliate of any Lender shall be in force or effect after the date which is 30 days prior to the Stated Termination Date;
     (i) Accounts;
     (j) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent Accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
     (k) investments by Holdings in treasury Equity Interests of Holdings existing on the date of this Agreement (including any distributions or recapitalizations with respect thereto);
     (l) Guarantees constituting Indebtedness permitted by Section 6.01;

     (m) other investments, loans and advances in an amount at any time outstanding not to exceed $5,000,000;
     (n) investments and equity contributions pursuant to acquisitions permitted by Section 6.04; and
     (o) Holdings’ compliance with this Section 6.03 shall not be required.
SECTION 6.04 Mergers, Consolidations, Sales of Assets and Acquisitions.
     (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the assets of any Obligated Party and their Subsidiaries, taken as a whole (whether now owned or hereafter acquired), or any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrowers and any Subsidiaries may, subject to Section 2.05(b), purchase and sell Inventory and Vessels in the ordinary course of business and sell or scrap Obsolete Equipment (sales and/or leases of barges and other equipment by Jeffboat to third parties or to any of the Obligated Parties and their Subsidiaries shall in all cases be deemed to be dispositions in the ordinary course of business), (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (A) (i) any wholly owned Subsidiary or a Borrower may merge into a Borrower in a transaction in which a Borrower is the surviving corporation and (ii) any Obligated Party may merge into another Obligated Party in a transaction in which a Borrower is the surviving corporation, (B) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than a Borrower or a wholly owned Subsidiary receives any consideration (provided, that if any such transaction involves a Domestic Subsidiary, the surviving entity shall be a wholly owned Domestic Subsidiary and no person other than the Borrower or a wholly owned Domestic Subsidiary shall receive any consideration, and provided, further, that if any such transaction involves a Guarantor, the surviving entity shall be a Guarantor), (C) any Foreign Subsidiary may merge into or consolidate with any other Foreign Subsidiary in a transaction in which the surviving entity is a Subsidiary and the value of the Borrower’s direct or indirect interest in such surviving entity immediately after such merger or consolidation is at least equal to the aggregate value of its direct or indirect interest in the merging or consolidating Foreign Subsidiaries immediately prior to such merger or consolidation, (D) the Borrowers may enter into Permitted Sale/Leaseback Transactions, (E) if at the time thereof and immediately after giving effect thereto Unused Availability is not less than 20% of the Borrowing Base (determined without giving effect to the assets to be acquired), the Borrowers may purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets or Equity Interests of any other Person; provided, that, (1) to the extent required pursuant to Section 5.11, such Person shall become a Borrower or a Guarantor hereunder, as determined by Agent, and, (2) subject to the eligibility requirements set forth in Section 1.01, the Accounts and Inventory so acquired shall not be deemed to be Eligible Accounts or Eligible Inventory until such time as Agent and the Lenders shall have received, in form and content satisfactory to the Agent in its sole discretion, the results of such field examinations, appraisals and other due diligence required by Agent in connection therewith, and (F) the Borrowers may enter into the Permitted Transactions, (iii) the Obligated Parties and any Subsidiary may consummate transactions contemplated by the NRG Agreements, (iv) the Obligated Parties and any Subsidiary may engage in Asset Sales to the extent provided for in subsection (b) below, and (v) Holdings may sell, transfer or otherwise dispose of all or any substantial part of its assets or the Equity Interests of any of its Subsidiaries (other than, in each case, the assets and Equity Interests of CBL and its Subsidiaries), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets or Equity Interests of any other Person.
     (b) Neither the Obligated Parties nor any Subsidiary shall engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the fair market value (as determined in good faith by the applicable Obligated Party’s board of directors or analogous body) of the assets being sold, transferred, leased or disposed of, and (iii) the fair market value (as determined in good faith by the Borrowers’ board of directors or analogous body) of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed $25,000,000 in the aggregate during the term of this Agreement; provided, that the provisions of this Section 6.04(b) shall not apply to Permitted Asset Sales and transactions contemplated by the NRG Agreements, and the limitations set forth in Section 6.04(b)(iii) shall not apply to the sale by any Obligated Party of its Equity Interests in any non-Domestic Subsidiaries or any Asset Sales by any non-Domestic Subsidiary.
SECTION 6.05 Dividends and Distributions; Restrictions on Ability to Pay Dividends.
     (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose other than, so long as no Default or Event of Default exists or is continuing or would exist after giving effect thereto, Permitted Dividends; provided, however, that any Borrower or Guarantor may declare and pay dividends or make other distributions ratably to its shareholders provided that as of the date that any such dividend or distribution is declared and paid (i) no Default or Event of Default exists or is continuing or would exist after giving effect to any such dividend or distribution, (ii) Agent and Lenders have received the financial statements required to be delivered under Section 5.04(a) for the immediately preceding fiscal year (commencing with the financial statements for the 2009 fiscal year of Holdings), and (iii) on a pro forma basis for the thirty (30) consecutive day period immediately prior to such date and after giving effect to any such dividend or distribution, (A) Borrowers have Unused Availability of not less than 25% of the Borrowing Base and (B) the Consolidated Fixed Charge Coverage Ratio is not less than 1.20 to 1.00.
     (b) Except pursuant to the agreements identified on Schedule 6.05(b) to the Disclosure Letter, permit any Obligated Party or any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Obligated Party or any such Subsidiary to (i) pay any dividends or make any other distributions on its Equity Interests or any other interest or (ii) make or repay the Loans or advances to the Obligated Party or the parent of such Subsidiary, provided that the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or Second Lien Document.

     (c) Notwithstanding anything contained herein to the contrary, Holdings’ compliance with this Section 6.05 shall not be required.
SECTION 6.06 Transactions with Affiliates. Except as set forth on Schedule 6.06 to the Disclosure Letter, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Obligated Parties or any Subsidiary may engage in (i) any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrowers or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided, that, for any transactions other than transactions solely among any Obligated Parties and their Subsidiaries, the Borrowers shall give the Agent at least 5 calendar days prior written notice of any such transaction in excess of $5,000,000, (ii) the Transactions, and (iii) transactions with a Person formed as the result of a Permitted JV Transaction; provided, that the applicable Obligated Party’s board of directors or analogous body has determined in good faith that the prices and terms and conditions of each such transaction with such Person are not less favorable to the applicable Obligated Party than could be obtained on an arm’s-length basis from unrelated third parties, and (b) this Section 6.06 shall not apply to transactions (i) among the Obligated Parties, (ii) solely between or among wholly owned Foreign Subsidiaries, (iii) relating to Permitted Sale/Leaseback Transactions, Permitted Dividends or Permitted Transactions or (iv) among the Obligated Parties and their Affiliates which are specifically allowed under other Sections of this Agreement.
SECTION 6.07 Business of Obligated Parties and Subsidiaries. Engage at any time in any business or business activity other than a Related Business.
SECTION 6.08 Other Indebtedness and Agreements.
     (a) Enter into any waiver, supplement, modification or amendment of (i) the Second Lien Notes Indenture or any other Second Lien Document to the extent that any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect or (ii) the articles of organization, operating agreement or by-laws of the Obligated Parties or any Subsidiary, in each case to the extent that any such waiver, supplement, modification or amendment would be adverse in any material respect to the rights of the Lenders under the Loan Documents or in respect of the transactions contemplated thereby; provided, that the Borrowers shall deliver to the Agent (i) for its review a description of any waiver, supplement, modification or amendment of the Second Lien Notes Indenture or any other Second Lien Document at least ten (10) Business Days (or such shorter period as may be reasonably practicable) prior to the execution and delivery thereof and (ii) a copy of such waiver, supplement, modification or amendment promptly after it becomes available to the Borrowers.
     (b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any prepayment or other voluntary or optional payment of Indebtedness for borrowed money of the Obligated Parties or any Subsidiary which is unsecured or secured by Liens junior in priority to the Liens of the Collateral Agent, or (ii) pay in cash any amount in respect of such Indebtedness that may at the obligor’s option be paid in kind or in other securities, except (A) payment of Indebtedness created under the Loan Documents and (B) payment of intercompany Indebtedness to the extent permitted under clauses (b) and (c) of Section 6.01 and (C) with the proceeds of replacements and refinancings of any such Indebtedness that do not increase the outstanding principal amount thereof (except by the amount of any premium or fee paid or payable or original issue discount in connection with such extension, renewal, replacement or refinancing), to the extent permitted by Section 6.01. Notwithstanding the foregoing, any Borrower or Guarantor may repay all or a portion of the outstanding principal amount of any Indebtedness; provided, that, with respect to any repayment of Indebtedness other than the Obligations under the Loan Documents, as of the date of any such repayment, (i) no Default or Event of Default exists or is continuing or would exist after giving effect to any such repayment, (ii) Agent and Lenders have received the financial statements required to be delivered under Section 5.04(a) for the immediately preceding fiscal year (commencing with the financial statements for the 2009 fiscal year of Holdings), and (iii) on a pro forma basis for the thirty (30) consecutive day period immediately prior to such date and after giving effect to any such repayment, (A) Borrowers have Unused Availability of not less than 25% of the Borrowing Base and (B) the Consolidated Fixed Charge Coverage Ratio is not less than 1.20 to 1.00.
     (c) Notwithstanding anything contained herein to the contrary, Holdings’ compliance with this Section 6.08 shall not be required.
SECTION 6.09 Consolidated First Lien Leverage Ratio. Permit the Consolidated First Lien Leverage Ratio as of the end of any fiscal month ending during or immediately before any Covenant Testing Trigger Period to be in excess of:
     (a) 3.0:1.0 for any month from May 2009 through and including March 2010;
     (b) 2.75:1.0 for any month from April 2010 through and including September 2010;
     (c) 2.5:1.0 for any month from October 2010 through and including March 2011;
     (d) 2.25:1.0 for any month from April 2011 through and including December 2011; and
     (e) 2.0 to 1.0 for any month thereafter
SECTION 6.10 Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal month ending during or immediately before any Covenant Testing Trigger Period to be in excess of 1.1:1.0.
ARTICLE VII
EVENTS OF DEFAULT
SECTION 7.01 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:
     (a) any representation or warranty made or deemed made in or in connection with any Loan Document hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect in light of the circumstances when made, deemed made or furnished;

     (b) default shall be made in the payment of any principal of the Loans when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
     (c) default shall be made in the payment of any interest on the Loans or any fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;
     (d) default shall be made in the due observance or performance by any of the Obligated Parties of any covenant, condition or agreement contained in Sections 5.01(a), 5.04, 5.05, 5.06 or 5.10 or in Article VI;
     (e) default shall be made in the due observance or performance by any of the Obligated Parties of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent to the Borrowers which notice will be given at the request of any Lender;
     (f) any of the Obligated Parties shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;
     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of any of the Obligated Parties, or of a substantial part of the property or assets of any of the Obligated Parties, under the Bankruptcy Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Obligated Parties or for a substantial part of the property or assets of any of the Obligated Parties; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) any of the Obligated Parties shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Obligated Parties or for a substantial part of the property or assets of any of the Obligated Parties or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
     (i) any of the Obligated Parties shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
     (j) one or more judgments for the payment of money in an aggregate amount in excess of five percent (5%) of the Formula Amount, (i) which amount is net of applicable insurance coverage (provided that in the event such a judgment is covered by insurance, the Agent is provided with satisfactory evidence that the insurance provider will provide the coverage relating thereto) and (ii) with respect to such judgments(s), Borrowers do not have the minimum Unused Availability set forth in Section 5.10 to enable the payment necessary to satisfy such uninsured liabilities, shall be rendered against any of the Obligated Parties or any combination thereof and the same shall not be satisfied, discharged, stayed or vacated for a period of 60 consecutive days;
     (k) an ERISA Event (other than as described in Schedule 3.15 to the Disclosure Letter) shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in payments by any Borrower and its ERISA Affiliates in an aggregate amount exceeding (i) $5,000,000 in any year during the term of this Agreement or (ii) $10,000,000 for all periods during the term of this Agreement;
     (l) Except in respect of Collateral having an aggregate value not in excess of five percent (5%) of the Formula Amount, any security interest purported to be created by any of the Security Documents shall cease to be, or shall be asserted by the Obligated Parties or any other Obligated Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement, the NRG Agreements or such Security Document) security interest or mortgage in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from action or inaction by the Agent or the Security Trustee;
     (m) there occurs any event that results in a Material Adverse Effect; or
     (n) there shall have occurred a Change in Control.
SECTION 7.02 Remedies.
     (a) After the occurrence and during the continuance of any Event of Default, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Obligated Party: (i) reduce the Maximum Revolver Amount, or the advance rates against the Net Amount of Eligible Accounts, Eligible Inventory and/or Eligible Vessels used in computing the Borrowing Base (including increasing the amount of any Reserve); (ii) restrict the amount of, or refuse to make, Revolving Loans; and (iii) instruct the Letter of Credit Issuer to restrict or refuse to provide Letters of Credit.
     (b) After the occurrence and during the continuance of any Event of Default, the Agent shall, at the direction of the Majority Lenders, do one or more of the following: (i) take any of the actions described in clause (a) preceding, at any time or times and in any order, without notice to or demand on any Obligated Party; (ii) terminate the Commitments, the obligation of the Lenders to make Revolving Loans under this Agreement, and/or the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit hereunder; (iii) declare any or all of the Obligations under the Loan Documents to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 7.01(g), 7.01(h), or 7.01(i), the Commitments shall automatically and immediately expire and all Obligations under the Loan Documents shall automatically become immediately due and payable without notice or demand of any kind; (iv) require the Borrowers to provide a Supporting Cash Deposit in an amount equal to 105% of all Obligations (contingent or otherwise) outstanding with respect to Letters of Credit; and (v) pursue its other rights and remedies under the Loan Documents and any applicable law.
     (c) After the occurrence and during the continuance of any Event of Default,: (i) the Agent shall have, for the benefit of the Agent and the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Obligated Party’s premises, at no cost to the Agent or any Lender, or remove any part of the Collateral to such other place or places as the Agent may desire, or the Obligated Parties shall, upon the Agent’s demand, at the Obligated Parties’ cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; (iii) the Agent or the Agent’s designee may notify each Obligated Party’s Account Debtors whose payment obligations constitute Collateral that such Obligated Party’s Accounts have been assigned to the Agent and of the Agent’s Lien therein, and may collect such Accounts directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan: and (iv) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit, or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Obligated Party agrees that any notice by the Agent of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Obligated Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten days prior to such action to such Obligated Party’s address specified in or pursuant to Section 9.02. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Obligated Party. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Obligated Party irrevocably waives the posting of any bond, surety, or security with respect thereto that might otherwise be required, any demand for possession prior to the commencement of any suit or action to recover the Collateral, and any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Obligated Party agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Obligated Party’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising, or selling any Collateral, and each Obligated Party’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including Attorney Costs, and then to the Obligations as provided herein. The Agent will return any excess to the Borrowers, and the Borrowers shall remain liable for any deficiency.
     (d) Without limiting the generality of the foregoing, each Obligated Party expressly agrees that, after the occurrence and during the continuance of any Event of Default, the Agent, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Obligated Party or any other Person (all and each of which demands, advertisements, and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of any Obligated Party where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Obligated Party or any other Person notice and opportunity for a hearing on the Agent’s claim or action and may collect, receive, assemble, process, appropriate, and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as the Agent may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any other Credit Provider shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Agent and the other Credit Providers, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Obligated Party hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Agent shall have the right to conduct such sales on any Obligated Party’s premises or elsewhere and shall have the right to use each Obligated Party’s premises without charge for such time or times as the Agent deems necessary or advisable.
     (e) Each Obligated Party further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at a place or places designated by the Agent that are reasonably convenient to the Agent and such Obligated Party, whether at such Obligated Party’s premises or elsewhere. Until the Agent is able to effect a sale, lease, or other disposition of the Collateral, the Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent shall have no obligation to any Obligated Party to maintain or preserve the rights of such Obligated Party as against third parties with respect to any Collateral while such Collateral is in the possession of the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and the other Credit Providers), with respect to such appointment without prior notice or hearing as to such appointment. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, or sale to the Obligations as provided in Section 2.11(e), and only after so paying over such net proceeds, and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to the applicable Obligated Party. To the maximum extent permitted by applicable law, each Obligated Party waives all claims, damages, and demands against the Agent or any other Credit Provider arising out of the repossession, retention, or sale of the Collateral except to the extent resulting from the gross negligence or willful misconduct of the Agent or such other Credit Provider as finally determined in a final, nonappealable judgment by a court of competent jurisdiction. Each Obligated Party agrees that ten days prior notice by the Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Obligated Parties shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees or other expenses incurred by the Agent or any other Credit Provider to collect such deficiency.
     (f) Except as otherwise specifically provided herein or in the other Loan Documents, each Obligated Party hereby waives presentment, demand, protest, or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.
     (g) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Obligated Party acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Obligated Party, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession, or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection, or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Obligated Party acknowledges that the purpose of this Section 7.02(g) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02(g). Without limiting the foregoing, nothing contained in this Section 7.02(g) shall be construed to grant any rights to any Obligated Party or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by Requirement of Law in the absence of this Section 7.02(g).
     (h) After the occurrence and during the continuance of any Event of Default, each Obligated Party, at the Agent’s request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

     (i) After the occurrence and during the continuance of any Event of Default, the Borrowers will, at the Agent’s request, with respect to all Inventory financed by Letters of Credit, instruct all suppliers, carriers, forwarders, customs brokers, warehouses, or others receiving or holding cash, checks, Inventory, documents, or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent’s order, and if they shall come into any Borrower’s possession, to deliver them, upon request, to the Agent in their original form. The Borrowers shall also, at the Agent’s request, after the occurrence and during the continuance of any Event of Default, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents or cause all such documents to designate a Borrower as the consignee subject to the Agent’s Liens.
     (j) After the occurrence and during the continuance of any Event of Default, each Obligated Party hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent’s rights to repossess the Collateral without judicial process or to replevy, attach, or levy upon the Collateral without notice or hearing.
ARTICLE VIII
THE AGENT AND SECURITY TRUSTEE
SECTION 8.01 Appointment and Authorization.
     (a) Each Lender hereby irrevocably appoints and designates the Bank (acting in its capacity as the Agent and the Security Trustee) as its agent under this Agreement and the other Loan Documents and as the security trustee under the Fleet Mortgages, and each Lender hereby irrevocably authorizes the Agent and the Security Trustee to take such action on such Lender’s behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent and the Security Trustee by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent and the Security Trustee agree to act as such on the express conditions contained in this Article VIII. Other than as expressly provided in Section 8.10 and Section 8.11, the provisions of this Article VIII are solely for the benefit of the Agent, the Security Trustee and the other Credit Providers, and no Obligated Party shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent and the Security Trustee shall not have any duties or responsibilities, except those expressly set forth herein or in the Fleet Mortgages, nor shall the Agent or the Security Trustee have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent or the Security Trustee. Without limiting the generality of the foregoing sentence, the use of the term “agent” or “security trustee” in this Agreement or any other Loan Document with reference to the Agent or the Security Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such terms are used merely as a matter of market custom, and are intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent and the Security Trustee shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that the Agent or the Security Trustee is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (i) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (ii) the making of Agent Advances pursuant to Section 2.01(b)(x) and (iii) the exercise of remedies pursuant to Section 7.02, and any action so taken or not taken shall be deemed consented to by the Lenders.
     (b) The Letter of Credit Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued hereunder and the agreements and documents associated therewith. The Letter of Credit Issuer shall have all of the benefits and immunities (i) provided to the Agent in this Article VIII with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it, or proposed to be issued by it, and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article VIII included the Letter of Credit Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Letter of Credit Issuer.
SECTION 8.02 Delegation of Duties. The Agent and the Security Trustee may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent and the Security Trustee shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.
SECTION 8.03 Liability of the Agent and the Security Trustee. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Credit Provider or Participant for any recital, statement, representation, or warranty made by an Obligated Party or any Affiliate of an Obligated Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent or the Security Trustee under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligated Party or an other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of either Obligated Party or any Obligated Party’s Affiliates.
SECTION 8.04 Reliance by the Agent and the Security Trustee. The Agent and the Security Trustee shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, electronic mail message, statement, or other document or conversation believed by the Agent or the Security Trustee to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligated Party or any of their respective

Affiliates), independent accountants and other experts selected by the Agent or the Security Trustee. The Agent and the Security Trustee shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or the Required Lenders, as applicable, as the Agent or the Security Trustee deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent and the Security Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders or the Required Lenders, as applicable, (or all Lenders if so required hereunder) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed and delivered this Agreement shall be deemed to have consented to, approved, or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by, or acceptable or satisfactory to, a Lender unless the Agent or the Security Trustee shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 8.05 Notice of Default. Neither the Agent nor the Security Trustee shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, other than the failure of any Borrower to make any payment of principal, interest, fees, and expenses required to be paid to the Agent for the benefit of the Credit Providers, unless the Agent or the Security Trustee shall have received written notice from an Obligated Party or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent and the Security Trustee will notify the Lenders of its receipt of any such notice. The Agent or the Security Trustee shall take such action with respect to such Default or Event of Default as may be directed by the Majority Lenders or the Required Lenders, as applicable, in accordance with Article IX; provided, that unless and until the Agent or the Security Trustee has received any such direction, the Agent and the Security Trustee may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Credit Providers.
SECTION 8.06 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to such Lender, and that no act by the Agent or the Security Trustee hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Obligated Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether any Agent-Related Person has disclosed material information in its possession. Each Lender represents to the Agent and the Security Trustee that such Lender has, independently and without reliance upon any Agent-Related Person and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Obligated Parties and their Affiliates, and any Requirement of Law relating to the transactions contemplated hereby, and such Lender has made its own decision to enter into this Agreement and to extend credit to the Obligated Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as such Lender shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Obligated Parties and their Affiliates. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of any Borrower or any of their Affiliates that may come into the possession of any of the Agent-Related Persons.
SECTION 8.07 Indemnification. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL, UPON DEMAND, INDEMNIFY THE AGENT-RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE OBLIGATED PARTIES AND WITHOUT LIMITING THE OBLIGATION OF THE OBLIGATED PARTIES TO DO SO), IN ACCORDANCE WITH THEIR PRO RATA SHARES, AND HOLD HARMLESS EACH AGENT-RELATED PERSON FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES (AS SUCH TERM IS DEFINED IN SECTION 9.04(b)) SOLELY TO THE EXTENT ACTING IN ITS CAPACITY AS AGENT OR SECURITY TRUSTEE; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO ANY AGENT-RELATED PERSON OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES TO THE EXTENT DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH AGENT-RELATED PERSON’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, FURTHER, THAT NO ACTION TAKEN IN ACCORDANCE WITH THE DIRECTIONS OF THE MAJORITY LENDERS OR THE REQUIRED LENDERS, AS APPLICABLE, SHALL BE DEEMED TO CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT FOR PURPOSES OF THIS SECTION. Without limitation of the foregoing, each Lender shall reimburse the Agent and the Security Trustee upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent or the Security Trustee in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent and the Security Trustee are not reimbursed for such expenses by or on behalf of the Obligated Parties. The undertaking in this shall survive the termination of the Commitments, payment of all Obligations hereunder, and the resignation or replacement of the Agent the Security Trustee.
Section 8.08 The Agent and the Security Trustee in its Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Obligated Party and its Affiliates as though the Bank were not the Agent, the Security Trustee or the Letter of Credit Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Bank or its Affiliates may receive information regarding an Obligated Party, its Affiliates, and Account Debtors (including information that may be subject to confidentiality obligations in favor of any such Obligated Party or Affiliate), and the Lenders acknowledge that the Agent, the Security Trustee and the Bank shall be under no obligation to provide such information to the Lenders. With respect to its Loans, the Bank as a Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, the Security Trustee or the Letter of Credit Issuer, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.
Section 8.09 Successor Agent. The Agent may resign as Agent (the “resigning Agent”) upon at least 30 days prior notice to the Lenders and the Borrowers (and any such resignation by the Bank shall also constitute its resignation as the Security Trustee (the “resigning Security Trustee”) and the Letter of Credit Issuer hereunder (the “resigning Letter of Credit Issuer”)). In the event the Bank sells all of its Commitment and Loans as part of a sale, transfer, or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as the Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative agent, collateral agent and security trustee (any Person being appointed as successor to the resigning Agent being referred to in this Section as the “successor Agent,” and any such appointment shall also constitute appointment of the successor Agent as the Security Trustee hereunder (the “successor Security Trustee”) and the Letter of Credit Issuer hereunder (the “successor Letter of Credit Issuer”)) for the Lenders that shall be consented to by the Borrowers at all times other than during the existence of a Default or an Event of Default (such consent not to be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the resigning Agent may appoint, after consulting with the Lenders and the Borrowers, a successor Agent from among the Lenders. Upon the acceptance of its appointment as the successor Agent hereunder, (a) the successor Agent shall succeed to all the rights, powers, and duties of the resigning Agent, the resigning Security Trustee and the resigning Letter of Credit Issuer, (b) the respective terms “Agent” and “Letter of Credit Issuer” shall mean the successor Agent, the successor Security Trustee and the successor Letter of Credit Issuer, and (c) the resigning Agent’s appointment, rights, powers, and duties as the Agent shall be terminated, (d) the resigning Security Trustee’s appointment, rights, powers, and duties as the Security Trustee shall be terminated, and (e) the resigning Letter of Credit Issuer’s appointment, rights, powers, and duties as the Letter of Credit Issuer shall be terminated without any other or further act or deed on the part of the resigning Letter of Credit Issuer or any Lender, other than the obligation of the successor Letter of Credit Issuer to issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the resigning Letter of Credit Issuer to effectively assume the obligations of the resigning Letter of Credit Issuer with respect to its Letters of Credit. After any resigning Agent’s resignation hereunder as the Agent, the provisions of this Article VIII, Section 2.13, and Section 9.04 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor Agent has accepted appointment as successor Agent within 30 days of the resigning Agent’s notice of resignation, the resigning Agent’s resignation shall nevertheless thereupon become effective (except as the Security Trustee) and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor Agent as provided for in this Section 8.09.
SECTION 8.10 Collateral Matters.
     (a) The Credit Providers hereby irrevocably authorize the Agent and the Security Trustee to release (i) any Agent’s Liens upon any Collateral (A) upon (1) termination of the Commitments, (2) termination or collateralization as provided in Section 2.03(g) of all outstanding Letters of Credit

(whether or not any of such obligations are due), and (3) the Obligated Parties’ payment and satisfaction in full of all Loans and other Obligations due and payable under the Loan Documents (other than indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied), (B) constituting property being sold, transferred or disposed of if the Obligated Parties certify to the Agent that the sale, transfer or disposition is made in compliance with Section 6.04 (and the Agent may rely conclusively on any such certification, without further inquiry), (C) constituting property being pledged or deposited if the Obligated Parties certify to the Agent that the pledge or deposit is made in compliance with Section 6.02 (and the Agent may rely conclusively on any such certification, without further inquiry), or (D) constituting property in which the Obligated Parties owned no interest at the time the Lien was granted or at any time thereafter, and (ii) any Guarantor in the event such Guarantor shall cease to be a Subsidiary upon the consummation of a transaction permitted hereunder (which release shall include all security interests in the Collateral of such Guarantor). Except as provided above, the Agent and Security Trustee will not release any of the Agent’s Liens without the prior written authorization of all the Lenders; provided, that (x) the Agent or the Security Trustee may, in its discretion, release the Agent’s Liens on Collateral valued in the aggregate not in excess of $2,500,000 during each fiscal year without the prior written authorization of any Lender and (y) the Agent or the Security Trustee may, in its discretion, release the Agent’s Liens on Collateral valued in the aggregate in excess of $2,500,000 and not in excess of $50,000,000 during each fiscal year with the prior written authorization of the Required Lenders. Upon request by the Agent, the Security Trustee or the Obligated Parties at any time, the Credit Providers will confirm in writing the Agent’s or the Security Trustee’s authority to release any Guarantor and any of the Agent’s Liens upon particular types or items of Collateral in accordance with the terms of this Section 8.10.
     (b) Upon receipt by the Agent or the Security Trustee of any authorization required pursuant to Section 8.10(a) from the Lenders or the Majority Lenders, as applicable, of the Agent’s or the Security Trustee’s authority to release any Agent’s Liens upon particular types or items of Collateral and/or the release of any Guarantor, as applicable, and upon at least five Business Days prior written request by an Obligated Party, the Agent and the Security Trustee shall (and are hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided that (i) the Agent and the Security Trustee shall not be required to execute any such document containing terms that, in the Agent’s or the Security Trustee’s opinion, would expose the Agent or the Security Trustee to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations under the Loan Documents or any Liens (other than those expressly being released) upon (or obligations of the Obligated Parties in respect of) all interests retained by the Obligated Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
     (c) The Agent and the Security Trustee shall have no obligation whatsoever to any of the Credit Providers to assure that the Collateral exists or is owned by the Obligated Parties or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent and the Security Trustee pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent and the Security Trustee may act in any manner they may deem appropriate, in their sole discretion, given the Agent’s and the Security Trustee’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent and the Security Trustee shall have no other duty or liability whatsoever to any Credit Provider as to any of the foregoing.
SECTION 8.11 Restrictions on Actions by Lenders; Sharing of Payments.
     (a) Each of the Credit Providers (in their respective capacity as a Lender or as an Agent-Related Person hereunder) agrees that it shall not, without the express consent of the Agent, setoff against the Obligations, any amounts owing by such Credit Provider to any Obligated Party or any accounts of any Obligated Party now or hereafter maintained with such Lender. Each of the Credit Providers further agrees that it shall not, unless specifically requested to do so by the Agent or the Security Trustee upon the occurrence and during the continuance of an Event of Default, take or cause to be taken any action to enforce its rights under this Agreement or any other Loan Document or against any Obligated Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
     (b) If at any time or times any Credit Provider shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Credit Provider arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Credit Provider from the Agent pursuant to the terms of this Agreement or pursuant to an assignment permitted by Section 9.05, or (ii) payments from the Agent in excess of such Credit Provider’s ratable portion of all such distributions by the Agent, such Credit Provider shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Credit Providers and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied among the Credit Providers in accordance with the terms of this Agreement; provided that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
SECTION 8.12 Agency for Perfection. Each Credit Provider hereby appoints each other Credit Provider as agent for the purpose of perfecting Liens, for the benefit of the Credit Providers, in assets that, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Credit Provider (other than the Agent) obtain possession of any such Collateral, such Credit Provider shall notify the Agent thereof, and, promptly upon the Agent’s request therefor, shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.
SECTION 8.13 Payments by Agent to the Lenders. All payments to be made by the Agent to the Credit Providers shall be made by bank wire transfer or internal transfer of immediately available funds to each Credit Provider pursuant to transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Credit Provider is an Assignee, delivered with or in the applicable Assignment and Acceptance), or pursuant to such other transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium, interest, or fees on the Revolving Loans, the Letters of Credit, or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to any Credit Provider that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Credit Provider on such due date an amount equal to the amount then due such Credit Provider. If and to the extent the Borrowers have not made such payment in full to the Agent, each Credit Provider shall repay to the Agent on demand such amount distributed to such Credit Provider, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Credit Provider until the date repaid.
SECTION 8.14 Settlement.
     (a) Each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Obligated Parties) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, including the Non-Ratable Loans and the Agent Advances, shall take place on a periodic basis in accordance with the following provisions:
          (i) The Agent shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent’s election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (Chicago, Illinois time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Bank, in the case of the Non-Ratable Loans, and the Agent, in the case of the Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 3:00 p.m. (Chicago, Illinois time), on the Settlement Date applicable thereto. Settlements shall occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IV have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance for which the Agent has requested Settlement and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank’s or the Agent’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after the Settlement Date and thereafter at the Interest Rate then applicable to Base Rate Loans (1) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan and (2) for itself, with respect to each Agent Advance.

          (ii) Notwithstanding the foregoing, not more than one Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance, and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Bank or the Agent, as applicable, shall pay to the Bank or the Agent, as applicable, as the purchase price of such participation an amount equal to 100% of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact transferred to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.
          (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (ii) preceding, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.
          (iv) Between Settlement Dates, to the extent no Agent Advances are outstanding, the Agent may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the payment of the Revolving Loans, for application to the Bank’s Revolving Loans, including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which a Lender has not yet funded its purchase of a participation pursuant to clause (ii) preceding), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent, and the other Lenders.
          (v) Unless the Agent has received written notice from a Borrower or Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article IV have been satisfied and the requested Borrowing will not exceed the Unused Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.
     (b) The Lenders’ Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.
     (c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing in the case of LIBOR Loans and on the date of such Borrowing in the case of Base Rate Loans, that such Lender will not make available as and when required hereunder to the Agent such Lender’s Pro Rata Share of such Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and if the Agent has transferred a corresponding amount to the Borrowers, on the Business Day following such Funding Date the applicable Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If any such amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing provided that in such event Borrowers shall not be required to pay any breakage fees which may otherwise be provided for under this Agreement. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being referred to herein as a “Defaulting Lender”) shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on such Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lenders’ Pro Rata Share of any Borrowing.
     (d) Retention of Defaulting Lender’s Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender.” Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (i) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (ii) the Unused Line Fee shall accrue in favor of the Lenders that have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Obligated Party of its duties and obligations hereunder.
     (e) Removal of Defaulting Lender. At the Borrowers’ request, the Agent (acting in its individual capacity as a Lender) or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent (acting in its individual capacity as a Lender) or such Eligible Assignee, all of the Defaulting Lender’s outstanding Loans and Commitments hereunder. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent (acting in its individual capacity as a Lender) or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender’s Loans, plus accrued interest and fees (excluding the Unused Line Fee to the extent not required to be paid to the Defaulting Lender pursuant to Section 8.14(d)), without premium or discount.
SECTION 8.15 Letters of Credit; Intra-Lender Issues.
     (a) Notice of Letter of Credit Balance. On each Settlement Date, the Agent shall notify each Lender of the issuance of any Letters of Credit since the prior Settlement Date.
     (b) Participations in Letters of Credit.
          (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.03(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers, and any security therefor or guaranty pertaining thereto).
          (ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the Agent or the Letter of Credit Issuer payment from a Lender, the Agent shall pay to such Lender such Lender’s Pro Rata Share of such payment from such Borrower. Each such payment shall be made by the Agent on the next Settlement Date.
          (iii) Documentation. Upon the request of any Lender, the Letter of Credit Issuer shall furnish to the Agent and the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation relating to such Letter of Credit as may reasonably be requested by such Lender.
          (iv) Obligations Irrevocable. The obligation of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligation of the Borrowers to make payments to the Agent, for the account of the Lenders, with respect to any Letter of Credit shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:
     (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
     (B) the existence of any claim, setoff, defense, or other right that any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);
     (C) any draft, certificate, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;
     (E) the occurrence of any Default or Event of Default; or
     (F) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article IV.
     (c) Recovery or Avoidance of Payments; Refund of Payments in Error. In the event any payment by or on behalf of the Borrowers received by the Agent with respect to any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided, or recovered from the Agent or the Letter of Credit Issuer in connection with any receivership, liquidation, or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided, or recovered, together with interest at the rate required to be paid by the Agent or the Letter of Credit Issuer upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.
     (d) Indemnification by the Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses

(including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Letter of Credit Issuer’s own gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.
SECTION 8.16 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent and the Security Trustee to enter into the other Loan Documents, for the benefit and obligation of the Credit Providers. Each Lender agrees that any action taken by the Agent, the Security Trustee, the Required Lenders, or the Majority Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Security Trustee, the Required Lenders, or the Majority Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans (including the Agent Advances and the Non-Ratable Loans, Bank Products, and all interest, fees, and expenses hereunder) constitute one Indebtedness, secured pari passu by all of the Collateral, subject to the order of distribution of payments set forth in Section 2.11(e).
SECTION 8.17 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:
     (a) is deemed to have requested that the Agent and the Security Trustee furnish such Lender, promptly after it becomes available, a copy of each field audit, appraisal or examination report (each a “Report” and collectively, the “Reports”) prepared by or on behalf of the Agent;
     (b) expressly agrees and acknowledges that neither the Bank, the Agent nor the Security Trustee (i) makes any representation or warranty as to the accuracy of any Report or (ii) shall be liable for any information contained in any Report;
     (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent, the Security Trustee, the Bank, or any other Person performing any audit or examination will inspect only specific information regarding the Obligated Parties and will rely significantly upon the Obligated Parties’ books and records, as well as on representations of the Obligated Parties’ personnel;
     (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to any assignee or Participant (or any potential assignee or Participant), or use any Report in any other manner; and
     (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent, the Security Trustee and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans to the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold the Agent, the Security Trustee and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including Attorney Costs) incurred by the Agent, the Security Trustee and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
SECTION 8.18 Relation Among the Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Agent and the Security Trustee) authorized to act for, any other Lender.
SECTION 8.19 Joint Lead Arrangers. Each Lender hereby irrevocably appoints and designates BAS, Wachovia, UBSS and STRH (acting in their individual capacities as Joint Lead Arrangers) as its joint lead arrangers under this Agreement and the other Loan Documents. Each of BAS, Wachovia, UBSS and STRH, as a “Joint Lead Arranger”, shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the Loan Documents. Without limiting the foregoing, none of BAS, Wachovia, UBSS and STRH shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on BAS, Wachovia, UBSS or STRH in deciding to enter into this Agreement or in taking or not taking action hereunder.
SECTION 8.20 Joint Book Runners. Each Lender hereby irrevocably appoints and designates BAS, Wachovia, UBSS and STRH (acting in their individual capacities as Joint Book Runners) as its joint book runners under this Agreement and the other Loan Documents. Each of BAS, Wachovia, UBSS and STRH, as a “Joint Book Runner”, shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the Loan Documents. Without limiting the foregoing, none of BAS, Wachovia, UBSS and STRH shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on BAS, Wachovia, UBSS or STRH in deciding to enter into this Agreement or in taking or not taking action hereunder.
SECTION 8.21 Syndication Agent. Each Lender hereby irrevocably appoints and designates WFF (acting in its capacity as the Syndication Agent) as its syndication agent under this Agreement and the other Loan Documents. WFF, as “Syndication Agent”, shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the Loan Documents. Without limiting the foregoing, WFF shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on WFF in deciding to enter into this Agreement or in taking or not taking action hereunder.
SECTION 8.22 Co-Documentation Agents. Each Lender hereby irrevocably appoints and designates UBSS, SunTrust and RBSBC (acting in their individual capacities as Co-Documentation Agents) as its co-documentation agents under this Agreement and the other Loan Documents. Each of UBSS, SunTrust and RBSBC, as a “Co-Documentation Agent”, shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the Loan Documents. Without limiting the foregoing, none of UBSS, SunTrust and RBSBC shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on UBSS, SunTrust or RBSBC in deciding to enter into this Agreement or in taking or not taking action hereunder.
ARTICLE IX
MISCELLANEOUS
SECTION 9.01 [RESERVED].
SECTION 9.02 Notices.
     (a) Except as otherwise provided herein, all notices, demands, and requests that any party is required or elects to give to any other party shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (i) upon personal delivery thereof, including, but not limited to, delivery by overnight mail or courier service, (ii) four days after it shall have been mailed by U.S. mail, first class, certified or registered, with postage prepaid, or (iii) in the case of notice by such a telecommunications device, when properly transmitted and confirmed, in each case addressed to the party to be notified as follows:

If to the Agent,
to the Security Trustee
or to the Bank:	Bank of America, N.A.
135 S. LaSalle, Suite 465
Chicago, Illinois 60603
Attention: Peter M. Walther
Telecopy No.: (312) 904-7190

With a copy to:	Otterbourg, Steindler, Houston &
Rosen, P.C.
230 Park Avenue
New York, New York 10169
Attention: Richard L. Stehl, Esq.
Telecopy No. (212) 682-6104

If to any Obligated Party:	c/o Commercial Barge Line Company
1701 East Market Street
Jeffersonville, Indiana 47130
Attention: SVP and General Counsel
Telecopy No.: (812) 288-0294

With a copy to:	Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Anny Huang, Esq.

Telecopy No. (312) 853-2933
If to a Lender, to the address of such Lender set forth on Schedule 1.01(A) of this Agreement or on the most recent Assignment and Acceptance to which such Lender is a party, or to such other address as each party may designate for itself by like notice.
     (b) Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such Loan Documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on the Obligated Parties that are parties thereto, the Agent, the Lenders, and all other parties to the Loan Documents. The Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     (c) The Agent, the Security Trustee and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices in lieu of written Notices of Borrowing and Notices of Continuation/Conversion) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, (ii) such notices were incomplete or were not preceded or followed by any other form of notice specified herein, or (iii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Obligated Parties shall indemnify each Credit Provider from all losses, costs, expenses, and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.
     (d) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each Obligated Party agrees to use reasonable efforts to provide all Communications (as defined below) to the Agent in an electronic/soft medium in a format acceptable to the Agent to the e-mail addresses specified by the Agent to ACL from time to time. As used in this Section 9.02, “Communications” means all information, documents and other materials that any Obligated Party is obligated to furnish to the Agent pursuant to this Agreement or any other Loan Document, including all notices, requests, Financial Statements, financial and other reports, certificates, and other information materials, but excluding any such information, documents, or materials that (i) relate to any request for a Borrowing or a continuation or a conversion of any existing Loan (including any election of an interest rate or the duration of an Interest Period), (ii) relate to the payment of any principal or other amount due under this Agreement or any other Loan Document prior to the scheduled date therefor, (iii) provide notice of any Default or Event of Default; or (iv) are required to be delivered to satisfy any condition set forth in Section 4.01 or Section 4.02.
     (e) Each Obligated Party and each Credit Provider agrees that the Agent and the Security Trustee may make the Loan Documents and the Communications, together with other information relating to the Obligated Parties and their business and assets, including Borrowing Base Certificates, appraisals, and Reports, (all such other information being referred to collectively in this Section 9.02 as the “Other Information”), available to the Credit Providers by posting on Intralinks or a substantially similar electronic transmission system approved by the Borrowers (which approval shall not be unreasonably withheld) (each such system being referred to in this Section 9.02 as a

“Platform”). Each Obligated Party (i) acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and (ii) agrees that posting of the Communications and Other Information to a Platform will not in any event constitute a breach of the confidentiality provisions of Section 9.13.
     (f) EACH PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY LOAN DOCUMENTS, COMMUNICATIONS, OR OTHER INFORMATION POSTED BY ANY AGENT-RELATED PERSON TO ANY PLATFORM, OR THE ADEQUACY OF ANY PLATFORM, AND THE AGENT-RELATED PERSONS AND THE OTHER CREDIT PROVIDERS EXPRESSLY DISCLAIM ANY LIABILITY FOR ERRORS OR OMISSIONS IN ANY LOAN DOCUMENTS, COMMUNICATIONS, OR OTHER INFORMATION AS POSTED ON ANY PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY (INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS) IS MADE BY THE AGENT-RELATED PERSONS OR ANY OTHER CREDIT PROVIDER IN CONNECTION WITH THE LOAN DOCUMENTS, COMMUNICATIONS, OR OTHER INFORMATION OR ANY PLATFORM. IN NO EVENT SHALL ANY AGENT-RELATED PERSON OR ANY OTHER CREDIT PROVIDER HAVE ANY LIABILITY TO ANY OBLIGATED PARTY OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND (INCLUDING DIRECT OR INDIRECT DAMAGES, SPECIAL DAMAGES, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN CONTRACT, TORT OR OTHERWISE)) ARISING OUT OF ANY PERSON’S TRANSMISSION OF LOAN DOCUMENTS, COMMUNICATIONS, OR OTHER INFORMATION THROUGH THE INTERNET, OR POSTING OR FAILURE TO POST ANY LOAN DOCUMENTS, COMMUNICATIONS, OR OTHER INFORMATION ON ANY PLATFORM, EXCEPT TO THE EXTENT DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     (g) Subject to the last sentence of clause (f) preceding, the Agent agrees that the receipt of the Communications by it at its e-mail addresses specified to the Obligated Parties from time to time shall constitute effective delivery of the Communications to the Agent for purposes of this Agreement. Each Lender agrees that notice to it (as provided in the following sentence) specifying that the Communications and the Other Information have been posted to a Platform shall constitute effective delivery of the Communications and the Other Information to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail addresses to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.
SECTION 9.03 Waivers; Amendments.
     (a) Except as specified in clauses (b), (c) and (d) following, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Obligated Party therefrom, shall be effective unless such amendment, modification, or consent is in writing, signed by the Majority Lenders (or by the Agent or the Security Trustee at the written request of the Majority Lenders) and the Obligated Parties, and acknowledged by the Agent or the Security Trustee, and then any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.
     (b) Unless it is in writing and signed by all of the Lenders (or by the Agent at the written request of the Lenders) and the Borrowers and acknowledged by the Agent, no amendment, waiver, or consent shall do any of the following:
          (i) amend (A) the first two sentences of Section 2.01(b)(i) or (B) Sections 2.11(e)(i) and 8.11(b) to the extent such provisions relate to the pro rata nature of the payments made by and to the Lenders, or Sections 8.14(a) and 8.14(b);
          (ii) subject to Section 9.03(c), increase the Maximum Revolver Amount or the Letter of Credit Subfacility;
          (iii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees (other than fees payable to the Agent solely for the Agent’s benefit), or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;
          (iv) reduce the principal of, or the rate of interest specified herein on any Loan or LC Obligation, or any fees or other amounts payable hereunder or under any other Loan Document;
          (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the outstanding Obligations under the Loan Documents or LC Obligations that is required for the Lenders, or any of them, to take any action hereunder;
          (vi) change the definition of Borrowing Base, Cash Dominion Trigger Period, Covenant Testing Trigger Period, Eligible Accounts, Eligible Inventory, Inventory Advance Amount, Pro Rata Share, Vessel Advance Amount, Vessel Advance Rate, Vessel Appraisal, Eligible Vessels, Majority Lenders, or Required Lenders;
          (vii) change the order of the application of payments set forth in Section 2.11(e);
          (viii) amend Section 8.10, this Section 9.03 or any provision of this Agreement providing for consent or other action by all of the Lenders; or
          (ix) other than as permitted by Section 8.10, release or subordinate any Guaranties of the Obligations or release or subordinate any Collateral;
provided that (A) no amendment, waiver, or consent shall, unless in writing and signed by the Agent or the Security Trustee, affect the rights or duties of the Agent or the Security Trustee under this Agreement or any other Loan Document, (B) no amendment, waiver, or consent shall, unless in writing and signed by the Bank, acting in its capacity as the Letter of Credit Issuer affect the rights or duties of the Letter of Credit Issuer under this Agreement or any other Loan Document related to any Letter of Credit issued or to be issued by it, (C) Schedule 1.01(A) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance with this Agreement, (D) any agreement, document or instrument relating to Bank Products may be amended by the applicable Obligated Party and the counterparty thereto without the approval or consent of any other Lender, and (E) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, or consent hereunder.
     (c) Notwithstanding anything to the contrary contained herein, unless it is in writing and signed by the Majority Lenders and each Lender affected thereby, no amendment shall (i) increase (other than pursuant to an assignment hereunder) or extend the Commitment of any Lender or, (ii) except as set forth in Section 9.03(b)(i), amend any provision relating to the pro rata nature of the payments made by and to the Lenders.
     (d) No waiver, amendment, or consent shall, unless in writing and signed by the Required Lenders and the Obligated Parties and acknowledged by the Agent, amend any provision of Section 2.01(b)(x), other than an amendment to the percentage of Lenders required to revoke the Agent’s authorization to make Agent Advances which revocation shall require only the signature of the Required Lenders.
     (e) If any fees are paid to the Lenders as consideration for amendments, waivers, or consents with respect to this Agreement, at the Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers, or consents within the time specified for submission thereof.
     (f) If, in connection with any proposed amendment, waiver, or consent:
          (i) requiring the consent of all of the Lenders, the consent of the Required Lenders is obtained but the consent of the other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) or clause (ii) following being referred to as a “Non-Consenting Lender”), or
          (ii) requiring the consent of the Required Lenders, the consent of the Majority Lenders is obtained but the consent of the other Lenders is not obtained,
          (iii) then, if the Bank (in its individual capacity as a Lender) is not a Non-Consenting Lender, at the Borrowers’ request the Bank (in its individual capacity as a Lender) or an Eligible Assignee shall, subject to the requirements of Section 9.05, have the right (but not the obligation) to purchase from each Non-Consenting Lender, and each Non-Consenting Lender agrees that it shall sell, such Non-Consenting Lender’s Loans and Commitments for an amount equal to the aggregate outstanding principal balances thereof plus all accrued interest and fees with respect thereto through the date of sale pursuant to one or more Assignment and Acceptances, without premium or discount.
SECTION 9.04 Expenses; Indemnity; Damage Waiver.
     (a) Fees and Expenses. The Obligated Parties agree to pay to the Agent, the Security Trustee and the Lenders, for their respective accounts, on demand, all reasonable out-of-pocket (except as expressly provided below) costs and expenses that the Agent and the Lenders pay or incur in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (i) Attorney Costs; (ii) costs and expenses (including Attorney Costs) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (iii) costs and expenses of lien searches; (iv) taxes, fees, and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent and the Security Trustee in connection with the consummation of this Agreement); (v) sums paid or incurred to pay any amount or take any action required of any Obligated Party under the Loan Documents that such Obligated Party fails to pay or take; (vi) costs of (A) appraisals, including any Vessel Appraisal (whether conducted by an internal or external appraiser), and (B) inspections, and verifications of the Collateral and other due diligence, including travel, lodging, and meals, with respect to the Collateral and the Obligated Parties’ operations by the Agent and the Security Trustee, plus the Agent’s and the Security Trustee’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $1,000 per day (or portion thereof) for each Person retained or employed by the Agent and the Security Trustee with respect to each field examination or audit) performed or prepared at any time, and (vii) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Clearing Accounts and lockboxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Obligated Parties agree to pay (A) to the Agent and the Security Trustee, for their benefit, on demand, all reasonable out-of-pocket (except as expressly provided below) costs and expenses incurred by the Agent and the Security Trustee (including Attorney Costs), and (B) to the Lenders (other than the Bank), for their benefit, on demand, all reasonable and actual fees, expenses, and disbursements incurred by the Lenders for one law firm retained by the Lenders, in each case, paid or incurred to obtain payment of the Obligations under the Loan Documents, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent, the Security Trustee or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The Agent and Security Trustee shall submit reasonable documentation of any such costs and expenses. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Obligated Parties. All of the foregoing costs and expenses shall be charged to the Loan Account as Revolving Loans as described in Section 2.11(d). The agreements in this Section 9.04 shall survive payment of all other Obligations. Agent and the Security Trustee agree to use their commercially reasonable efforts to conduct all appraisals and field examinations in such manner as to minimize impact on the operations of the Obligated Parties.
     (b) (i) EACH OBLIGATED PARTY AGREES TO DEFEND, INDEMNIFY, AND HOLD THE AGENT-RELATED PERSONS, EACH CREDIT PROVIDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS, AND ATTORNEYS-IN-FACT (EACH, AN “INDEMNIFIED PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS AND REASONABLE LEGAL COSTS AND EXPENSES OF THE OTHER CREDIT PROVIDERS) OF ANY KIND OR NATURE WHATSOEVER THAT MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE LOANS AND THE TERMINATION, RESIGNATION, OR REPLACEMENT OF THE AGENT OR REPLACEMENT

OF ANY OTHER CREDIT PROVIDER) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OTHER AGREEMENT, INSTRUMENT, OR DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY INDEMNIFIED PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY BANKRUPTCY, INSOLVENCY, OR OTHER PROCEEDING, AND ANY APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE LOANS, OR THE USE OF THE PROCEEDS OF THE LOANS, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT NO OBLIGATED PARTY SHALL HAVE ANY OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PERSON’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGREEMENTS IN THIS SECTION 9.04(b)(i) SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.
          (ii) EACH OBLIGATED PARTY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE AGENT AND THE LENDERS FROM ANY LOSS OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE RELATING TO ANY OBLIGATED PARTY’S OPERATIONS, BUSINESS, OR PROPERTY. THIS INDEMNITY WILL APPLY WHETHER THE HAZARDOUS SUBSTANCE IS ON, UNDER, OR ABOUT ANY OBLIGATED PARTY’S PROPERTY OR OPERATIONS OR PROPERTY LEASED TO ANY OBLIGATED PARTY. THE INDEMNITY INCLUDES BUT IS NOT LIMITED TO ATTORNEY COSTS AND REASONABLE LEGAL COSTS AND EXPENSES OF THE OTHER CREDIT PROVIDERS (INCLUDING ENVIRONMENTAL ASSESSMENTS). THE INDEMNITY EXTENDS TO THE AGENT AND THE OTHER CREDIT PROVIDERS, THEIR AFFILIATES, SUBSIDIARIES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS, AND ASSIGNS. AS USED IN THIS SECTION 9.04(b)(ii), “HAZARDOUS SUBSTANCES” MEANS ANY SUBSTANCE, MATERIAL, OR WASTE THAT IS OR BECOMES DESIGNATED OR REGULATED AS “TOXIC,” “HAZARDOUS,” “POLLUTANT,” OR “CONTAMINANT” OR A SIMILAR DESIGNATION OR REGULATION UNDER ANY FEDERAL, STATE, OR LOCAL LAW (WHETHER UNDER COMMON LAW, STATUTE, REGULATION, OR OTHERWISE) OR JUDICIAL OR ADMINISTRATIVE INTERPRETATION OF SUCH, INCLUDING PETROLEUM OR NATURAL GAS. THIS INDEMNITY WILL SURVIVE REPAYMENT OF ALL OTHER OBLIGATIONS.
     (c) To the extent that the Obligated Parties fail to pay any amount required to be paid by them to the Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.
     (d) All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.05 Successors and Assigns.
     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that (i) the Obligated Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Obligated Parties without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Security Trustee and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees that is not an Ineligible Assignee (as such term is defined in the Eligible Assignee Side Letter) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
     (A) the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or if an Event of Default has occurred and is continuing, any other assignee; and
     (B) the Agent, provided that no consent of the Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment, an Affiliate of a Lender or an Approved Fund.
          (ii) Assignments shall be subject to the following additional conditions:
     (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s portion of the Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;

     (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
     (C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance (which Assignment and Acceptance shall include an acknowledgment by the Assignee party thereto that it has received a copy of and is subject to the terms of the NRG Agreements and the Intercreditor Agreement), together with a processing and recordation fee of $3,500; provided the same shall not apply to any assignment between a Lender and one or more Affiliates of such Lender or an Approved Fund; and
     (D) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.
     For the purposes of this Section 9.05(b), the term “Approved Fund” has the following meaning:
     “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.08, 2.10 and 9.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
          (iv) The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, the principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.11(d) or 9.04(c), the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
     (c) (i) Any Lender may, without the consent of the Borrowers or the Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.03(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Obligated Parties agree that each Participant shall be entitled to the benefits of Sections 2.08, 2.10, and 2.11(h) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11(e) as though it were a Lender.
          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.08 or 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.10(e) as though it were a Lender.
     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.06 Survival. All covenants, agreements, representations and warranties made by the Obligated Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.08, 2.10, 2.11(h) and 9.04 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.
SECTION 9.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.08 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.09 Right of Setoff. Each Lender and each of its Affiliates is hereby authorized at any time and from time to time following the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Obligated Parties against any of and all the obligations of the Obligated Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.10 Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without giving effect to any conflict of law principles.

     (b) The Obligated Parties hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Obligated Parties or their properties in the courts of any jurisdiction.
     (c) The Obligated Parties hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.13 Confidentiality. Each of the Agent, the Security Trustee and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Obligated Parties and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Obligated Parties. For the purposes of this Section, “Information” means all information received from the Obligated Parties relating to the Obligated Parties or their business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Obligated Parties; provided that, in the case of information received from the Obligated Parties after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.
SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to Loans, together with all fees, charges and other amounts which are treated as interest on such Loans under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.15 USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Obligated Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Obligated Parties, which information includes the name and address of the Obligated Parties and other information that will allow such Lender to identify the Obligated Parties in accordance with the Act. Each Obligated Party shall provide all such information to the Lenders and all such information so provided shall be true and correct in all respects.
SECTION 9.16 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY OBLIGATED PARTY, THE AGENT, ANY OTHER CREDIT PROVIDER, OR ANY OTHER PERSON AGAINST ANY OBLIGATED PARTY, THE AGENT, ANY OTHER CREDIT PROVIDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY

CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH OBLIGATED PARTY, THE AGENT, AND EACH OTHER CREDIT PROVIDER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
SECTION 9.17 Final Agreement. This Agreement and the other Loan Documents are intended by the Obligated Parties, the Agent, the Security Trustee and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof and thereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by a Responsible Officer of each of (a) the Obligated Parties, (b) the Agent, and (c) the Majority Lenders, the Required Lenders, or all of the Lenders, to the extent required under the terms of this Agreement.
SECTION 9.18 Joint and Several Liability. All Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement for, all Obligations, regardless of the manner or amount in which proceeds of Loans are used, allocated, shared, or disbursed by or among the Borrowers themselves, or the manner in which the Agent and/or any Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans and extensions of credit received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower’s Obligations with respect to Loans and other extensions of credit made to it, and such Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Agent and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower. Each Borrower’s obligations under this Agreement and as an obligor under a Guaranty Agreement shall be separate and distinct obligations. Each Borrower’s obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (b) the absence of any attempt to collect the Obligations from any other Borrower, any Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance, or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower or Guarantor, or any part thereof, or any other agreement now or hereafter executed by any other Borrower or Guarantor and delivered to the Agent and/or any Lender, (d) the failure by the Agent and/or any

Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower or Guarantor, (e) the Agent’s and/or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, or the application of Section 1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (g) the disallowance of all or any portion of the Agent’s and/or any Lender’s claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (h) any other circumstances that might constitute a legal or equitable discharge or defense of a Guarantor or of any other Borrower. With respect to any Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy that the Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any Guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Agent and/or any Lender. Upon any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.
SECTION 9.19 Contribution and Indemnification among the Borrowers. Each Borrower is obligated to repay the Obligations as a joint and several obligor under this Agreement. To the extent that any Borrower shall, as a joint and several obligor under this Agreement, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower and to the extent any other Borrower makes any transfer (including any payment, grant, guaranty, or granting of a Lien) pursuant to this Agreement (any such payment or transfer being referred to herein as an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments that could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

SECTION 9.20 Agency of ACL for the Obligated Parties. Each of the Obligated Parties irrevocably appoints ACL as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein (including execution and delivery to the Agent of Borrowing Base Certificates) and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action that might otherwise be valid or effective only if given or taken by the Obligated Parties or acting singly, shall be valid and effective if given or taken by ACL and the Agent and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of ACL under this Section 9.20, provided that nothing in this Section 9.20 shall limit the effectiveness of, or the right of the Agent and the Lenders to rely upon, any notice, document, instrument, certificate, acknowledgment, consent, direction, certification, or other action delivered by ACL pursuant to this Agreement.
SECTION 9.21 Additional Borrowers and Guarantors. The addition of any Person as a Borrower or a Guarantor to this Agreement is subject to approval of the Agent and the Majority Lenders and is subject to compliance by such Person with the requirements of Section 5.11, and may be conditioned upon such requirements as they may determine in their discretion, including (a) the furnishing of such financial and other information as the Agent or any such Lender, as applicable, may request, (b) approval by all appropriate approval authorities of the Agent and each such Lender, as applicable, and (c) execution and delivery by the Obligated Parties, such Person, the Agent, and the Majority Lenders of such agreements and other documentation (including an amendment to this Agreement or any other Loan Document), and the furnishing by such Person or any of the Obligated Parties of such certificates, opinions, and other documentation, as the Agent and any such Lender may request. Neither the Agent nor any Lender shall have any obligation to approve any such Person for addition as a party to this Agreement.
SECTION 9.22 Express Waivers By Obligated Parties In Respect of Cross Guaranties and Cross Collateralization. Each Obligated Party agrees as follows.
     (a) Each Obligated Party hereby waives: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Loans, the issuance of any Letter of Credit, or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such Obligated Party’s right to make inquiry of the Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Obligated Party or of any other fact that might increase such Obligated Party’s risk with respect to such other Obligated Party under the Loan Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (vi) all other notices (except if such notice is specifically required to be given to such Obligated Party hereunder or under any of the other Loan Documents to which such Obligated Party is a party) and demands to which such Obligated Party might otherwise be entitled.
     (b) Each Obligated Party hereby waives the right by statute or otherwise to require any Credit Provider to institute suit against any other Obligated Party or to exhaust any rights and remedies that any Credit Provider has or may have against any other Obligated Party. Each Obligated Party further waives any defense arising by reason of any disability or other defense of any other Obligated Party (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Obligated Party in respect thereof.
     (c) Each Obligated Party hereby waives and agrees not to assert against any Credit Provider: (i) any defense (legal or equitable), setoff, counterclaim, or claim that such Obligated Party may now or at any time hereafter have against any other Obligated Party or any other party liable under the Loan Documents; (ii) any defense, setoff, counterclaim, or claim of any kind or nature available to any other Obligated Party against any Credit Provider, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Credit Provider under any Requirement of Law; (iv) the benefit of any statute of limitations affecting any other Obligated Party’s liability hereunder.
     (d) Each Obligated Party consents and agrees that, without notice to or by such Obligated Party and without affecting or impairing the obligations of such Obligated Party hereunder, the Agent may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (ii) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Obligated Party in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any Guaranty of the Obligations.
     (e) Each Obligated Party represents and warrants that such Obligated Party is currently informed of the financial condition of the other Obligated Parties and all other circumstances that a diligent inquiry would reveal and that bear upon the risk of nonpayment of the Obligations. Each Obligated Party further represents and warrants that such Obligated Party has read and understands the terms and conditions of the Loan Documents. Each Obligated Party agrees that no Credit Provider has any responsibility to inform any Obligated Party of the financial condition of the other Obligated Party or of any other circumstances that bear upon the risk of nonpayment or nonperformance of the Obligations.
ARTICLE X
TERM AND TERMINATION
SECTION 10.01 Term. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent may, and upon direction from the Required Lenders shall, terminate this Agreement, without notice to the Borrowers, during the existence of an Event of Default. Upon the Termination Date, all Obligations due and payable under the Loan Documents (including all unpaid principal, accrued and unpaid interest, and any early termination or prepayment fees, but excluding indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) shall become immediately due and payable, the Lenders shall have no obligation to make any Loans, the Agent shall have no obligation to cause the Letter of Credit Issuer to issue any Letter of Credit, and the applicable Borrower shall immediately arrange for the cancellation and return of all Letters of Credit then outstanding or for the delivery to the Agent of a Supporting Cash Deposit or a Supporting Letter of Credit in accordance with Section 2.03(g). Notwithstanding the termination of this Agreement, until all non-contingent Obligations due and payable under the Loan Documents are indefeasibly paid and performed in full, the Obligated Parties shall remain bound by the terms of this Agreement and/or the other Loan Documents to which they are a party, respectively, and shall not be relieved of any of their Obligations hereunder or thereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder and thereunder (including the Agent’s Liens in and all rights and remedies with respect to all then existing and after-acquired or after-arising Collateral).
SECTION 10.02 Effect of Termination. Upon the payment in full of the non-contingent Obligations due and payable under the Loan Documents, the Agent shall terminate its Liens in all of the Collateral unless, with respect to any loss or damage the Agent may incur as a result of the dishonor or return of any payment items applied to the Obligations, the Agent shall not have received either (a) a written agreement, executed by the Borrowers and any other Person deemed financially responsible by the Agent and whose loans or other advances to the Borrowers are used in whole or in part to satisfy the Obligations, indemnifying the Agent and the other Credit Providers from any such loss or damage or (b) such monetary reserves and Liens on the Collateral for such period of time as the Agent, in its reasonable credit judgment, may deem necessary to protect the Agent and the Lenders from any such loss or damage. The provisions of Sections 2.03(f), 2.04, 2.08, 2.09, 2.10, 2.11(e), 8.07, 9.04(a), 9.04(b), 9.16, 9.19 and this Section 10.02, and all indemnification obligations of the Borrowers shall in all events survive any termination of the Commitments or this Agreement.
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     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

BORROWERS: COMMERCIAL BARGE LINE COMPANY AMERICAN COMMERCIAL LINES LLC ACL TRANSPORTATION SERVICES LLC JEFFBOAT LLC
By:	/s/ Dawn R. Landry
	Name:	Dawn R. Landry
	Title:	Vice President and Secretary , of each

GUARANTOR: AMERICAN COMMERCIAL LINES, INC.
By:	/s/ Dawn R. Landry
	Name:	Dawn R. Landry
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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ADMINISTRATIVE AGENT, COLLATERAL AGENT AND SECURITY TRUSTEE: BANK OF AMERICA, N. A.
By:	/s/ Steven Blumberg
	Name:	Steven Blumberg
	Title:	Vice President

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LENDER: BANK OF AMERICA, N.A.
By:	/s/ Steven Blumberg
	Name:	Steven Blumberg
	Title:	Vice President

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LENDER: WELLS FARGO FOOTHILL, LLC
By:	/s/ Sanat Amladi
	Name:	Sanat Amladi
	Title:	Vice President

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LENDER: UBS LOAN FINANCE LLC
By:	/s/ Irja S. Otsa
	Name:	Irja S. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

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LENDER: SUNTRUST BANK
By:	/s/ J. Haynes Gentry, III
	Name:	J. Haynes Gentry, III
	Title:	Vice President

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LENDER: RBS BUSINESS CAPITAL, A DIVISION OF RBS ASSET FINANCE, INC., A SUBSIDIARY OF RBS CITIZENS, NA
By:	/s/ James B. Mascott
	Name:	James B. Mascott
	Title:	Senior Vice President

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LENDER: PNC BANK
By:	/s/ Joseph Peterson
	Name:	Joseph Peterson
	Title:	Vice President

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LENDER: FIFTH THIRD BANK
By:	/s/ David O’Neal
	Name:	David O’Neal
	Title:	Vice President

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SCHEDULE 1.01(A)
COMMITMENTS

BANK OF AMERICA, N.A.	Commitment Amount	$75,000,000
	Commitment Percentage	19.2308%

WELLS FARGO FOOTHILL, LLC	Commitment Amount	$75,000,000
	Commitment Percentage	19.2308%

UBS LOAN FINANCE LLC	Commitment Amount	$75,000,000
	Commitment Percentage	19.2308%

SUNTRUST BANK	Commitment Amount	$75,000,000
	Commitment Percentage	19.2308%

RBS BUSINESS CAPITAL, A DIVISION OF RBS ASSET FINANCE, INC. A SUBSIDIARY OF RBS CITIZENS, NA	Commitment Amount	$50,000,000
	Commitment Percentage	12.8205%

PNC BANK, NATIONAL ASSOCIATION	Commitment Amount	$25,000,000
	Commitment Percentage	6.4103%

FIFTH THIRD BANK	Commitment Amount	$15,000,000
	Commitment Percentage	3.8462%

EXHIBIT A
ASSIGNMENT AND ACCEPTANCE AGREEMENT
     ASSIGNMENT AND ACCEPTANCE AGREEMENT, dated as of           , 200   among                                                              (the “Transferor Lender”),                                           (“Purchasing Lender”), and BANK OF AMERICA, N.A., as administrative agent and collateral agent for the Lenders under the Loan Agreement described below (in such capacity, the “Agent”).
WITNESSETH:
     WHEREAS, this Assignment and Acceptance Agreement is being executed and delivered in accordance with Section 9.05 of the Loan Agreement dated as of July 7, 2009 among the lending institutions from time to time party thereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, the “Agent”) and as security trustee (in such capacity, the “Security Trustee”), Banc of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint lead arrangers for the Lenders (in their respective capacities as joint lead arrangers, the “Joint Lead Arrangers”), Banc Of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint book runners for the Lenders (in their respective capacities as joint book runners, the “Joint Book Runners”), Wells Fargo Foothill, LLC, as syndication agent for the Lenders (in its capacity as syndication agent, the “Syndication Agent”), UBS Securities LLC, Suntrust Bank and RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, NA, as co-documentation agents for the Lenders (in their respective capacities as co-documentation agents, the “Co-Documentation Agents”), Commercial Barge Line Company, a Delaware corporation (“CBL”), American Commercial Lines LLC, a Delaware limited liability company (“ACL”), ACL Transportation Services LLC, a Delaware limited liability company (“ACLTS”) and Jeffboat LLC, a Delaware limited liability company (“ Jeffboat”; and together with CBL, ACL and ACLTS, each, individually a “Borrower” and collectively, the “Borrowers”), and each of the other Obligated Parties (as defined therein) signatory thereto (as from time to time amended, restated, renewed, extended, replaced, substituted, supplemented or otherwise modified in accordance with the terms thereof, the “Loan Agreement”);
     WHEREAS, Purchasing Lender wishes to become a Lender party to the Loan Agreement; and
     WHEREAS, the Transferor Lender is selling and assigning to Purchasing Lender rights, obligations and commitments under the Loan Agreement;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     1. All capitalized terms used herein which are not defined shall have the meanings given to them in the Loan Agreement.
     2. Upon receipt by the Agent of four counterparts of this Assignment and Acceptance Agreement to each of which is attached a fully completed Schedule I, and each of which has been executed by the Transferor Lender and Agent, Agent will transmit to Transferor Lender and Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule II to this Assignment and Acceptance Agreement (a “Transfer Effective Notice”). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer affected by this Assignment and Acceptance Agreement shall become effective (the “Transfer Effective Date”) which date shall not be earlier than the first (1st) Business Day following the date such Transfer Effective Notice is received. From and after the Transfer Effective Date, Purchasing Lender shall be a Lender party to the Loan Agreement for all purposes thereof.
     3. At or before 12:00 Noon (Chicago, Illinois time) on the Transfer Effective Date, Purchasing Lender shall pay to Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between Transferor Lender and such Purchasing Lender (the “Purchase Price”), of the portion being purchased by such Purchasing Lender (such Purchasing Lender’s “Purchased Percentage”) of the outstanding Loans and other amounts owing to the Transferor Lender under the Loan Agreement. Effective upon receipt by Transferor Lender of the Purchase Price from a Purchasing Lender, Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty, and Purchasing Lender hereby irrevocably purchases, takes and assumes from Transferor Lender, such Purchasing Lender’s Purchased Percentage of the Advances and other amounts owing to the Transferor Lender under the Loan Agreement together with all instruments, documents and collateral security pertaining thereto.
     4. Transferor Lender has made arrangements with Purchasing Lender with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by Transferor Lender to such Purchasing Lender of any fees heretofore received by Transferor Lender pursuant to the Loan Agreement prior to the Transfer Effective Date and (b) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Loan Agreement from and after the Transfer Effective Date.
     5. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of Transferor Lender pursuant to the Loan Agreement shall, instead, be payable to or for the account of Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Assignment and Acceptance Agreement.
          (b) All interest, fees and other amounts that would otherwise accrue for the account of Transferor Lender from and after the Transfer Effective Date pursuant to the Loan Agreement shall, instead, accrue for the account of, and be payable to, Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Assignment and Acceptance Agreement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, Transferor Lender and Purchasing Lender will make appropriate

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arrangements for payment by Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from Borrowers.
     6. Concurrently with the execution and delivery hereof, Transferor Lender will provide to Purchasing Lender conformed copies of the Loan Agreement and all related documents delivered to Transferor Lender.
     7. Each of the parties to this Assignment and Acceptance Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Acceptance Agreement.
     8. By executing and delivering this Assignment and Acceptance Agreement, Transferor Lender and Purchasing Lender confirm to and agree with each other and Agent and Lenders as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto; (b) Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of its obligations under the Loan Agreement or any other instrument or document furnished pursuant hereto; (c) Purchasing Lender confirms that it has received a copy of the Loan Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement; (d) Purchasing Lender will, independently and without reliance upon Agent, Transferor Lender or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (e) Purchasing Lender appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof; (f) Purchasing Lender agrees that it will perform all of its respective obligations as set forth in the Loan Agreement to be performed by it as a Lender; and (g) Purchasing Lender represents and warrants to Transferor Lender, Lenders, Agent, and Borrowers that it is either (i)entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from the United States withholding tax on interest and other payments made by Borrowers under the Loan Agreement and the Other Documents or (ii) is engaged in trade or business within the United States of America.
     9. Schedule I hereto sets forth the revised Commitment of Transferor Lender and the Commitment of Purchasing Lender as well as administrative information with respect to Purchasing Lender.
     10. This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be executed by their respective duly authorized officers on the date set forth above.

as Transferor Lender
By:
Name:
Title:

as a Purchasing Lender
By:
Name:
Title:

BANK OF AMERICA, N.A., as Agent
By:
Name:
Title:

[CONSENTED TO BY: AMERICAN COMMERCIAL LINES LLC, as agent for the Borrowers
By:
Name:
	Title:	][1]

[1]	Include only if required pursuant to the terms of the Loan Agreement.

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SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE AGREEMENT
LIST OF OFFICES, ADDRESSES FOR NOTICES AND COMMITMENT AMOUNTS

[Transferor Lender]	Revised Commitment Amount	$

[Purchasing Lender]	Commitment Amount	$
Addresses for Notices
Attention:
Telephone:
Telecopier:

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SCHEDULE II TO ASSIGNMENT AND ACCEPTANCE AGREEMENT
[Form of Transfer Effective Notice]
To:                                            , as Transferor Lender and                                            , as Purchasing Lender:
     The undersigned, as Agent under the Loan Agreement dated as of July 7, 2009 among the lending institutions from time to time party thereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, the “Agent”) and as security trustee (in such capacity, the “Security Trustee”), Banc of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint lead arrangers for the Lenders (in their respective capacities as joint lead arrangers, the “Joint Lead Arrangers”), Banc Of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint book runners for the Lenders (in their respective capacities as joint book runners, the “Joint Book Runners”), Wells Fargo Foothill, LLC, as syndication agent for the Lenders (in its capacity as syndication agent, the “Syndication Agent”), UBS Securities LLC, Suntrust Bank and RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, NA, as co-documentation agents for the Lenders (in their respective capacities as co-documentation agents, the “Co-Documentation Agents”), Commercial Barge Line Company, a Delaware corporation (“CBL”), American Commercial Lines LLC, a Delaware limited liability company (“ACL”), ACL Transportation Services LLC, a Delaware limited liability company (“ACLTS”) and Jeffboat LLC, a Delaware limited liability company (“ Jeffboat”; and together with CBL, ACL and ACLTS, each, individually a “Borrower” and collectively, the “Borrowers”), and each of the other Obligated Parties (as defined therein) signatory thereto (as from time to time amended, restated, renewed, extended, replaced, substituted, supplemented or otherwise modified in accordance with the terms thereof, the “Loan Agreement”) acknowledges receipt of four (4) executed counterparts of a completed Assignment and Acceptance Agreement in the form attached hereto. [Note: Attach copy of Assignment and Acceptance Agreement] Terms defined in such Assignment and Acceptance Agreement are used herein as therein defined.
     Pursuant to such Assignment and Acceptance Agreement, you are advised that the Transfer Effective Date will be [Insert date of Transfer Effective Notice.]

BANK OF AMERICA, N.A., as Agent
By:
Title:

ACCEPTED FOR RECORDATION
IN REGISTER:

7

July 7, 2009
Those Institutions Listed on
  Schedule 1 Attached Hereto
Re:	Loans to American Commercial Lines LLC, ACL Transportation Services LLC, Commercial Barge Line Company, and Jeffboat LLC
Ladies and Gentlemen:
          We have acted as counsel to American Commercial Lines LLC, a Delaware limited liability company (“ACL”), ACL Transportation Services LLC, a Delaware limited liability company (“ACLTS”), Commercial Barge Line Company, a Delaware corporation (“CBLC”), Jeffboat LLC, a Delaware limited liability company (“Jeffboat”; and together with ACL, ACLTS and CBLC, collectively, the “Borrowers”) and American Commercial Lines Inc., a Delaware corporation (“Holdings”) in connection with the Loan Agreement of even date herewith (the “Loan Agreement”) among the Borrowers, Holdings, as guarantor, the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”) and security trustee, and the transactions contemplated thereby. This opinion letter is furnished to you at the request of the Borrowers pursuant to Section 4.01(e) of the Loan Agreement. Capitalized terms not otherwise defined herein have the meanings specified in the Loan Agreement. Non-capitalized terms used in, or in connection with, the opinions given in Paragraphs 7 and 8 hereof are used as defined in the Uniform Commercial Code as enacted in the State of New York (the “New York UCC”), to the extent that they are defined therein.
          In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:
     (i) the Loan Agreement;
     (ii) the Revolving Loan Notes of even date herewith executed by the Borrowers pursuant to the Loan Agreement;
     (iii) the Security Agreement of even date herewith;
     (iv) the Trademark Security Agreement of even date herewith;
     (v) the Pledge Agreement of even date herewith;
     (vi) the Guaranty Agreement of even date herewith;
     (vii) the Uniform Commercial Code financing statement prepared for filing with the Secretary of State of the State of Delaware against ACL (the “ACL Financing Statement”), a copy of which is attached hereto as Exhibit A-1; and

Institutions Listed on Schedule I
July 7, 2009

     (viii) the Uniform Commercial Code financing statement prepared for filing with the Secretary of State of the State of Delaware against ACLTS (the “ACLTS Financing Statement”), a copy of which is attached hereto as Exhibit A-2; and
     (ix) the Uniform Commercial Code financing statement prepared for filing with the Secretary of State of the State of Delaware against CBLC (the “CBLC Financing Statement”), a copy of which is attached hereto as Exhibit A-3; and
     (x) the Uniform Commercial Code financing statement prepared for filing with the Secretary of State of the State of Delaware against Jeffboat (the “Jeffboat Financing Statement”), a copy of which is attached hereto as Exhibit A-4;
     (xi) the Uniform Commercial Code financing statement prepared for filing with the Secretary of State of the State of Delaware against Holdings (the “Holdings Financing Statement”; and together with the ACL Financing Statement, the ACLTS Financing Statement, the CBLC Financing Statement and the Jeffboat Financing Statement, collectively, the “Financing Statements”), a copy of which is attached hereto as Exhibit A-5;
     (xii) the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith between ACLTS, as mortgagor and the Agent, as mortgagee securing property known as Louisville Fleet, 2031 River Road, Louisville, Kentucky (the “Kentucky Mortgage”);
     (xiii) the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith between ACLTS, as grantor and the Agent, as grantee securing property known as St. Louis Shipyard, 750 East Davis St. (a/k/a 709 E. Davis St.), St. Louis, Missouri (the “Missouri Shipyard Mortgage”);
     (xiv) the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith between ACLTS, as grantor and the Agent, as grantee securing property known as the confluence of the Mississippi and Missouri Rivers in St. Charles County, Missouri (the “Missouri Confluence Mortgage”);
     (xv) Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith between ACLTS, as grantor, Joseph B. Pitt, Jr., as trustee and the Agent, as beneficiary securing property known as Memphis Terminal, 427 W. Illinois Ave., Memphis, Tennessee (the “Tennessee Mortgage”);
     (xvi) Deed of Trust, Security Agreement, Absolute Assignment of Leases and Rents and Fixture Filing of even date herewith between ACLTS, as grantor to Rebecca Conrad as trustee for the benefit of the Agent, as grantee/beneficiary securing property

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known as Houston Fleet, 16526 Dezavala Rd., Channelview, Texas (the “Texas Mortgage”);
     (xvii) Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith between ACLTS, as mortgagor and the Agent, as mortgagee securing property known as Cairo Fleet, 14614 Ohio River Levee Rd., Cairo, Illinois (the “Illinois Mortgage”);
     (xviii) Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith between ACL, as mortgagor and the Agent, as mortgagee securing property known as Corporate Office, 1701 E. Market St., Jeffersonville, Indiana (the “Indiana Headquarters Mortgage”);
     (xix) Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith between Jeffboat, as mortgagor and the Agent, as mortgagee securing property known as Jeffboat Shipyard, 1030 E. Market St. (a/k/a 1030 E. Utica Pike), Jeffersonville, Indiana (the “Indiana Jeffboat Mortgage”);
     (xx) Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith between ACLTS, as mortgagor and the Agent, as mortgagee securing property known as South Point Fleet, Second St. Extension, South Point, Ohio (the “Ohio Mortgage”);
     (xxi) Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith between ACLTS, as mortgagor and the Agent, as mortgagee, securing property known as Harahan Fleet, 5800 River Rd., Harahan, Louisiana and property known as Marrero Fleet, 7000 River Rd., Marrero, Louisiana (the “Jefferson Parish Louisiana Mortgage”);
     (xxii) Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith between ACTLS, a mortgagor and the Agent, as mortgagee, securing property known as Armant Fleet, 3232 Louisiana Highway 18, Vacherie, Louisiana (the “Valcherie Louisiana Mortgage”; and together with the Kentucky Mortgage, the Missouri Shipyard Mortgage, the Missouri Confluence Mortgage, the Tennessee Mortgage, the Texas Mortgage, the Illinois Mortgage, the Indiana Headquarters Mortgage, the Indiana Jeffboat Mortgage, the Ohio Mortgage, the Jefferson Parish Louisiana Mortgage and the Valcherie Louisiana Mortgage, collectively, the “Real Estate Mortgages”);
     (xxiii) the First Preferred Fleet Mortgage with respect to self-propelled vessels of even date herewith given by ACL, as mortgagor, to the Agent, as mortgagee on the vessels named and bearing official numbers set forth on Schedule 1 thereto (the “ACL-Boat Fleet Mortgage”);

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     (xxiv) the First Preferred Fleet Mortgage with respect to barges of even date herewith given by ACL, as mortgagor, to the Agent, as mortgagee on the vessels named and bearing official numbers set forth on Schedule 1 thereto (the “ACL-Barge Fleet Mortgage”);
     (xxv) the First Preferred Fleet Mortgage of even date herewith given by ACLTS, as mortgagor, to the Agent, as mortgagee on the vessels named and bearing official numbers set forth on Schedule 1 thereto (the “ACLTS Fleet Mortgage”; and together with the ACL-Boat Fleet Mortgage and the ACL-Barge Fleet Mortgage, collectively, the “Fleet Mortgages”);
     (xxvi) Certificate of Good Standing for ACL, certified by the Secretary of State of the State of Delaware as of July 6, 2009 (the “ACL Good Standing Certificate”);
     (xxvii) Certificate of Good Standing for ACLTS, certified by the Secretary of State of the State of Delaware as of July 6, 2009 (the “ACLTS Good Standing Certificate”);
     (xxviii) Certificate of Good Standing for CBLC, certified by the Secretary of State of the State of Delaware as of July 6, 2009 (the “CBLC Good Standing Certificate”);
     (xxix) Certificate of Good Standing for Jeffboat, certified by the Secretary of State of the State of Delaware as of July 6, 2009 (the “Jeffboat Good Standing Certificate”); and
     (xxx) Certificate of Good Standing for Holdings, certified by the Secretary of State of the State of Delaware as of July 6, 2009 (the “Holdings Good Standing Certificate”; and together with the ACL Good Standing Certificate, the ACLTS Good Standing Certificate, the CLBC Good Standing Certificate and the Jeffboat Good Standing Certificate, collectively, the “Delaware Certificates of Good Standing”).
The foregoing documents (other than the Financing Statements, the Real Estate Mortgages and the Fleet Mortgages) are sometimes hereinafter referred to collectively as the “Loan Documents.” The Real Estate Mortgages and the Fleet Mortgages are hereinafter referred to collectively as the “Mortgages.” The Loan Documents, the Financing Statements and the Mortgages are hereinafter referred to collectively as the “Transaction Documents.” “Specified Agreement” means the Indenture of even date herewith among the Borrowers, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee. “Applicable Law” means those laws, rules and regulations that in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation and specifically excluding maritime regulations and any other industry specific regulatory regime applicable to any Loan Party, any other party to the Transaction Documents or any affiliate thereof. CBLC

Institutions Listed on Schedule I
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and Holdings are hereinafter collectively referred to as the “Corporate Loan Parties”. ACL, ACLTS and Jeffboat are hereinafter collectively referred to as the “LLC Loan Parties”. The Corporate Loan Parties and the LLC Loan Parties are hereinafter collectively referred to as the “Loan Parties.”
          In rendering the opinions set forth herein, we have also examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of such (i) certificates of public officials, (ii) certificates and representations of officers and representatives of the Loan Parties, and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Loan Parties, as we have deemed relevant or necessary as the basis for such opinions. We have relied upon, and assumed the accuracy of, all such certificates and representations, documents and records and the representations and warranties made by the Loan Parties in the Loan Documents and the Mortgages, in each case with respect to the factual matters set forth therein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified or photostatic copies and the legal capacity of all natural persons.
          Finally, we have also reviewed (i) the CCH Secured Transactions Guide as updated through July 7, 2009 (the “CCH Guide”) with respect to the relevant provisions of Sections 9-102, 9-108, 9-301, 9-307, 9-308, 9-310, 9-312, 9-315, 9-501, 9-502, 9-503, 9-504, 9-509, 9-510 and 9-516 of Article 9 of the Uniform Commercial Code as in effect in the state of Delaware (the “Delaware UCC”).
          In rendering the opinions set forth herein, we have assumed that:
     (i) all parties to the Loan Documents and the Mortgages other than the Loan Parties (the “Non-Covered Parties”) are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate, banking or other organizational power (as applicable) to enter into such Loan Documents and such Mortgages;
     (ii) the execution and delivery of the Loan Documents and the Mortgages have been duly authorized by all necessary corporate, banking or other organizational action (as applicable) and proceedings on the part of all such Non-Covered Parties; the Loan Documents and the Mortgages have been duly executed and delivered by all such Non-Covered Parties and constitute the valid and binding obligations of such Non-Covered Parties, enforceable against such Non-Covered Parties in accordance with their respective terms; the respective terms and provisions of each of the Loan Documents and each of the Mortgages do not, and the execution, delivery and performance of its obligations thereunder by each of such Non-Covered Parties will not, violate the articles or certificate of incorporation or other charter document, organizational agreement or by-laws of any such Non-Covered Party or any law, order or decree of any court, administrative agency or other governmental authority binding on any such Non-Covered

Institutions Listed on Schedule I
July 7, 2009

Party, or result in a breach of or cause a default under any contract or indenture to which it is a party or by which it is bound;
     (iii) the business of the Loan Parties is as described in its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
     (iv) for purposes of the opinion set forth in Paragraph 7, the name and mailing address of the Agent and the mailing addresses and organizational identification numbers of the Loan Parties are as set forth on the Financing Statements; and
     (v) for purposes of the opinion set forth in Paragraphs 7 and 8, the Lenders have advanced the initial Revolving Loans in accordance with the terms of the Loan Agreement.
          Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that, as of the date hereof:
          1. Each Corporate Loan Party is a corporation validly existing and in good standing under the laws of the State of Delaware.
          2. Each LLC Loan Party is a limited liability company validly existing and in good standing under the laws of the State of Delaware.
          3. Each Corporate Loan Party has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. Such execution, delivery and performance:
     (a) have been duly authorized by all necessary and proper corporate action of such Corporate Loan Party;
     (b) do not violate any provision of the certificate of incorporation or by-laws of such Corporate Loan Party or require any approval of such Corporate Loan Party’s shareholders except any approval which has been obtained and remains in effect;
     (c) require no consent, approval or authorization of, or registration, filing or declaration with any federal or New York state governmental authority or regulatory agency under Applicable Law of the United States of America or the State of New York , except any such consent, approval, authorization, registration, filing or declaration that has been obtained or made and remains in effect and except for the filing of the Financing Statements and except for the filing of the Trademark Security Agreement with the Patent and Trademark Office;

Institutions Listed on Schedule I
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     (d) will not violate any Applicable Law of the State of New York (including, without limitation, any usury laws) or any Applicable Law of the United States of America applicable to such Corporate Loan Party; and
     (e) will not require the termination of, or violate or require the approval or consent of any Person under the terms of, the Specified Agreement.
          4. Each LLC Loan Party has the requisite limited liability company power and authority to execute, deliver and perform its obligations under each of the Loan Documents and the Mortgages to which it is a party. Such execution, delivery and performance:
     (a) have been duly authorized by all necessary and proper limited liability company action of such LLC Loan Party;
     (b) do not violate any provision of the certificate of formation or operating agreement of such LLC Loan Party;
     (c) require no consent, approval or authorization of, or registration, filing or declaration with any federal or New York state governmental authority or regulatory agency under Applicable Law of the United States of America or the State of New York , except any such consent, approval, authorization, registration, filing or declaration that has been obtained or made and remains in effect and except for the filing of the Financing Statements and except for the filing of the Trademark Security Agreement with the Patent and Trademark Office;
     (d) will not violate any Applicable Law of the State of New York (including, without limitation, any usury laws) or any Applicable Law of the United States of America applicable to such LLC Loan Party; and
     (e) will not require the termination of, or violate or require the approval or consent of any Person under the terms of, the Specified Agreement.
          5. Each of the Loan Documents and the Mortgages has been duly executed and delivered by each Loan Party that is party thereto. Each of the Loan Documents constitutes the valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms. The filing of each Financing Statement has been duly authorized by the applicable Loan Party.
          6. No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, (the “Investment Company Act”).
          7. The Loan Documents create, in favor of the Agent, a valid security interest in all of the Collateral to the extent a security interest may be created therein under Article 9 of the

Institutions Listed on Schedule I
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New York UCC. Upon the filing of the Financing Statements in the office of the Secretary of State of Delaware, such security interests in the Collateral will be perfected to the extent a security interest therein can be perfected by the filing of a financing statement under Article 9 of the Delaware UCC in the State of Delaware.
          8. Assuming that the Loan Parties have delivered to the Agent in New York the stock certificates representing all of the “Pledged Equity Interests” (as defined in the Pledge Agreement), duly indorsed to the Agent or in blank, and that such stock certificates have been continuously held by the Agent in New York since such delivery, the security interest granted pursuant to the Pledge Agreement in favor of the Agent will constitute a perfected security interest in such Pledged Equity Interests, and, assuming the Agent receives such certificates after giving value and without notice (actual or constructive) on the part of the Agent or any Lender or any of their respective representatives of an adverse claim, within the meaning of Sections 8-102 and 8-105 of the New York UCC, the Agent will acquire such security interest free of adverse claims.
          Our opinions above are subject to the following qualifications:
     (a) Our opinions in Paragraph 5 above relating to enforceability of the Loan Documents and in Paragraphs 7 and 8 above relating to validity and enforceability of security interests, are subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally. Our opinion in the first sentence of Paragraph 5 above relating to enforceability of the Loan Documents is also subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). In addition, a court may refuse to enforce a provision of a Loan Document if it deems such provision to violate public policy, including any provision indemnifying a party against liability for its own wrongful or negligent acts.
     (b) Certain remedial provisions of the Loan Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Loan Documents; however, the unenforceability of such provisions may result in delays in the enforcement of the Agent’s rights and remedies under the Loan Documents (and we express no opinion as to the economic consequences, if any, of such delays). Except as set forth in subparagraph (a) above, the Loan Documents contain adequate provisions for enforcing payment of the Obligations and for the practical realization of the principal rights and benefits intended to be afforded thereby.
     (c) We express no opinion as to provisions in the Loan Documents that purport to (i) indemnify any Person for its own gross negligence or willful misconduct or (ii) confer upon any Person the right to require specific performance or to receive liquidated damages.

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     (d) We express no opinion as to provisions in the Loan Documents that purport to create rights of set-off in favor of participants or that provide for set-off to be made otherwise than in accordance with applicable laws.
     (e) We express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located that may limit the rate of interest that such Lender may charge or collect.
     (f) In rendering our opinion set forth in Paragraph 5 above, as it pertains to the enforceability of provisions contained in Section 9.10 of the Loan Agreement (and any similar provision in any other Loan Document) pursuant to which the parties thereto agree that the laws of the State of New York shall govern such documents, we have relied on Section 5-1401 of the New York General Obligations Law, which states in pertinent part that, “The parties to any contract, agreement or undertaking, contingent or otherwise, in consideration of, or relating to any obligation arising out of a transaction covering in the aggregate not less than two hundred fifty thousand dollars, . . . may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state.” We note that one United States federal district court sitting in New York, in upholding the application of Section 5-1401 of the General Obligations Law in a case in which it found sufficient connections to New York State, suggested that the enforcement of the election of the parties to a contract to apply New York law might present a constitutional issue if New York State had no connection to either the parties or the transaction and if applying New York law would violate an important public policy of a more interested state. Lehman Brothers Commercial Corporation and Lehman Brothers Special Financing Inc. v. Minmetals International Non-Ferrous Metals Trading Company et al., 179 F.Supp. 2d 118 (S.D.N.Y. 2000) (the “Minmetal Opinion”). The Minmetal Opinion did not address, and we have not found any judicial interpretation of, what constitutes “no connection” for purposes of Section 5-1401 of the New York General Obligations Law, and we do not express any opinion as to the extent of the connections of the parties to the Loan Documents or the transactions contemplated thereby to New York State.
     We call to your attention that the Minmetal Opinion stated that even if a contract were governed by New York law and could have been legally performed in New York, it is not enforceable under New York law if it is illegal in its place of performance and the parties entered into the contract knowing that it was illegal in its place of performance or were deliberately ignorant of such illegality. For the purposes of our opinion set forth in Paragraph 5 above in respect of the Loan Documents, as it pertains to the enforceability of provisions contained in Section 9.10 of the Loan Agreement (and any similar provision in any other Loan Document) pursuant to which the parties thereto agree that the laws of the State of New York shall govern such documents, we have assumed that the parties did

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not enter into the Loan Documents with knowledge or deliberate ignorance of the illegality of such document in its place of performance.
     (g) We express no opinion as to provisions in the Loan Documents that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like. We note that the selection of New York State or United States federal courts sitting in New York City contained in the Loan Documents as the venue for proceedings relating to the Loan Documents is subject to the power of such courts to transfer actions pursuant to 28 U.S.C. Section 1404(a).
     (h) We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Loan Documents.
     (i) We express no opinion on the effectiveness of any service of process made other than in accordance with applicable law.
     (j) We express no opinion as to the effect of (i) the compliance or noncompliance of the Agent or any Lender with any state or federal laws or regulations applicable to any such party because of (x) such party’s legal or regulatory status or (y) the nature of such party’s business or (ii) the failure of any such party to be authorized to conduct business in any jurisdiction.
     (l) We have assumed that each Loan Party has sufficient rights to the Collateral in order for the security interest of the Lenders to attach thereto, and we express no opinion as to the nature or extent of the any Loan Party’s rights in or title to any of the Collateral.
     (m) Our security interest opinion in Paragraph 7 is limited to Article 9 of the New York UCC and Article 9 of the Delaware UCC. Our opinion in Paragraph 8 is limited to Article 8 and Article 9 of the New York UCC. Therefore those opinions do not address (i) laws of jurisdictions other than New York or Delaware or (ii) laws of New York or Delaware except for those described above. Those opinions do not address under New York UCC §9-301 through 9-307, what law governs perfection of the security interests granted in the collateral covered by this opinion letter. We do not express any opinion as to (1) transactions excluded from Article 9 of the New York UCC by virtue of Section 9-109 of the New York UCC, (2) any of the Collateral consisting of commercial tort claims or timber to be cut, or (3) an interest that is terminated or released.
     (n) We express no opinion with respect to the perfection of a security interest in any Collateral of a type described in Section 9-501(a)(1)(A) or (B) of the Delaware UCC or represented by a certificate of title.

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     (o) We express no opinion as to the actions that will be required to be taken periodically under any applicable law in order for the effectiveness of any financing statement, or the validity or perfection of any lien or security interest referred to herein, to be maintained.
     (p) We call to your attention that the security interest created by the Loan Parties in proceeds of the Collateral and the perfection of such security interest is limited to the extent set forth in Section 9-315 of the New York UCC.
     (q) With respect to our opinion in Paragraph 6 that no Loan Party is required to be registered as an “investment company” within the meaning of the Investment Company Act, we have relied exclusively, as to all factual matters, on a certificate, dated as of the date of this opinion of Dawn Landry, Senior Vice President, General Counsel and Corporate Secretary of Holdings and Vice President and Secretary of each of CBLC, ACL, ACLTS and Jeffboat.
     (q) With respect to our opinions in Paragraphs 3(e) and (4)(e) above, we express no opinion as to whether the incurrence of indebtedness by the Loan Parties under the Transaction Documents might result in the violation of any of the financial covenants set forth in the Specified Agreement.
     (r) In rendering our opinions in Paragraphs 1 and 2 as to the good standing of the Loan Parties, we have relied solely upon the Delaware Certificates of Good Standing.
          The foregoing opinions are limited to the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Applicable Laws of the State of New York and the Applicable Laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction, except that, with respect to the opinions expressed in Paragraph 7, we also express an opinion as to Article 9 of the Delaware UCC as reported in the CCH Guide. We are not licensed to practice law in the State of Delaware, and, with your concurrence, with respect to the opinions expressed in Paragraph 7, we have not consulted with counsel licensed in the State of Delaware or conducted any investigation of the laws of the State of Delaware other than Article 9 of the Delaware UCC as set forth in the CCH Guide, or any case law from the State of Delaware with respect to such provisions.
          Any opinion or statement herein which is expressed to be “to our knowledge” or is otherwise qualified by words of like import means that the lawyers currently practicing law with Sidley Austin LLP who have had an active involvement in negotiating or reviewing the Transaction Documents have no current conscious awareness of any facts or information contrary to such opinion or statement. With respect to such matters, such persons, with your express permission and consent, have not undertaken any other investigation or inquiry of other lawyers practicing law with this firm, or any review of files maintained by this firm, or any inquiry of officers or employees of the Loan Parties. The reference to “conscious awareness” in

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this paragraph has the meaning given that phrase in the Third-Party Legal Opinion Report, Including the Legal Opinion Accord, of the Section of Business Law, American Bar Association, 47 Bus. Law. 167, 192 (1991).
          This opinion letter is furnished by us solely for your benefit, and it may not be relied upon by, or quoted to or delivered to, any person other than your legal counsel; provided, that this opinion letter may also be relied upon by and delivered to any future assignee pursuant to an assignment that is made in accordance with the provisions of Section 9.05 of the Loan Agreement, on the conditions and understanding that any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law or facts. We further consent to disclosure of this letter to any applicable rating agency or agencies, and the servicer for any securitization backed by payments under the Loan Agreement, or any regulator or auditor of any Lender in connection with the transactions covered hereby. The opinions expressed above are based solely on factual matters in existence as of the date hereof and laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion letter to reflect any matters which may hereafter come to our attention, or should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.
Very truly yours,

SCHEDULE I
Addressees
Bank of America, N.A.
135 S. LaSalle Street, Suite 465
Chicago, Illinois 60603
Wells Fargo Foothill, LLC
2450 Colorado Avenue, Suite 3000 West
Santa Monica, CA 90404
UBS Loan Finance LLC
677 Washington Blvd.
Stamford, CT 06901
SunTrust Bank
303 Peachtree St
Atlanta, GA 30308
23rd Floor
RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, NA
Exchange Place
53 State Street MBS940
Boston, MA 02109
PNC Bank, National Association
One PNC Plaza, 249 Fifth Ave.
Pittsburgh, PA 15222
Fifth Third Bank
251 N. Illinois, Suite 1000
Indianapolis, IN 46204

EXHIBIT A-1
ACL Financing Statement
Attached.

EXHIBIT A-2
ACLTS Financing Statement
Attached.

EXHIBIT A-3
CBLC Financing Statement
Attached

EXHIBIT A-4
Jeffboat Financing Statement
Attached

EXHIBIT A-5
Holdings Financing Statement
Attached

SECURITY AGREEMENT
     SECURITY AGREEMENT dated as of July 7, 2009 (this “Agreement”), among BANK OF AMERICA, N.A., as administrative agent and collateral agent (in its capacity as administrative agent and collateral agent, together with its successors and assigns, the “Collateral Agent”), AMERICAN COMMERCIAL LINES LLC, a limited liability company formed under the laws of Delaware (“ACL”), JEFFBOAT LLC, a limited liability company formed under the laws of Delaware (“Jeffboat”), COMMERCIAL BARGE LINE COMPANY, a corporation formed under the laws of Delaware (“CBLC”), ACL TRANSPORTATION SERVICES LLC, a limited liability company formed under the laws of Delaware (“ACLTS”; and together with ACL, Jeffboat, and CBLC, the “Borrowers”) and AMERICAN COMMERCIAL LINES INC. (“Holdings”; and together with any other Person that becomes a party hereto pursuant to Section 7.12, the “Guarantors,” and together with the Borrowers, each individually a “Grantor” and collectively, the “Grantors”).
RECITALS:
     WHEREAS, pursuant to that certain Loan Agreement dated as of the date hereof by and among Collateral Agent and the lending institutions from time to time party thereto (such lending institutions, together with their respective successors and assigns each individually a “Lender” and collectively the “Lenders”) and the Borrowers, including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), Lenders have agreed to make the Loans and issue Letters-of-Credit on behalf of the Borrowers;
     WHEREAS, in order to induce Collateral Agent and Lenders to enter into the Loan Agreement and the other Loan Documents and to induce Lenders to make the Loans and issue Letters of Credit as provided for in the Loan Agreement, each Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:
     “Accessions” shall mean any goods which are physically united with any item constituting part of the Collateral hereunder in such a manner that the identity of such goods is not lost.

     “Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to, or on account of an Account.
     “Accounts” shall mean all of each Grantor’s now owned or hereafter acquired or arising “accounts”, as defined in the UCC, including any and all right, title and interest of any Grantor to payment for goods or services sold or leased, including Chattel Paper (whether tangible or electronic) and any right evidenced by Chattel Paper (whether tangible or electronic), whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.
     “Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.
     “Additional Grantor” shall have the meaning given to that term in Section 7.12 of this Agreement.
     “Chattel Paper” shall mean all of each Grantor’s now owned or hereafter acquired “chattel paper”, as defined in the UCC, including any record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods, including in the case of any transaction which is evidenced by records that include an instrument or series of instruments, the group of records taken together.
     “Collateral” shall mean all now owned and hereafter acquired (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) Fixtures, (e) General Intangibles, (f) Inventory, (g) cash and currency, (h) Deposit Accounts, credits, and balances with and other claims against the Collateral Agent or any Lender or any of their Affiliates or any other financial institution with which the Grantor maintains deposits, including any Payment Accounts;, (i) Investment Property, (j) Instruments, (k) Commercial Tort Claims set forth on Schedule 4.17 hereto, (l) Letter-of-Credit Rights, (m) Supporting Obligations, (n) Financial Assets, (o) all money, cash, cash equivalents, securities and other property of any kind of the Grantor held directly or indirectly by the Agent or any Lender; (p) all books, records and other property related to or referring to any of the foregoing, (p) all other personal property of whatever type or description and (q) to the extent not otherwise included, all Accessions and all Proceeds of the foregoing, in each case whether now owned or hereafter acquired and wherever the same may be located; provided, however, that the “Collateral” shall not include any Excluded Property.
     “Collateral Documents” shall mean, collectively, this Agreement, the other Security Documents, any UCC financing statements, any other documents filed with governmental authorities to perfect, establish priority or give public notice of the Security Interest granted by this Agreement, and any certificate or other document contemplated by or delivered pursuant to this Agreement.

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     “Commercial Tort Claims” shall mean all of each Grantor’s now owned or hereafter acquired “commercial tort claims”, as defined in the UCC, including any claims, causes of action, choses in action, rights and interests arising in tort which are held or owned by any Grantor, but only to the extent of such Grantor’s interest therein.
     “Commodity Account” shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.
     “Commodity Contract” shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.
     “Commodity Customer” shall mean a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.
     “Commodity Intermediary” shall mean (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.
     “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
     “Copyrights” shall mean all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.
     “Deposit Accounts” means all “deposit accounts”, as such term is defined in the UCC, now or hereafter held in the name of Grantor, including a demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or other financial institution, or a branch of any of the foregoing.
     “Documents” shall mean all “documents”, as such term is defined in the UCC, including all documents of title and all files, records, ledger sheets and documents covering or relating to any of the Collateral.
     “Entitlement Holder” shall mean a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

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     “Equipment” means all of each Grantor’s now owned or hereafter acquired “equipment”, as defined in the UCC, including all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, Fixtures and trade Fixtures, tools, tooling, molds, dies, vehicles, aircraft, vessels, boilers, engines, masts, spars, rigging, boats, pumps, anchors, cables, chains, tackle, apparel, fittings, equipment, other appurtenances and all other goods of every type and description (excluding Inventory, “Vessels” that are subject at any time to the Lien of any of the Fleet Mortgages, and “Vessels” that have been released from the Lien of any Fleet Mortgage pursuant to Section 5.2 thereof, but including in any event Vessels that are not documented under the laws and flag of the United States of America), in each instance whether now owned or hereafter acquired by each of the Grantors and wherever located.
     “Excluded Property” shall mean
          (a) any permit or license issued by a Governmental Authority to any Grantor or any agreement to which any Grantor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any Requirement of Law applicable thereto, prohibit the creation by such Grantor of a security interest in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);
          (b) Equipment or other assets or any proceeds thereof owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing indebtedness in respect of purchase money financing or Capital Lease Obligations permitted to be incurred pursuant to the provisions of the Loan Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such indebtedness in respect of purchase money financing) prohibits the creation of any other Lien on such Equipment, other assets or proceeds;
          (c) any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein;
          (d) the Hall Street Terminal so long as the NRG Agreements prohibit the creation by the applicable Grantor of a security interest in such property in favor of the Collateral Agent and NRG has not agreed in writing to waive such prohibition;
          (e) work-in-progress and associated property of any Grantor that is subject to any contract for the manufacture and sale of a Vessel to a customer, to the extent such customer contract prohibits or would be violated by the grant of a Lien securing other indebtedness of such Grantor;
          (f) the voting capital stock of foreign subsidiaries in excess of 65% of the issued and outstanding voting equity interests of such foreign subsidiaries;
          (g) interests in any joint venture to the extent and for so long as the documents governing such joint venture interests prohibit the granting of a security interest therein;

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          (h) any contract, lease, license or other agreement to the extent that the grant of a security interest therein would result in the invalidation thereof or provide any party thereto with a right of termination with respect thereto (in each case, after giving effect to applicable provisions of the UCC);
          (i) any property of a Person existing at the time such Person is acquired or merged with and into or consolidated with a Grantor that is subject to a Lien permitted by Section 6.02(c) of the Loan Agreement (and any refinancing thereof permitted by Section 6.02(v) of the Loan Agreement) to the extent and for so long as the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such property.
provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (h) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a) through (h)).
     “Financial Asset” shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.
     “Fixtures” shall mean all Goods, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.
     “General Intangibles” shall mean all of each Grantor’s now owned or hereafter acquired “general intangibles”, as defined in the UCC, including all rights, interests, choses in action, causes of action, claims, Intellectual Property and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including, without limitation, all contract rights, payment intangibles, corporate or other business records, goodwill, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Grantor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to the Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Grantor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter-of-credit, guarantee, claim, security interest or other security held by or granted to the Grantor.

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     “Grantors” shall have the meaning given to that term in the first paragraph of this Agreement.
     “Indemnitee” shall mean, with respect to any Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Affiliates.
     “Instrument” shall mean an “instrument”, as such term is defined in the UCC, now owned or hereafter acquired by the Grantor, including a negotiable instrument or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment.
     “Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, correspondence, confidential or proprietary technical and business information, know-how or other data or information, all Software and databases and all embodiments or fixations thereof and related documentation, and all other computer materials, created or owned by any Grantor, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing together with all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.
     “Inventory” means “inventory”, as such term is defined in the UCC, and inventory, goods, and merchandise to be furnished under any contract of service or held for sale or lease, returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature, or description which are used or consumed in a Person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and all documents of title or other Documents representing them. Notwithstanding anything to the contrary set forth herein, Inventory shall not include (a) any Vessels (other than Vessels held for sale in the ordinary course of business by Jeffboat), (b) spare parts, replacement parts, parts under repair, tackle, necessaries, apparel, cordage, general outfit and all other appurtenances and appliances belonging upon Vessels and stores (each of the foregoing, whether aboard Vessels or onshore); and (c) proceeds or the foregoing. For the avoidance of doubt, as used herein, Inventory shall not include any Vessels leased, chartered or otherwise used (at any time) in the operation of the Grantors’ business (other than Vessels held for sale in the ordinary course of business by Jeffboat), or Vessels sold or to be sold for scrap, or the proceeds of any of the foregoing.
     “Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.
     “Joinder” shall have the meaning given to that term in Section 7.12 of this Agreement.
     “Letter-of-Credit Rights” shall mean “letter-of-credit rights”, as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, including any right to payment or

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performance under any letter-of-credit under which any Grantor is a beneficiary, whether or not such Grantor has demanded or is at the time entitled to demand payment or performance, but excluding the right of any Grantor to demand payment or performance under any letter-of-credit.
     “License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, whether as licensor or licensee (other than those license agreements in existence on the date hereof or entered into after the date hereof, which by their terms prohibit the grant of a security interest by such Grantor as licensee thereunder).
     “Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.
     “Patents” shall mean all of the following: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
     “Payment Account” means each bank account established pursuant to this Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Grantor on terms acceptable to Collateral Agent.
     “Proceeds” shall mean “proceeds”, as such term is defined in the UCC, including any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include, without limitation, (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
     “Receivables” shall mean the following now owned or hereafter arising or acquired property of a Grantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection

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fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all instruments evidencing Accounts or Inventory, including, without limitation, all promissory notes relating to the foregoing; (d) all chattel paper with respect to, or otherwise representing or evidencing, Accounts or Inventory; (e) all documents representing or evidencing, Accounts or Inventory; (f) the proceeds of all of the foregoing; and (g) all ledgers, books of account, records, Software, tapes, cards, computer programs, computer disks or tapes, computer printouts, computer runs, and other computer prepared information relating solely to any of the foregoing.
     “Secured Parties” shall mean Collateral Agent and the Lenders.
     “Securities” shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are securities governed by Article 8 of the UCC.
     “Securities Account” shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.
     “Security Entitlements” shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.
     “Security Interest” shall have the meaning given to that term in Section 2.01.
     “Security Intermediary” shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.
     “Software” shall mean all “software”, as such term is defined in the UCC, now owned or hereafter acquired by Grantor, including any computer program and any supporting information provided in connection with any transaction relating to any such program.
     “Supporting Obligations” shall mean all “supporting obligations”, as such term is defined in the UCC, including any letter-of-credit right or any secondary obligation held by any Grantor that supports the payment or performance of any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.
     “Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

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     “Trademarks” shall mean all of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any State of the United States, and all extensions or renewals thereof (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
     SECTION 1.02. Loan Agreement Terms; Uniform Commercial Code Terms. Capitalized terms used herein and not defined herein have the meanings set forth in the Loan Agreement. Capitalized terms used and not defined herein or in the Loan Agreement that are defined in Article 8 or Article 9 of the UCC shall have the respective meanings set forth therein.
     SECTION 1.03. Other Terms.
          (a) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
          (b) The definition of terms herein shall apply equally to the singular and plural forms of the words defined.
ARTICLE II
SECURITY INTEREST
     SECTION 2.01. Grants of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to Collateral Agent, for itself and the ratable benefit of the Lenders, and hereby grants to Collateral Agent, for itself and the ratable benefit of the Lenders, a security interest in and Lien upon, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”); provided that the Security Interest in voting equity interests of a subsidiary of a Grantor is limited, in the case of foreign subsidiaries of a Grantor, to 65% of the issued and outstanding voting equity interests of such foreign subsidiaries notwithstanding the delivery by any Grantor to the Collateral Agent of Securities representing in excess of such percentage. Without limiting any of the foregoing, Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting its Security Interest in the Collateral, without the signature of any Grantors, and naming any Grantor or the Grantors as debtor or debtors and Collateral Agent as secured party.

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     Notwithstanding anything to the contrary contained in the preceding paragraph above, the security interest created by this Agreement shall not extend to any Excluded Property and (i) the Grantors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request and (ii) from and after the Closing Date, no Grantor shall permit to become effective in any document creating, governing or providing for any permit, license or agreement a provision that would prohibit the creation of a Lien on such permit, license or agreement in favor of the Collateral Agent unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
     SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     The Grantors jointly and severally represent and warrant to Collateral Agent and the Secured Parties that:
     SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant the Security Interest hereunder and has full power and authority to grant to Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.
     SECTION 3.02. Filings.
          (a) Fully completed UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by or delivered to the Collateral Agent for filing in the Office of the Secretary of State of Delaware (or, in the case of fixture filings, for filing in the offices listed on Schedule 3.02 hereto), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary, upon filing, to perfect security interests in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is, or will be, necessary in any such jurisdiction with respect to such Collateral, except as provided under applicable law with respect to the filing of continuation statements.

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          (b) Each Grantor represents and warrants that fully executed security agreements in form satisfactory to the Collateral Agent containing descriptions of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been or concurrently herewith are being delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to continue legal, valid and perfected security interests in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights or registration or application for registration thereof) acquired or developed after the date hereof).
     SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal valid and binding Security Interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected Security Interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code of the applicable jurisdiction or other similar law in such jurisdictions, to the extent such security interests may be perfected under the Uniform Commercial Code of the applicable jurisdiction and (c) a Security Interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of security agreements pursuant to Section 3.02(b) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Loan Agreement.
     SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except as expressly permitted under Section 6.02 of the Loan Agreement. Except for filings in respect of Liens permitted under Section 6.02 of the Loan Agreement, each Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to the Loan Documents and financing statements or

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analogous documents, assignments, security agreements or similar instruments which are to be terminated substantially contemporaneously with the consummation of the Transactions.
     SECTION 3.05. Legal Name, Etc.
          (a) The exact legal name of each Grantor, as such name appears in its respective certificate of incorporation, certificate of formation or equivalent organizational document, is set forth in Schedule 3.05(a). Each Grantor is (i) the type of entity disclosed next to its name in Schedule 3.05(a) and (ii) a registered organization except to the extent disclosed in Schedule 3.05(a). Also set forth in Schedule 3.05(a) is the organizational identification number, if any, of each Grantor that is a registered organization, the Federal Taxpayer Identification Number of each Grantor and the jurisdiction of formation of each Grantor.
          (b) Set forth in Schedule 3.05(b) hereto is a list of any other corporate or organizational names each Grantor has had in the past five years, together with the date of the relevant change.
          (c) Set forth in Schedule 3.05(c) is a list of all other names used by each Grantor, or any other business or organization to which each Grantor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time during the past five years. Except as set forth in Schedule 3.05(c), no Grantor has changed its jurisdiction of organization at any time during the past four months.
     SECTION 3.06. Chief Executive Office. The chief executive office of each Grantor is located at the address set forth in Schedule 3.06 hereto.
     SECTION 3.07. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3.07 attached hereto, all of the Collateral has been originated by each Grantor in the ordinary course of business or consists of goods which have been acquired by such Grantor in the ordinary course of business from a person in the business of selling goods of that kind.
     SECTION 3.08. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 3.08 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Grantor as of July 7, 2009, including all intercompany notes between or among any two or more Grantors or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under this Agreement.
     SECTION 3.09. Deposit Accounts. Attached hereto as Schedule 3.09 is a true and complete list of all Deposit Accounts maintained by each Grantor, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a control agreement pursuant to this Agreement and the reason for such account to be excluded from the control agreement requirement.

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ARTICLE IV
COVENANTS
     SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business.
          (a) Each Grantor agrees to provide Collateral Agent with twenty (20) days’ prior written notice with respect to any change (i) in its name, corporate structure or jurisdiction of organization, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility) or (iii) in its organizational identification number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings promptly are made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected Security Interest in all the Collateral with the same priority as prior to such change. Each Grantor agrees promptly to notify Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.
          (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to Accounts, and at such time or times as Collateral Agent may reasonably request (but not more frequently than monthly unless an Event of Default has occurred or is continuing), promptly to prepare and deliver to Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to Collateral Agent showing the identity, amount and location (which, in the case of Vessels, may be approximate) of any and all Collateral.
     SECTION 4.02. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Loan Documents.
     SECTION 4.03. Maintenance of Collateral and Compliance with Laws.
          (a) Each Grantor shall keep and maintain at its own cost and consistent with its past practices satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts Receivable.
          (b) Except as otherwise expressly permitted by this Agreement or the other Loan Documents (including, without limitation, Section 6.04 of the Loan Agreement), each Grantor agrees to keep and maintain all equipment material to the operation of its business in good operating condition, ordinary wear and tear excepted, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent such equipment is not

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obsolete and consistent with past practice of such Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or reasonably desirable to such end, except where the failure to do any of the foregoing would not result in a Material Adverse Effect.
          (c) Each Grantor shall comply in all material respects with all federal, state and local laws, rules, regulations and decrees applicable to the Collateral, provided that a Grantor may contest the validity or applicability thereof in good faith by proper proceedings so long as such contest will not have a Material Adverse Effect.
          (d) Each Grantor shall maintain and preserve each contract and agreement included within the Collateral if the failure to do so would have a Material Adverse Effect, and will not amend or modify any such material contract or agreement if the amendment or modification would materially impair the value of the interest or rights of the Grantor thereunder.
          (e) Until satisfaction in full of the Obligations: (i) at any time when an Event of Default has occurred and is continuing, each Grantor will perform any and all reasonable actions requested by Collateral Agent to enforce Collateral Agent’s security interest in the Inventory and all of Collateral Agent’s respective rights hereunder; (ii) at any time, if any Inventory (other than In-Transit Inventory) is in the possession or control of any of the Grantors’ agents, contractors or processors or any other third party, each such Grantor will notify Collateral Agent thereof and will notify such agents, contractors or processors or third party of Collateral Agent’s security interest therein and upon Collateral Agent’s request, use its commercially reasonable efforts to obtain their acknowledgment thereof and, upon request, instruct them to hold all such Inventory for Collateral Agent and such Grantor’s account, as their interests may appear, and subject to Collateral Agent’s instructions; (iii) at any time when an Event of Default has occurred and is continuing, Collateral Agent shall have the right to hold all Inventory subject to the Security Interest granted hereunder; and (iv) at any time when an Event of Default has occurred and is continuing, Collateral Agent shall have the right to take possession of the Inventory or any part thereof and to maintain such possession on such Grantor’s premises or to remove any or all of the Inventory to such other place or places as Collateral Agent desires in its sole discretion. If Collateral Agent exercises its right to take possession of the Inventory, such Grantor, upon Collateral Agent’s demand, will assemble the Inventory and make it available to Collateral Agent at such Grantor’s premises at which it is located.
          (f) Each Grantor shall keep its place of business or chief executive office and the offices where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the location or locations therefor specified in Schedule 4.03(f) hereto or, upon fifteen (15) days’ prior written notice to Collateral Agent, at such other locations in a jurisdiction where all actions required by Section 4.04 shall have been taken with respect to the Accounts. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of Collateral Agent to inspect and make abstracts from such records and chattel paper in accordance with the terms of the Loan Agreement.
          (g) Except as otherwise provided in this subsection (g), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due

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or to become due to such Grantor under the Accounts and, unless an Event of Default has occurred and is continuing, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantors may, upon the occurrence and during the continuation of an Event of Default, take (and at the direction of Collateral Agent shall take) such action as the Grantors or Collateral Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice by Collateral Agent to any Grantor, following the occurrence and during the continuation of an Event of Default, of its intention so to do, Collateral Agent shall have the right to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice referred to in the proviso to the preceding sentence, and unless and until such notice is rescinded by Collateral Agent by written notice to such Grantor, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) promptly released to the Grantors if such Event of Default shall have been cured or waived or (B) if such Event of Default shall be continuing, applied as provided in Section 6.02 hereof, and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.
          (h) Each Grantor shall keep the Equipment and Inventory (other than any that is sold or otherwise disposed of as permitted by any other Loan Document) at such locations in a jurisdiction where all action required by Section 4.04 hereof shall have been taken to assure the continuation of the perfection of the respective security interest of the Collateral Agent (for its benefit and the ratable benefit of the Secured Parties) with respect to the Equipment and Inventory.
     SECTION 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and promptly delivered to Collateral Agent, duly endorsed in a manner satisfactory to Collateral Agent, to the extent required by the Pledge Agreement. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral

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within 30 days after the date it has been notified by Collateral Agent of the specific identification of such Collateral.
     SECTION 4.05. Inspection and Verification. Collateral Agent and such Persons as Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, following the occurrence and during the continuance of an Event of Default, to contact Account Debtors or any third Person possessing such Collateral for the purpose of verifying Accounts. Collateral Agent shall maintain the confidentiality of any information it gains from such inspection or verification except that information may be disclosed to the extent permitted by the Loan Agreement.
     SECTION 4.06. Taxes; Encumbrances. The Grantors shall pay and discharge all taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral or payable in respect of the Collateral to the extent required by the Loan Agreement. At its option, Collateral Agent may discharge all such Liens and all such taxes, assessments, charges or fees not being contested in accordance with the preceding sentence, and may pay for the maintenance and preservation of the Collateral, in each case to the extent any Grantor fails to do so as required by this Agreement or any other Loan Document, and each Grantor jointly and severally agrees to reimburse Collateral Agent on demand for any payment made or any expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.
     SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest, to Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.
     SECTION 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless Collateral Agent and the Secured Parties from and against any and all liability for such performance in accordance with the Loan Agreement.
     SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by the Loan Documents. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business consistent with past practice and (b) Grantors may dispose of Collateral to the extent permitted by the Loan Agreement. Without limiting the generality of the foregoing, each Grantor agrees that it will promptly notify

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Collateral Agent in the event any warehouseman, bailee, agent or processor issues to a Grantor a negotiable warehouse receipt or other negotiable document with respect to Inventory having an aggregate value in excess of $250,000 and will use its best efforts to cause Collateral Agent to have perfected Liens therein.
     SECTION 4.10. Insurance. Grantors will maintain or will cause to be maintained on their behalves policies of property and casualty insurance covering the Collateral in accordance with the Loan Agreement.
     SECTION 4.11. Legend. Upon the request of Collateral Agent following the occurrence and during the continuance of an Event of Default, each Grantor shall legend, in form and manner satisfactory to Collateral Agent, its Accounts and any invoices evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to Collateral Agent for the benefit of the Secured Parties and that Collateral Agent has a security interest therein.
     SECTION 4.12. Covenants Regarding Accounts.
          (a) Each Grantor hereby covenants to Collateral Agent and the Lenders, with respect to such Grantor’s Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Grantor, or rendition of services by such Grantor, in the ordinary course of such Grantor’s business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to Collateral Agent, without any offset, deduction, defense, or counterclaim except those known to such Grantor and disclosed to Collateral Agent and the Lenders pursuant to this Agreement or to the extent permitted under the Loan Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to Collateral Agent and the Lenders in Borrowing Base Certificates delivered in accordance with the Loan Agreement or to the extent otherwise permitted under the Loan Agreement; and (iv) each copy of an invoice delivered to Collateral Agent by such Grantor will be a genuine copy of the original invoice sent to the Account Debtor named therein.
          (b) No Grantor shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Grantor’s business or modify any Account, except in accordance with the Loan Agreement.
          (c) If any Grantor shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account, it shall be considered as evidence of the Account and not payment thereof and, to the extent required by the Pledge Agreement, such Grantor will promptly deliver such instrument to Collateral Agent, endorsed by such Grantor to Collateral Agent in a manner satisfactory in form and substance to Collateral Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, such Grantor shall remain liable thereon until such instrument is paid in full.

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          (d) The Collateral Agent may at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Collateral Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, Collateral Agent will credit such Grantor’s Loan Account with the net amounts received by Collateral Agent in payment of any Accounts.
          (e) In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of Collateral Agent, shall: (i) hold the returned Inventory in trust for Collateral Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to Collateral Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without Collateral Agent’s prior written consent. All returned Inventory shall be subject to Collateral Agent’s Security Interest thereon.
     SECTION 4.13. Covenants Regarding Collection Of Accounts; Payments.
          (a) Borrowers and the other Grantors will promptly deposit and shall direct their respective account debtors to directly remit all payments of Accounts and other Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made into a Payment Account, lockboxes and related accounts or other accounts in which Collateral Agent has a perfected security interest and that are subject to a duly executed and delivered Deposit Account Control Agreement (each a “Blocked Account”). Each Borrower and each other Grantor agrees that, to the extent provided by the Loan Agreement, all payments made to such Blocked Accounts or other funds received and collected by Collateral Agent or any Lender, whether in respect of the Accounts or other Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Collateral Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Collateral Agent and Lenders to the extent of the then outstanding Obligations. Each Grantor shall make collection of all Accounts and other Collateral for Collateral Agent, shall receive all payments as Collateral Agent’s trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Blocked Account established for the account of such Grantor at a bank acceptable to Collateral Agent, subject to a Deposit Account Control Agreement. Within sixty (60) days from the date hereof, Grantors shall establish a lock-box service for collections of Accounts at a bank acceptable to Collateral Agent and subject to a Deposit Account Control Agreement and other documentation acceptable to Collateral Agent. Grantors shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, a Grantor receives any proceeds of Accounts, it shall receive such payments as Collateral Agent’s trustee, and shall immediately deliver such payments to Collateral Agent in their original form duly endorsed in blank or deposit them into a Blocked Account, as Collateral Agent may direct. All collections received in any lock-box or Blocked Account or directly by any Grantor or Collateral Agent, and all funds in any Blocked Account or other account to which such collections are deposited shall, during each Cash Dominion Trigger Period and at all times at which an Event of Default exists, be subject to Collateral Agent’s sole control and withdrawals by such Grantor shall not be permitted; provided, that Collateral Agent shall not deliver to any bank at which a Blocked Account is maintained a notice of control with respect to any such Blocked Account other than during a Cash Dominion Trigger Period or at a time at which an Event of Default exists. The Collateral Agent or Collateral Agent’s designee

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may, at any time after the occurrence and during the continuance of an Event of Default, notify Account Debtors that the Accounts have been assigned to Collateral Agent and of Collateral Agent’s security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, each Grantor, at Collateral Agent’s request, shall execute and deliver to Collateral Agent such documents as Collateral Agent shall require to grant Collateral Agent access to any post office box in which collections of Accounts are received.
          (b) If sales of Inventory are made or services are rendered for cash, Grantors shall promptly deposit into a Payment Account an amount of cash equal to the cash which Grantors receive.
          (c) Notwithstanding any provision to the contrary in this Agreement, (i) petty cash Deposit Accounts maintained by any Grantor that do not at any time have amounts on deposit in excess of $50,000 individually and $500,000 in the aggregate for all such petty cash Deposit Accounts and (ii) Deposit Accounts of any Grantor that are exclusively for the purpose of payroll or employee benefits, in each case of clause (i) and (ii), shall not be required to become Blocked Accounts.
     SECTION 4.14. Covenants Regarding Inventory Collateral; Perpetual Inventory Collateral.
          (a) Each Grantor represents and warrants to Collateral Agent and the Lenders and agrees with Collateral Agent and the Lenders that all of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor’s business, and is and will be fit for such purposes. Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business. Each Grantor will not, except in the ordinary course of business and consistent with its past practices, acquire or accept any Inventory on consignment or approval. Each Grantor agrees that all Inventory produced by such Grantor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Grantor will maintain a perpetual inventory reporting system at all times. Each Grantor will not, without Collateral Agent’s written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.
          (b) In connection with all Inventory financed by Letters of Credit, each Grantor will, at Collateral Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which Collateral Agent holds a security interest to deliver them to Collateral Agent and/or subject to Collateral Agent’s order, and if they shall come into such Grantor’s possession, to deliver them, upon request, to Collateral Agent in their original form. Each Grantor shall also, at Collateral Agent’s request, designate Collateral Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

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     SECTION 4.15. Covenants Regarding Documents, Instruments, and Chattel Paper. Each Grantor represents and warrants to Collateral Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral are and will be complete, valid, and genuine, (b) all goods evidenced by such documents, instruments, letter-of-credit rights and chattel paper are and will be owned by the Grantor, free and clear of all Liens other than Permitted Liens and, (c) if requested by the Collateral Agent, each Instrument and each item of Tangible Chattel Paper has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any Grantor retains possession of any chattel paper or instruments constituting Collateral with Collateral Agent’s consent, such chattel paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or served hereby are subject to the security interest of Bank of America, N.A., as Agent, for the benefit of Agent and certain Lenders.”
     SECTION 4.16. Covenants Regarding Patent, Trademark and Copyright Collateral.
          (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, knowingly do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that, consistent with its past practices, it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.
          (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality standard of products and services offered under such Trademark, (iii) as applicable, display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law, and (iv) not use or knowingly permit the use of such Trademark in violation of any third party rights, in each case in a manner reasonably consistent with its past practices.
          (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws in a manner reasonably consistent with its past practices.
          (d) No Grantor will knowingly do any act, or omit to do any act, whereby any Patent, Trademark or Copyright that is material to the conduct of such Grantor’s business may become abandoned, lost or dedicated to the public. Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding

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such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.
          (e) In the event any Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, at the end of each fiscal quarter, such Grantor shall promptly inform the Collateral Agent of such filing, and such Grantor shall execute, deliver and file with the United States Patent and Trademark Office or United States Copyright Office, as applicable, a Trademark Security Agreement, a Patent Security Agreement or a Copyright Security Agreement, as applicable, and any other documents and papers as the Collateral Agent may reasonably request to evidence and perfect the Collateral Agent’s Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorneys-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorneys being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.
          (f) Each Grantor will take all reasonably necessary steps that are consistent with the applicable practice in any proceeding before any relevant office or agency, such as the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States or in any foreign country, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights that is material to the conduct of any Grantor’s business (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
          (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly take appropriate action to end such infringement, misappropriation or dilution, and take such other action as is appropriate under the circumstances to protect such Collateral.
          (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each Copyright License, Patent License or Trademark License that is material to the conduct of any Grantor’s business to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.
          (i) Each Grantor will perform all acts and execute and deliver all further instruments and documents, including, without limitation, conditional assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, respectively, reasonably requested by Collateral Agent at any time to evidence, perfect, maintain, record and enforce the Collateral Agent’s interests in all material

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Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and each Grantor hereby authorizes the Collateral Agent to execute and file one or more accurate financing statements (and similar documents) or copies thereof or of this Security Agreement with respect to material Patents, Trademarks and Copyrights signed only by the Collateral Agent.
          (j) Each Grantor will, upon acquiring knowledge of any use by any person of any term or design reasonably likely to cause confusion with any material Trademark, promptly notify the Collateral Agent of such use, and if requested by Collateral Agent at such Grantor’s expense, take such action as Collateral Agent, in its reasonable discretion, may deem advisable for the protection of the Collateral Agent’s interests in and to the Trademarks; provided that the foregoing in this clause (j) shall not prohibit any Grantor from taking such action as such Grantor, in its reasonable discretion, may independently deem advisable for the protection of its and the Collateral Agent’s interests in and to the Trademarks prior to any such request by Collateral Agent.
     SECTION 4.17. Covenant Regarding Commercial Tort Claims. As of the date hereof, each Grantor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 4.17 hereto. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall immediately notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Grantor in which the Collateral Agent does not have a security interest, does not exceed $1,000,000 in the aggregate for all Grantors.
ARTICLE V
POWER OF ATTORNEY
     Each Grantor irrevocably makes, constitutes and appoints Collateral Agent (and all officers, employees or agents designated by Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact (which appointments shall be irrevocable and coupled with an interest subject to the terms of this Agreement), and in such capacity Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of Collateral Agent and the relevant Secured Parties, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument Collateral Agent may reasonably deem advisable to accomplish the purposes of this Agreement, including, without limitation, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or

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proceedings at law or in equity in any court of competent jurisdiction, or to take any other action which Collateral Agent may deem necessary or desirable to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify Account Debtors to make payment directly to Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against Collateral Agent or any Secured Party. It is understood and agreed that the appointment of Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable subject to the terms of this Agreement. The provisions of this Article shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by Collateral Agent or any Secured Party of any other or further right which they may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.
ARTICLE VI
REMEDIES
     SECTION 6.01. Remedies Upon Default.
          (a) Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver or make available each item of Collateral to Collateral Agent on demand, at the Collateral item’s then current location or, to the extent possible, at an alternate location reasonably convenient to the applicable Grantor and Collateral Agent, and it is agreed that Collateral Agent shall have the right to take any or all of the following actions at the same or different times: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent which is reasonably convenient to both parties, (ii) with respect to any Collateral consisting of Intellectual Property, on demand, to (A) cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral on such terms

23

and conditions and in such manner as the Collateral Agent shall determine, (B) instruct the Grantors not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose to the extent that such use would be inconsistent with the exercise by the Collateral Agent of any other remedies under this Section 6.01, (C) in the event of any license, assignment, sale or other disposition of the Collateral, or any of it, commenced in accordance with this Section 6.01, require each Grantor to supply to the Collateral Agent or its designee its know-how and expertise relating to the Trademarks, Patents or Copyrights, and records relating to the Trademarks, Patents or Copyrights, and (D) at any time, pursuant to the authority granted in Article V hereof, execute and deliver on behalf of the Grantors one or more instruments of assignment of any of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country in order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights; (iii) without assuming any obligations or liability thereunder, enforce (it being understood that the Collateral Agent shall have the exclusive right to so enforce) all rights and remedies of the Grantors against any licensee or sublicensee in, to and under any license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and each of the Grantors hereby releases the Collateral Agent from, and agrees to hold the Collateral Agent free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement top the extent provided in the Loan Agreement; and (iv) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises owned by a Grantor where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law.
          (b) Without limiting the generality of the foregoing, each Grantor agrees that Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board, on any securities exchange or in the over-the-counter market, for cash, upon credit or for future delivery as Collateral Agent shall deem appropriate. Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the fullest extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          (c) Each Grantor agrees that, to the extent notice of any such sale shall be required by law, at least ten (10) days’ notice to the applicable Grantor of Collateral Agent’s intention to make any sale of Collateral shall constitute reasonable notification. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary

24

business hours and at such place or places as Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Collateral Agent may (in its sole and absolute discretion) determine. Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the fullest extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, Collateral Agent may proceed by a suit or suits at law or in equity to foreclose on this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.
          (d) The foregoing rights and remedies are in addition to and not in limitation of the rights and remedies under the Loan Agreement. In the event that any term or provision of this Section 6.01 is in conflict with any term or provision of the Loan Agreement, the term or provision of the Loan Agreement shall control.
     SECTION 6.02. Application of Proceeds. Each Grantor further agrees that Collateral Agent may apply any proceeds in accordance with Section 2.11(e) of the Loan Agreement.
     SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling Collateral Agent to exercise rights and remedies under this Article at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the

25

compilation or printout thereof. The use of such license by Collateral Agent shall be exercised at the option of Collateral Agent for the purpose of enabling Collateral Agent to exercise rights and remedies under this Article at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies; provided that any license, sub-license or other transaction entered into by Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of the applicable Event of Default.
ARTICLE VII
MISCELLANEOUS
     SECTION 7.01. Security Interest Absolute. All rights of Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment to or waiver of or any consent to any departure from any Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
     SECTION 7.02. Notices. Notices and other communications provided for herein shall be in the manner and at the addresses set forth in, and otherwise in accordance with, Section 9.02 of the Loan Agreement. If any notification of intended disposition of any of the Collateral or of any other act by Collateral Agent is required by law and a specific time period is not stated therein or herein, such notification given at least ten (10) days before such disposition or act shall be deemed reasonably and properly given.
     SECTION 7.03. Waivers; Amendment. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Grantor therefrom, shall be effective unless such amendment, modification, or consent is in writing, signed by the Agent and the Grantors, and then any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 7.04. Collateral Agent’s Fees and Expenses; Indemnification.
          (a) Without duplication of any amounts payable pursuant to Section 9.04 of the Loan Agreement, each Grantor jointly and severally agrees to pay upon demand to Collateral Agent the amount of any and all reasonable out-of-pocket expenses, disbursements and other charges of their counsel (including, without limitation, local and special counsel) and of any experts or agents, which Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the

26

rights of Collateral Agent hereunder, or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.
          (b) Without limitation of its indemnification obligations under the other Loan Documents, but without duplication of any amounts payable pursuant to Section 9.04 of the Loan Agreement, each Grantor jointly and severally agrees to indemnify Collateral Agent, the Secured Parties and their Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any such Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
          (c) Except as otherwise provided in Section 7.13, any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated thereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of Collateral Agent or any Secured Party. All amounts due under this Section shall be payable on written demand therefor given in accordance with Section 7.02 hereof.
     SECTION 7.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantors may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Collateral Agent (and any attempted assignment or transfer by the Grantors without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     SECTION 7.06. Survival. All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Loan Agreement, and shall continue in full force and effect until this Agreement shall terminate. The provisions of Section 7.04 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

27

     SECTION 7.07. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
     SECTION 7.08. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 7.09. Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to any conflict of law principles.
          (b) The Grantors hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Grantors or their properties in the courts of any jurisdiction.
          (c) The Grantors hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

28

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.02 of the Loan Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 7.11. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 7.12. Additional Grantors. Each Grantor acknowledges that, each subsequently acquired or organized Domestic Subsidiary required by Section 5.11 of the Loan Agreement to become a party hereto as an additional Grantor (each such Domestic Subsidiary, an “Additional Grantor”) shall execute an Instrument of Assumption and Joinder (a “Joinder”) substantially in the form attached hereto as Exhibit A. Upon delivery of any such Joinder to Collateral Agent, notice of which is hereby waived by the Grantors, each such Additional Grantor shall be deemed a Grantor hereunder and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) any failure by the Grantors or any Grantor to cause any subsequently acquired or organized Domestic Subsidiary required by Section 5.11 of the Loan Agreement to become an Additional Grantor or a Grantor hereunder or (c) by reason of Collateral Agent or any of the Secured Parties’ actions in effecting, or failure to effect, any such Joinder, or in releasing any Grantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Grantor. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.
     SECTION 7.13. Termination and Release.
          (a) This Agreement and the Security Interest shall terminate when the Obligations (other than Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no assertion of liability and no claim or demand for payment (in each case, whether oral or written) has been made, and, in the case of Obligations

29

for indemnification, no notice for indemnification has been issued by the indemnitee, at such time) have been fully and indefeasibly paid in cash and performed.
          (b) Upon the effectiveness of any release of Collateral pursuant to the Loan Agreement, the Security Interest in such Collateral shall be automatically released hereunder.
          (c) Upon termination of this Agreement or the Security Interest on any Collateral, the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all appropriate UCC termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent. Each of the Grantors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Grantor or otherwise.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

30

     IN WITNESS WHEREOF, each of the Grantors has caused this Agreement to be duly executed by its officer thereunto duly authorized as of the date and year first above written.

GRANTORS: AMERICAN COMMERCIAL LINES LLC JEFFBOAT LLC COMMERCIAL BARGE LINE COMPANY ACL TRANSPORTATION SERVICES LLC AMERICAN COMMERCIAL LINES INC.
By:
Printed:
Title:

[SIGNATURES CONTINUED ON NEXT PAGE]
Signature Page to Security Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

COLLATERAL AGENT: BANK OF AMERICA, N. A.
By:
Name:
Title:

Signature Page to Security Agreement

SCHEDULE 3.02 TO SECURITY AGREEMENT
Filing Offices

SCHEDULE 3.05(a) TO SECURITY AGREEMENT
Legal Name, Etc.

Federal
		Registered		Taxpayer
	Type of	Organization	Organizational	Identification	State of
Legal Name	Entity	(Yes/No)	Number[1]	Number	Formation

[1]	If none, so state.

SCHEDULE 3.05(b) TO SECURITY AGREEMENT
Prior Organizational Names

Grantor	Prior Name	Date of Change

SCHEDULE 3.05(c) TO SECURITY AGREEMENT
Changes in Corporate Identity; Other Names

List of All Other
Names Used on Any
Filings with the
Internal Revenue
	Corporate Name of		Date of	State of	Service During Past
Grantor	Entity	Action	Action	Formation	Five Years

SCHEDULE 3.06 TO SECURITY AGREEMENT
Chief Executive Office

Grantor	Address	County	State

SCHEDULE 3.07 TO SECURITY AGREEMENT
Extraordinary Transactions

Grantor	Description of Transaction Including Parties Thereto	Date of Transaction

SCHEDULE 3.08 TO SECURITY AGREEMENT
Instruments and Tangible Chattel Paper
1. Promissory Notes:

Pledged
Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	[Yes/No]

2. Chattel Paper:

Pledged
Description	[Yes/No]

SCHEDULE 3.09 TO SECURITY AGREEMENT
Deposit Accounts

Reason for
				Subject to	Exclusion
				Control	from
				agreement?	Control
Owner	Type Of Account	Bank	Account Numbers	[Yes/No]	Requirement

SCHEDULE 4.03(f) TO SECURITY AGREEMENT
Locations

SCHEDULE 4.17 TO SECURITY AGREEMENT
Commercial Tort Claims

EXHIBIT A TO
SECURITY AGREEMENT
FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER
          JOINDER AGREEMENT dated as of                      (the “Joinder Agreement”) made by [Insert Name of New Grantor] a [Insert State of Organization] [corporation, limited partnership or limited liability company] (the “Company”) in favor of the Secured Parties (as defined in that certain Security Agreement dated as of July 7, 2009 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Security Agreement”)) among the Grantors referred to therein (the “Grantors”), and Bank of America, N.A. as Collateral Agent (as defined in the Security Agreement). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Security Agreement.
WITNESSETH
          The Company is a [Insert State of Organization] [corporation, limited partnership or limited liability company], and is a subsidiary of [Insert name of Loan Party]. Pursuant to Section 7.12 of the Security Agreement, the Company is required to execute this document as a newly [formed] [acquired] subsidiary of [Insert name of Loan Party].
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:
          SECTION 1. Assignment and Joinder.
          (a) The Company hereby expressly confirms that it has assumed, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a Grantor under the Security Agreement and all the other Loan Documents applicable to it as a Grantor. By virtue of the foregoing, the Company hereby accepts and assumes any liability of a Grantor related to each representation or warranty, covenant or obligation made by a Grantor in the Security Agreement or any other Loan Document and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligation.
          (b) All references to the term “Grantor” in the Security Agreement or any other Loan Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.
          SECTION 2. Representations and Warranties. The Company hereby represents and warrants to the Collateral Agent as follows:
Exhibit B to Security Agreement

          (a) The Company has the requisite [corporate, partnership or company] power and authority to enter into this Joinder Agreement and to perform its obligations hereunder and under the Security Agreement and the other Loan Documents to which it is a party. The execution, delivery and performance of this Joinder Agreement by the Company and the performance of its obligations hereunder and under the Security Agreement, and the other Loan Documents have been duly authorized by the [Board of Directors of the Company] and no other [corporate, partnership or company] proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Joinder Agreement, the transactions contemplated hereby or the performance of its obligations under the Security Agreement or any other Loan Document. This Joinder Agreement has been duly executed and delivered by the Company. This Joinder Agreement, the Security Agreement and the other Loan Documents each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
          (b) The representations and warranties set forth in Article 3 of the Security Agreement are true and correct on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of the date hereof.
          (c) The authorized capitalization of the Company, the number of shares of its capital stock outstanding on the date hereof, and the ownership of the outstanding shares of its capital stock are set forth on Schedule 1 hereto.*/
          (d) As of the date hereof, the exact legal name of the Company is                      and the Company has not done business, is not doing business and does not intend to do business other than under its full [corporate, partnership or company] name, including, without limitation, under any trade name or other doing business name and is in good standing in all jurisdictions where the nature of its properties or business so requires. The Company is a [corporation, partnership, limited liability company, limited liability partnership or other] organized under the laws of                     . The Company’s taxpayer identification number and organizational number, if any, are                     .

*/	If the Company is a limited partnership, insert the following paragraph:

“The general partners of the company and the ownership of its partnership interests are set forth on Schedule 1 hereto”;

or if the Company the Company is a limited liability company, insert the following paragraph:

“The members of the Company and the ownership of its limited liability company interests are set forth on Schedule 1 hereto”.

          SECTION 3. Further Assurances. At any time and from time to time, upon the Collateral Agent’s request and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Collateral Agent reasonably deems necessary to effect the purposes of this Joinder Agreement.
          SECTION 4. Binding Effect. This Joinder Agreement shall be binding upon the Company and shall inure to the benefit of the Secured Parties and their respective successors and assigns.
          SECTION 5. Conflict. In the event of a conflict between this Joinder Agreement and the Security Agreement, the provisions of the Security Agreement will govern.
          SECTION 6. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF COMPANY]
By
Name:
Title:

BANK OF AMERICA, N.A. as Collateral Agent
By
Name:
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SCHEDULE 1 TO JOINDER AGREEMENT

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EXECUTION COPY
[BARGES]
FIRST PREFERRED FLEET MORTGAGE
given by
AMERICAN COMMERCIAL LINES LLC,
as Owner and Mortgagor
in favor of
BANK OF AMERICA, N.A.,
in its capacity as Administrative Agent, Collateral Agent and Security Trustee,
as Mortgagee
On the United States Flag Vessels
Named and Bearing Official Numbers Set Forth
On Schedule 1 Attached Hereto

Mortgagor:	Mortgagee:
American Commercial Lines LLC 1701 East Market Street Jeffersonville, Indiana 47130 Percentage of Vessels Owned: 100%	Bank of America, N.A., in its capacity as Administrative Agent, Collateral Agent and Security Trustee 335 Madison Avenue New York, New York 10017 Percentage of Vessels Mortgaged: 100%
Direct and Contingent Obligations Secured,
excluding interest, expenses, and fees:
$[                    ]
Dated and effective as of July 7, 2009

FIRST PREFERRED FLEET MORTGAGE
          FIRST PREFERRED FLEET MORTGAGE (this “Fleet Mortgage”), made effective this 7th day of July, 2009 by AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company whose address is 1701 East Market Street, Jeffersonville, Indiana 47130, (the “Mortgagor”), in favor of BANK OF AMERICA, N.A., a national banking association, whose address is 335 Madison Avenue, New York, New York 10017, as administrative agent, collateral agent and security trustee (in such capacity, the “Mortgagee”) on behalf of the financial institutions (the “Lenders” and together with the Mortgagee, the “Secured Parties”) party to the Loan Agreement (as defined below).
RECITALS:
          A. The Mortgagor, Commercial Barge Line Company, ACL Transportation Services LLC and Jeffboat LLC (collectively, the “Borrowers”), certain affiliates of Borrowers, the Mortgagee, in its capacity as administrative agent, collateral agent and security trustee pursuant to the Loan Agreement, acting for and on behalf of the parties thereto as lenders (in such capacity, the “Agent”), and the parties to the Loan Agreement (as defined below) from time to time as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Lenders (or the Agent on behalf of the Lenders) may make loans and advances and provide other financial accommodations to the Mortgagor and the other Borrowers, as set forth in the Loan Agreement, dated of even date herewith, substantially in the form, without exhibits and schedules, of Annex A hereto, by and among Borrowers (including Mortgagor), the other Obligated Parties, Agent, and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other Loan Documents. All capitalized terms used herein but not otherwise defined shall have the same meaning ascribed to such terms in the Loan Agreement.
          B. The Mortgagor is the sole owner of the whole (100%) of each of the vessels identified in Schedule I hereof and more fully described in the Granting Clause hereof.
          C. The obligations of the Lenders (or the Agent on behalf of the Lenders) to make Loans under the Loan Agreement are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Fleet Mortgage in the form hereof, to secure (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including reasonable fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Mortgagor to the Secured Parties under the Loan Agreement, this Fleet Mortgage and the other Loan Documents to which the Mortgagor is or is to be a party,

(b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Mortgagor under or pursuant to the Loan Agreement, this Fleet Mortgage and the other Loan Documents to which the Mortgagor is or is to be a party, (c) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Obligated Party under or pursuant to the Loan Documents, and (d) all other Obligations (as defined in the Loan Agreement) (all the obligations referred to in the preceding clauses (a) through (d) being referred to collectively, as the “Secured Obligations”).
          D. As security for the Secured Obligations, the Mortgagor has duly authorized the execution and delivery of this Fleet Mortgage under and pursuant to Chapter 313 of Title 46 of the United States Code, as amended from time to time (“Chapter 313”).
          E. It is a condition to the effectiveness of the Loan Agreement that this Fleet Mortgage be executed and delivered by the Mortgagor.
          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, and to secure the due and punctual payment and performance of the Secured Obligations, the Mortgagor, for itself, its successors and assigns does by these presents:
          GRANT, CONVEY, MORTGAGE, PLEDGE AND CONFIRM UNTO THE MORTGAGEE, its successors and assigns, the whole of each of the vessels identified on Schedule I hereof, each of which is duly documented in the name of the Mortgagor under the laws and flag of the United States of America, including, without being limited to, all of the boilers, engines, machinery, masts, spars, rigging, boats, pumps, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment and other appurtenances appertaining or belonging thereto, whether now owned or hereafter acquired, and all additions, improvements, and replacements hereafter made in or to any vessel, or any part thereof whether on board or not, including all items and appurtenances aforesaid and all rents, charters, charter parties, freights, sub-freights, cargoes, operating profits, and proceeds of the foregoing (each such vessel and all items thereof above enumerated being included in the term “Vessel” as used in this Fleet Mortgage);
          TO HAVE AND TO HOLD the same unto and for the proper use and benefit of the Mortgagee, its successors and assigns, forever, upon the terms herein set forth;
          PROVIDED, HOWEVER, and these presents are upon the condition that, if the Mortgagor or its successors and assigns shall duly and punctually pay in full and perform in full the Secured Obligations, then this Fleet Mortgage and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect;
          PROVIDED, FURTHER that any Vessel may be separately discharged from this Fleet Mortgage by the Mortgagee in accordance with Section 5.2 hereof; and
          FURTHER COVENANT, DECLARE AND AGREE with the Mortgagee and its successors and assigns, that the Vessels are to be held subject to the further representations, warranties, covenants, terms and conditions hereinafter set forth.

ARTICLE 1
GENERAL PROVISIONS
     SECTION 1.1. Definitions. Capitalized terms used but not defined herein shall have the same meanings set forth with respect thereto in the Loan Agreement.
ARTICLE 2
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE MORTGAGOR
     SECTION 2.1. Payment and Performance Obligations. The Mortgagor will duly and punctually pay or cause to be paid and duly perform, observe and comply with the Secured Obligations to the extent provided in the Loan Agreement.
     SECTION 2.2. Organization; Authority; Enforceability. The Mortgagor was duly organized and is now validly existing and in good standing as a limited liability company under the laws of the State of Delaware and shall so remain during the life of this Fleet Mortgage and so long as any of the Secured Obligations shall remain outstanding. The Mortgagor has all requisite authority, power and legal right to own and operate the Vessels, to mortgage the Vessels to the Mortgagee pursuant to this Fleet Mortgage, and to execute and deliver this Fleet Mortgage. All action necessary and required by law for the execution and delivery by the Mortgagor of this Fleet Mortgage has been duly and effectively taken, and this Fleet Mortgage is and will continue to be the valid and binding obligation of the Mortgagor enforceable in accordance with its terms. All consents and approvals required in respect of this Fleet Mortgage have been obtained and are in full force and effect.
     SECTION 2.3. Citizenship. The Mortgagor warrants that the Mortgagor meets, and shall continue for the term of this Fleet Mortgage and until all of the Secured Obligations are paid and performed in full to meet, all citizenship requirements necessary for each of the Vessels to be eligible for documentation as a vessel of the United States, under the flag of the United States, pursuant to Sections 12103 and 12112 of Title 46 of the United States Code, as amended from time to time (the “Code”).
     SECTION 2.4. Ownership of Vessels; Warranty and Defense of Title. The Mortgagor warrants that it is the true, lawful and sole owner of the whole of each of the Vessels, and that its ownership of each Vessel is free and clear of all Liens except such Liens which arose prior to the date of filing of this Fleet Mortgage that are incident to current operations and the Permitted Liens. As of the date hereof, none of the Vessels are subject to a demise charter or to a time or voyage charter other than demise charters or time charters entered in the ordinary course of business and consistent with standard marine practice that are listed on Schedule 2.14 to this Fleet Mortgage. Mortgagor will forever warrant and defend its title and possession of each Vessel for the benefit of the Mortgagee against any and all claims and demands.

     SECTION 2.5. Perfection. The Mortgagor shall comply with and satisfy all applicable formalities and provisions of the laws and regulations of the United States of America, including but not limited to the provisions of Chapter 313, in order to perfect, establish, record and maintain this Fleet Mortgage, and any supplement or amendment thereto, upon each of the Vessels and upon all renewals, as a first preferred fleet mortgage thereunder and on all additions, improvements and replacements made in or to each of the Vessels and shall do such other acts and execute all such other instruments, deeds, conveyances, mortgages and assurances as the Mortgagee may reasonably require in order to subject each of the Vessels to the Lien of this Fleet Mortgage as aforesaid.
     SECTION 2.6. Environmental Compliance. The Mortgagor has complied with the representations and warranties in Section 3.16 of the Loan Agreement in respect to each of the Vessels and shall comply with Section 4.01(k) and Section 5.07 of the Loan Agreement regarding compliance with environmental laws and regulations in respect to each of the Vessels.
     SECTION 2.7. Liens. The Mortgagor represents and agrees that it has not granted and will not grant any charterer, the master of any of the Vessels or any other person, and none thereof has or shall have, any right, power or authority to create, incur or permit to be placed or imposed upon the Vessels, or any of them, any Liens, other than the Lien of this Fleet Mortgage and the Permitted Liens, Liens for crew’s wages, wages for stevedores when employed directly by the Mortgagor or the master of the applicable Vessel and general average and salvage (including contract salvage), Liens created in the ordinary course of the Vessels’ current operations which are for “necessaries” within the meaning of Section 31301(4) of Title 46 of the Code, provided that such Liens (other than such Liens which are senior by operation of law) are subordinate to the Lien of this Fleet Mortgage. The Mortgagor further agrees that it will not permit to be continued any Lien upon the Vessels, or any of them (other than this Fleet Mortgage and the Permitted Liens) for a period in excess of forty-five (45) days after the same becomes due and payable except for any Lien that is being contested by the Mortgagor in good faith by appropriate proceedings diligently conducted which are effective to stay the execution or other enforcement of such Lien and the Mortgagor shall have set aside on its books adequate reserves in accordance with GAAP with respect to such Lien.
     SECTION 2.8. Notice of Mortgage. The Mortgagor shall at all times keep a properly certified copy of this Fleet Mortgage and any amendments and supplements hereto and any assignments hereof (i) at its address set forth above and (ii) in the case of a Vessel that is a self-propelled Vessel, with the ship’s papers on board such Vessel and such papers shall be exhibited, on demand, to any person having business with such Vessel which might give rise to a maritime Lien on such Vessel, or to any representative of the Mortgagee; and a notice, reading as follows, printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, framed under glass, shall be placed and kept prominently displayed in the chart room and in the master’s cabin of each of the Vessels that is a self-propelled Vessel:

“NOTICE OF MORTGAGE
     This Vessel is owned by AMERICAN COMMERCIAL LINES LLC (the “Mortgagor”) and is subject to a First Preferred Fleet Mortgage, dated July 7, 2009, as the same may be amended or supplemented, in favor of Bank of America, N.A., as administrative agent, collateral agent and security trustee under that certain Loan Agreement dated as of July 7, 2009, pursuant to the provisions of Chapter 313 of Title 46 of the United States Code, as amended, and under the terms of said Fleet Mortgage, the Mortgagor hereby gives notice that it has not granted any charterer, the master of this Vessel or any other person, and none thereof has, the right, power or authority to create, incur or permit to exist upon this Vessel any liens or encumbrances whatsoever, other than the lien of said Fleet Mortgage, liens for crew’s wages, wages of stevedores when employed directly by the Mortgagor or the master of this Vessel and general average or salvage (including contract salvage). Any such right, power or authority is also prohibited under the terms of said Fleet Mortgage.”
     SECTION 2.9. Libel or Attachment. If a libel or complaint shall be filed against the Vessels, or any of them, or if the Vessels, or any of them, shall be levied upon or taken into custody, or detained by any proceeding in any court or tribunal or by any government or other authority, the Mortgagor, within ten (10) days thereafter, will cause such Vessel or Vessels to be released and any Lien thereon, other than the Lien of this Fleet Mortgage and the Permitted Liens, to be discharged. In the event the Vessels, or any of them, are levied upon or taken into custody or detained by any authority whatsoever, the Mortgagor agrees forthwith to notify the Mortgagee thereof by telex, confirmed by letter. The Mortgagor shall reimburse the Mortgagee for any amount paid by the Mortgagee, whether in settlement of a claim or in satisfaction of a judgment, and such amounts shall be Mortgagee’s Costs, as defined in and in accordance with Section 2.18 hereof.
     SECTION 2.10. Maintenance of Vessels.
          (a) The Mortgagor will at all times, without cost or expense to the Mortgagee, maintain and preserve the Vessels in all material respects, and cause the Vessels in all material respects to be tight, staunch, strong and well and sufficiently tackled, appareled, victualed, fitted, manned, furnished and equipped and to be maintained and preserved, in good running order and repair so that the Vessels in all material respects shall be well equipped and seaworthy, in good working order, repair and operating condition, ordinary wear and tear excepted. At all times, at its own cost and expense, the Mortgagor will exercise due diligence to maintain and preserve the Vessels in all material respects in as good condition, working order and repair as at the time of the execution of this Fleet Mortgage, ordinary wear and tear and depreciation excepted, and will maintain the Vessels in all material respects in accordance with good marine maintenance practice and procedures and applicable legal or regulatory requirements for the service in which they then are or will be engaged, and in such condition as will enable the Vessels in all material respects to pass such inspection as may be required by marine underwriters as a condition of their writing such insurance and in such amounts as are required under this Fleet Mortgage.

Furthermore, the Mortgagor will cause each Vessel to be periodically inspected, drydocked and recoated (hull paint), and its machinery overhauled in accordance with normal marine practices or as may be required by the United States Coast Guard. Mortgagor will permit any representatives designated by the Mortgagee to conduct appraisals of the Vessels and Inventory and pay the reasonable fees and expenses in connection therewith (except that so long no Event of Default exists and is continuing, Mortgagor shall only be required to reimburse the Mortgagee for two (2) Vessel Appraisals (provided, that not more than one (1) such Vessel Appraisal shall be a physical appraisal) per calendar year, unless at any time during such year a Covenant Testing Trigger Period occurs, in which case Mortgagor shall then be required to reimburse Mortgagee for three (3) Vessel Appraisals and three (3) appraisals of Inventory per calendar year); provided that if any Event of Default has occurred and is continuing then no such limitation on Mortgagor’s reimbursement obligations shall apply. Unless an Event of Default has occurred and is continuing, Mortgagee shall not request such a survey or inspection more than once per calendar year. In addition, the Mortgagor shall provide at the end of each six-month period commencing six weeks following the date hereof to the Mortgagee, a certificate of an officer of Mortgagor (designated in writing by the Mortgagor to the Mortgagee) stating that the Vessels have been maintained and preserved in accordance with the requirements of this Section 2.10(a).
          (b) The Mortgagor may make structural changes, alterations or additions to the Vessels, or any of them, but only to the extent that any such change, alteration or addition is made at the Mortgagor’s expense and risk and does not materially diminish the value, utility, capacity, operating condition and seaworthiness of the applicable Vessel.
          (c) The Mortgagor shall certify as often as required by the Mortgagee that all wage and other claims which give rise to Liens have been paid in the ordinary course of business.
          (d) Upon the Mortgagee’s request the Mortgagor shall furnish the Mortgagee within fifteen (15) days after receipt by the Mortgagor, copies of all Certificates of Inspection delivered by the United States Coast Guard.
     SECTION 2.11. Documentation; Operation of Vessels.
          (a) The Mortgagor will keep each Vessel duly documented as a vessel of the United States, under the flag of the United States, and will not cause or permit any Vessel to be operated in any manner prohibited by any law, regulation or contract applicable to such Vessel, and shall have on board as and when required thereby valid certificates showing compliance therewith. The Mortgagor will not cause or permit the Vessels, or any of them, to engage in any unlawful trade or carry any cargo that will expose the Vessels, or any of them, to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment or flag of the Vessels, or any of them, under the laws and regulations of the United States.
          (b) The Mortgagor will (and will cause any charterer of the Vessels, or any of them, to) comply with and satisfy all of the provisions of any applicable law, regulation,

proclamation or order concerning financial responsibility for liabilities imposed on the Mortgagor or the Vessels, or any of them, with respect to pollution by any state or nation or political subdivision thereof, including but not limited to the United States Federal Water Pollution Control Act and the United States Oil Pollution Act of 1990, as any of the foregoing may at any time be amended, and will (and will cause any charterer of the Vessels, or any of them, to) maintain all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade in which the Vessels, or any of them, is from time to time engaged and the cargo carried thereby.
     SECTION 2.12. Inspection. To the extent permitted in the Loan Agreement, the Mortgagor will permit representatives of the Mortgagee to inspect or survey the Vessels, at the Mortgagor’s expense, to ascertain the condition of such Vessel or Vessels and whether such Vessel or Vessels are being properly repaired and maintained. Such inspection or survey shall be made on reasonable notice and at reasonable times and places so as not to interfere with the safe, efficient and normal operation of such Vessel or Vessels. The Mortgagor will cause to be made all such repairs as shall be required by this Fleet Mortgage, without expense to the Mortgagee, its successors and assigns or any of its authorized representatives, as such inspection or survey or an inspection or survey conducted pursuant to Section 2.10(a) hereof may show to be required. To the extent permitted in the Loan Agreement, the Mortgagor shall also permit the Mortgagee to inspect the logs and papers of the Vessels, or any of them, and any and all other contracts and other papers relating to the same, whether on board or not, whenever requested, on reasonable notice.
     SECTION 2.13. Taxes, Fees, etc. The Mortgagor will pay and discharge, or cause to be paid and discharged, when due and payable from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessels, or any of them; provided that the Mortgagor shall not be required to pay any such tax, assessment or charge if the validity or amount thereof is concurrently being contested in good faith by appropriate proceedings and if the Mortgagor shall have set aside on its books reserves deemed by it adequate with respect to such tax, assessment or charge. Notwithstanding the foregoing, the Mortgagor will pay or cause to be paid all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor.
     SECTION 2.14. Sale, Assignment, Mortgage, Charter or Other Disposition of Vessel. The Mortgagor will not in any manner change the flag of the Vessels, or any of them, sell, transfer or mortgage the Vessels, or any of them, or enter into any charter party other than (a) sales, transfers, mortgages, or charters permitted by the Loan Agreement, (b) charters for a period of three years or less under terms that are common and customary for a charter party used by prudent owners and operators who charter vessels similar to the Vessels and engaged in trades similar to the trades in which the Vessels are engaged, or with the prior written consent of the Mortgagee, any charters in excess of one year, and (c) charters for Vessels listed on Schedule 2.14 to this Fleet Mortgage; provided that no such charter allowed in this Section 2.14 will relieve the Mortgagor of its obligations under this Fleet Mortgage, or change the flag of the Vessels, or any of them. Any written consent given for any one of the foregoing transactions shall not be construed to be a waiver of this provision in respect of any such other transaction.

Any such transaction with respect to the Vessels, or any of them, shall be subject to the provisions of this Fleet Mortgage and the Lien it creates.
     SECTION 2.15. Casualty; Condemnation.
          (a) Notwithstanding any other provision of this Fleet Mortgage, the Loan Agreement or the other Loan Documents, the Mortgagee is authorized, at its option (for the benefit of the Secured Parties), to collect and receive, to the extent payable to the Mortgagor or any other Obligated Party, all insurance proceeds, damages, claims and rights of action under any insurance policies with respect to any casualty or other insured damage (“Casualty”) to any portion of any Vessel (collectively, “Casualty Proceeds”) (irrespective of whether such proceeds are received prior to or subsequent to rebuilding and/or replacement). The Mortgagor agrees to notify the Mortgagee, in writing, promptly after the Mortgagor obtains notice or knowledge of any Casualty to a Vessel, which notice shall set forth a description of such Casualty and the Mortgagor’s good faith estimate of the amount of related damages. The Mortgagor agrees to endorse and transfer or cause to be endorsed or transferred any Casualty Proceeds received, or receivable, by it or any other Obligated Party to the Mortgagee, to be administered, disbursed or applied to the Secured Obligations pursuant to Section 2.05(b) of the Loan Agreement.
          (b) The Mortgagor will notify the Mortgagee promptly upon obtaining knowledge that the title to or ownership of the Vessels, or any of them, or the use of the Vessels, or any of them (whether on a bareboat or time charter basis or any other basis), has been requisitioned, purchased, or taken by, or the Vessels, or any of them, shall be seized by or forfeited to any government of any country, or any department, agency or representative thereof pursuant to any present or future law, proclamation, decree, order or otherwise, or to any other person or persons, whether or not acting under color of government authority (such events being deemed a “Condemnation”). No settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Mortgagee, which consent shall not be unreasonably withheld. The Mortgagee is authorized, at its option (for the benefit of the Secured Parties), to collect and receive Condemnation Proceeds. The Mortgagor agrees to execute or cause to be executed such further assignments, and to endorse and transfer or cause to be endorsed or transferred any Condemnation Proceeds received, or receivable, by it or any other Obligated Party to the Mortgagee, to be administered, disbursed or applied to the Secured Obligations pursuant to Section 2.05(b) of the Loan Agreement.
          (c) The foregoing provisions shall not apply to scrapping operations conducted by the Mortgagor in the ordinary course of business.
     SECTION 2.16. Notice of Loss, Requisition or Damage. In the event of (a) actual loss of any Vessel, (b) any event referred to in Section 2.15 hereof with respect to any Vessel, or (c) any casualty, accident or damage to any Vessel involving an amount in excess of $1,000,000, the Mortgagor shall forthwith give written notice thereof (containing full particulars) to the Mortgagee. Furthermore, upon Mortgagee’s request, the Mortgagor will provide to the Mortgagee, at the end of each six-month period commencing six months following the date hereof, a written report stating each casualty, accident or damage to any Vessel involving an amount in excess of $500,000 that occurred in the prior six month period with full particulars.
     SECTION 2.17. Insurance.
          (a) The Mortgagor shall at all times while this Fleet Mortgage shall remain in effect maintain at its own expense the following insurance:
          (i) protection and indemnity insurance through underwriters or associations with respect to each of the Vessels in such amounts, subject to such deductible or retention amounts, against such risks and under such forms as are then common or customary with respect to vessels similar to the Vessels and owned by companies in the same or similar businesses operating in the same or similar locations as Mortgagor, provided that such protection and indemnity insurance (including excess policies) shall in all events:
          (1) provide protection on an “occurrence” basis (rather than on a “claims made” basis); and
          (2) provide protection against liabilities arising out of pollution or the spillage or leakage of cargo;
          (ii) marine, hull and machinery and, if any Vessel or Vessels are operated outside of the United States, war risks insurance on each of the Vessels under the latest (at the time of issue of the policies in question) forms of American or London Institute of Marine Underwriters, subject to such deductible or retention amounts as are then common or customary with respect to vessels similar to the Vessels and owned by companies in the same or similar businesses operating in the same or similar locations as Mortgagor, provided that such marine, hull and machinery and war risks insurance shall in all events be in an amount with respect to each Vessel that is not less than the reasonable commercial value or book value thereof;
          (iii) Insurance protecting against claims under the Longshoremen’s and Harbor Workers Compensation Act, Workmen’s Compensation and public liability; and
          (iv) Wreck removal and fire insurance with underwriters and under policy forms and in amounts satisfactory to the Mortgagee;
          (v) Such other insurances that become customarily obtained by prudent operators of vessels similar to the Vessels and engaged in trades similar to the trades in which the Vessels are engaged or as may be reasonably required by the Mortgagee from time to time.
          (b) Each insurance policy with respect to protection and indemnity insurance shall:

          (i) name the Mortgagee as an additional assured; and
          (ii) be primary without right of contribution from any other insurance which is carried by the Mortgagee; and
          (iii) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.
          (c) The Mortgagor shall not permit the Vessels, or any of them, to undertake any voyage or participate in any venture or transport any cargo which is not permitted by the insurance then in effect or which would limit such insurance or render it unavailable in whole or in part.
          (d) The Mortgagor shall, at its own expense, have the duty and responsibility to make all proofs of loss and take all other steps necessary to collect from underwriters, insurance companies or funds any loss under any insurance with respect to the Vessels, or any of them, obtained by the Mortgagor as required by this Section 2.17.
          (e) The Mortgagor shall deliver to the Mortgagee a detailed report signed by independent marine insurance brokers reasonably acceptable to the Mortgagee describing the insurance policies then carried and maintained by the Mortgagor (including the names of the underwriters, the types of risks covered by such policies, the amount insured thereunder and the expiration date thereof) and stating that such insurance is, to such insurance broker’s knowledge, comparable to that carried by other experienced and responsible companies in the same or similar businesses operating in the same or similar locations.
          (f) Nothing in this Section 2.17 shall prohibit the Mortgagee from placing additional insurance on or with respect to the Vessels at its expense, or any of them, or the operation thereof, unless such insurance would conflict with insurance that is carried by the Mortgagor. In the event that the Mortgagor shall fail to maintain any insurance which it is required to maintain pursuant to this Section 2.17, the Mortgagee may, but shall not be obligated to, arrange for such insurance and, in such event, the Mortgagor shall, upon demand reimburse the Mortgagee for the costs thereof as Mortgagee’s Costs, as defined in and in accordance with Section 2.18 hereof, without waiver of any other additional rights the Mortgagee may have.
          (g) Any sums payable as a result of a loss under insurance on the Vessels, or any of them, with respect to protection and indemnity risks, including liability arising out of pollution or the spillage or leakage of cargo or collision or tower’s liability, may be paid directly to the person to whom any liability covered by such insurance has been incurred or, if the liability insured against has been discharged, to the Mortgagee or the Mortgagor to reimburse them for any loss, damage or expense incurred by them and covered by such insurance.
          (h) During the continuance of a taking, requisition or charter of the use of the Vessels, or any of them, by the United States of America, the provisions of this Section 2.17 shall be deemed to have been complied with in all respects as to such Vessel or Vessels if the

United States Government shall have agreed (i) to reimburse the Mortgagee and the Mortgagor for loss or damage resulting from the risks indicated in paragraph (a) of this Section 2.17, and (ii) that the Mortgagee and the Mortgagor shall be entitled to just compensation therefor. In the event of any taking, requisition or charter of the Vessels, or any of them, contemplated by this paragraph (g), the Mortgagor shall promptly furnish to the Mortgagee a certificate of a Responsible Officer stating that such taking, requisition or charter has occurred and that the United States Government has agreed (i) to reimburse the Mortgagee and the Mortgagor for loss or damage resulting from the risks indicated in paragraph (a) of this Section 2.17, and (ii) that the Mortgagee and the Mortgagor are entitled to just compensation therefor.
          (i) In the event that any claim or Lien is asserted against the Vessels, or any of them, for loss, damage or expense which is covered by insurance hereunder and it is necessary for the Mortgagor to obtain a bond or supply other security to prevent the arrest of such Vessel or Vessels, or to obtain the release of such Vessel or Vessels from arrest on account of said claim or Lien, the Mortgagee, upon the written request of the Mortgagor, may, but shall not be required to assign all or any part of their respective right, title and interest in and to said insurance covering such loss, damage or expense, to any person executing a surety or guaranty bond or other agreement to save or release such Vessel or Vessels from such arrest as collateral security to indemnify against liability under said bond or other agreement.
     SECTION 2.18. Reimbursement of Mortgagee’s Costs.
          (a) The Mortgagor shall promptly pay or reimburse to the Mortgagee all amounts the Mortgagee determines constitute claims, liabilities, losses, taxes, duties, charges, costs, fees and expenses (“Mortgagee’s Costs”) incurred or made by the Mortgagee in exercising, protecting or pursuing rights or remedies under this Fleet Mortgage, the Loan Agreement, or the other Loan Documents (including but not limited to (i) amounts paid by the Mortgagee pursuant to Section 2.9 hereof, (ii) costs incurred by the Mortgagee pursuant to the second sentence of Section 2.17(g) or Sections 5.4, 6.9 or 6.12 hereof, and (iii) expenses of any sale or taking of the Vessels, or any of them, attorneys’ fees and court costs) or resulting from the release of the Vessels, or any of them, from the Lien created by this Fleet Mortgage or resulting from supplementing this Fleet Mortgage to add additional Vessels, with interest thereon at the rate provided in Section 2.06(a)(i) of the Loan Agreement.
          (b) If the Mortgagor shall default in the observance or performance of any of the covenants, conditions or agreements in this Fleet Mortgage on its part to be performed or observed and such default shall continue unremedied for a period of thirty (30) days after written notice thereof from the Mortgagee to the Mortgagor, the Mortgagee may in its discretion do all acts and make all expenditures necessary to remedy such default, including, but not limited to, the procurement of insurance on the Vessels, or any of them, making repairs, discharge or purchase of Liens and payment of taxes, dues, assessments, governmental charges, fines, penalties and attorneys’ fees; provided, however, that the Mortgagee shall be under no obligation to the Mortgagor to do such acts or make any such expenditures nor shall the doing or making thereof relieve the Mortgagor of any default in that respect. All costs, fees and expenses of such acts and expenditures shall constitute Mortgagee’s Costs.

          (c) All Mortgagee’s Costs and interest thereon shall be debts due from the Mortgagor to the Mortgagee payable on demand, and shall constitute Secured Obligations and be secured by the Lien of this Fleet Mortgage.
ARTICLE 3
EVENTS OF DEFAULT AND REMEDIES
     SECTION 3.1. Event of Default and Remedies. An Event of Default as defined in the Loan Agreement shall be an Event of Default hereunder.
          Upon the occurrence and during the continuance of an Event of Default, this Fleet Mortgage shall be in default, and the Mortgagee shall have the right to exercise one or more of the following remedies:
          (a) the Mortgagee may exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 313 or by any other applicable laws and exercise all of its rights and remedies as attorney-in-fact or otherwise under this Fleet Mortgage;
          (b) the Mortgagee may bring suit at law, in equity or in admiralty in any court to foreclose, including foreclosure by seizure, arrest and sale of the Vessels, or any of them, or to recover judgment for the Secured Obligations, and collect the same out of any and all property of the Mortgagor whether covered by this Fleet Mortgage or otherwise;
          (c) the Mortgagee may take the Vessels, or any of them, wherever the same may be, without legal process and without being responsible for loss or damage; and the Mortgagor or other person in possession thereof shall forthwith upon demand of the Mortgagee surrender to the Mortgagee possession of the Vessels, or any of them, and the Mortgagee may hold, lay up, lease, charter, operate or otherwise use the Vessels, or any of them, for such time and upon such terms as they may deem to be for their best advantage, accounting only for the net profits, if any, arising from the use of such Vessel or Vessels or from the sale thereof, by court proceedings or pursuant to clause (d) below, net of all costs, expenses, charges, damages or losses by reason of such use;
          (d) the Mortgagee may sell the Vessels, or any of them, free from any claim of or by the Mortgagor in admiralty, in equity, at law or by statute and upon such terms and conditions as the Mortgagee determines, at public or private sale, by sealed bids or otherwise, by first publishing notice of any such public sale for ten (10) consecutive days in a newspaper published in the City of New York, State of New York, and if the place of sale should not be the City of New York, then also by publication of similar notice in a daily newspaper, if any, published at the place of sale, and by mailing notice of such sale, whether public or private, addressed to the Mortgagor at its last known address fourteen (14) days prior to the date fixed for entering into the contract of sale; in the event that the Vessels, or any of them, shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessels, or any of them, to the place designated for such sale and in such manner as the Mortgagee may deem to be for its advantage; or
          (e) demand and receive all freights, hires, charter hires, earnings, issues, revenues, income or profits of the Vessels, or any of them, due or to become due from any person whomsoever.
          (f) the Mortgagor covenants and agrees that in addition to any and all other rights, powers and remedies elsewhere in this Fleet Mortgage granted to and conferred upon the Mortgagee, the Mortgagee in any suit to enforce any of its rights, powers or remedies shall be entitled as a matter of right and not as a matter of discretion (i) to the appointment of a receiver or receivers of the Mortgagor’s interest in the Vessels, or any of them, and the Mortgagor’s interest in the hire, earnings, issues, revenues, freights, incomes and profits due or to become due and arising from the operation thereof, and (ii) to a decree ordering and directing the sale and disposal of the Vessels, or any of them.
     SECTION 3.2. Sale of Vessels. Any sale of the Mortgagor’s interest in the Vessels, or any of them, made pursuant to this Fleet Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall forever bar the Mortgagor, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, the Mortgagee, or any other person, firm or corporation to whom the Secured Obligations secured by this Fleet Mortgage are otherwise due or owing, may bid for and purchase the Vessels, or any of them, or other property of the Mortgagor and shall be entitled for the purpose of making settlement or payment for the property so purchased, to use and apply the unpaid balance of their portion of the Secured Obligations due and owing, or which may become due or owing, as a credit against the purchase price of the Vessels, or any of them, up to the amount represented by the ratable share of the net proceeds of sale (after allowing for the costs and expenses of sale and other charges) payable to the Mortgagee or such person.
     SECTION 3.3. Appointment and Authorization of Mortgagee.
          (a) The Mortgagor hereby irrevocably appoints the Mortgagee and its successors and assigns, with full power of substitution, the true and lawful attorney or attorneys of the Mortgagor, in its name and stead, upon the happening and during the continuance of an Event of Default, to make all necessary transfers of the Vessels, or any of them, and for that purpose the Mortgagee and its successors and assigns may execute all necessary instruments of assignment and transfer, the Mortgagor hereby ratifying and confirming all that its said attorneys shall do by virtue hereof. Nevertheless, the Mortgagor shall, if so requested by the Mortgagee, ratify and confirm such sale by executing and delivering to the purchaser of such Vessel or Vessels such proper bill of sale, conveyance, instrument of transfer and release as may be designated in such request.
          (b) The Mortgagor hereby irrevocably appoints the Mortgagee and its successors and assigns, with full power of substitution, the true and lawful attorney or attorneys of the Mortgagor, in its name and stead, upon the happening and during the continuance of an Event of Default, to demand, collect, receive, compromise and sue for, so far as may be permitted by law, the Mortgagor’s interest in all freights, hire, earnings, issues, revenues, income and profits of the Vessels, or any of them, and the Mortgagor’s interest in all amounts due from the underwriters under any insurance thereon as payments of losses or as return premiums or otherwise, salvage awards and recoveries in general average or otherwise, and the Mortgagor’s interest in all other sums, due or to become due at or after the time of the happening of any Event of Default, in respect of the Vessels, or any of them, or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing.
     SECTION 3.4. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of the sale of the Vessels, or any of them, the proceeds of any judgment collected by the Mortgagee for any default hereunder, and the net earnings from any management, charter or other use of the same by the Mortgagee under any of the powers specified in Section 3.1, and any and all other moneys held by or received by the Mortgagee pursuant to or under the terms of this Fleet Mortgage, the application of which has not elsewhere herein been specifically provided for, shall be applied by the Mortgagee as follows:
     FIRST: To the payment of all its Mortgagee’s Costs, including the expenses of any sale or any taking of the Vessels, or any of them, attorneys’ fees and court costs, together with interest as provided herein, and to provide adequate indemnity to the Mortgagee against Liens claiming priority over or equality with this Fleet Mortgage; and
     SECOND: To the payment of the Secured Obligations in accordance with the terms of the Loan Agreement.
          In the event that the proceeds are insufficient to pay the amounts specified in paragraphs “FIRST” and “SECOND” above, the Mortgagee shall be entitled to collect the balance from the Mortgagor, or any other person liable therefor.
     SECTION 3.5. Certain Rights of Mortgagor. In the absence of an Event of Default, the Mortgagor shall (a) be permitted to retain actual possession and use of the Vessels, and (b) have the right, from time to time, in its discretion and without application to the Mortgagee and without a release thereof by the Mortgagee, to dispose of, free from the Lien hereof, its interest in any boilers, engines, machinery, masts, spars, rigging, boats, anchors, cables, chains, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, fittings, equipment or any other appurtenances of the Vessels, or any of them, that are no longer useful, necessary, profitable or advantageous in the operation of such Vessel or Vessels, first or simultaneously replacing the same by such new items of substantially equal value, which shall forthwith become subject to the Lien of this Fleet Mortgage as first preferred mortgages thereon. Notwithstanding the foregoing, the Mortgagor shall not be required to replace covers at the end of their useful lives for any Vessel or Vessels that have been converted to a use that does not require a cover.
ARTICLE 4
GENERAL POWERS OF MORTGAGEE
     SECTION 4.1. Arrest or Detention of Vessel. In the event that the Vessels, or any of them, shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction or by any government or other authority and shall not be released from arrest or detention within ten (10) days from the date of arrest or detention, the Mortgagor does hereby authorize and empower the Mortgagee and its successors and assigns, in the name of the Mortgagor, or its successors or assigns, and does hereby irrevocably appoint the Mortgagee and its successors and assigns, with full power of substitution, the true and lawful attorneys of the Mortgagor, in its name and stead, to apply for and receive possession of and to take possession of such Vessel or Vessels with all the rights and powers that the Mortgagor, or its successors or assigns, might have, possess or exercise in any such event.
     SECTION 4.2. Suits. The Mortgagor also hereby irrevocably appoints the Mortgagee and its successors and assigns, with full power of substitution, the true and lawful attorneys of the Mortgagor, in its name and stead, to appear in the name of the Mortgagor, its successors or assigns, in any court where a suit is pending against the Vessels, or any of them, because of or on account of any alleged Lien against such Vessel or Vessels from which such Vessel or Vessels have not been released and to take such proceedings as the Mortgagee reasonably may deem proper towards the defense of such suit and the purchase or discharge of such Lien, and all expenditures made or incurred by the Mortgagee for the purpose of such defense or discharge shall constitute Mortgagee’s Costs.
          The Mortgagor hereby expressly and irrevocably consents to the jurisdiction of any court in any jurisdiction whatsoever wherein any Vessel may at any time be located outside of the continental United States for the sole purposes of the foreclosure of this Fleet Mortgage, the sale of the Mortgagor’s interest in such Vessel or the enforcement of any other remedy or right hereunder, and hereby expressly and irrevocably submits the person of the Mortgagor and its interest in such Vessel to the jurisdiction of any such court in any such action or proceeding.
     SECTION 4.3. Powers and Remedies Cumulative; No Waiver. Each and every power and remedy herein specifically given to the Mortgagee or otherwise available pursuant to this Fleet Mortgage shall be cumulative and shall be in addition to every other power and remedy herein specifically given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be determined by the

Mortgagee and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No notice to or demand on the Mortgagor in any instance shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances. No delay or omission by the Mortgagee in the exercise of any right or power or in pursuance of any remedy occurring upon an Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Mortgagor or to be an acquiescence therein, nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of any advances after any past Event of Default or of any payment on account of any past Event of Default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.
ARTICLE 5
RELEASE OF VESSELS AND MORTGAGE
OF ADDITIONAL VESSELS
     SECTION 5.1. Definitions. For purposes of this Article 5, the following terms shall have the respective meanings set forth below:
          “Release” shall mean a release, substantially in the form of Annex B (with such changes as shall be required in order to enable such release to be filed and recorded in accordance with the provisions of Chapter 313), of one or more Vessels from the Lien of this Fleet Mortgage executed by the Mortgagee and delivered to the Mortgagor.
          “Release Request” shall mean a request delivered by the Mortgagor to the Mortgagee pursuant to and in accordance with the requirements of Section 5.2 hereof.
          “Supplement” shall mean a supplement to this Fleet Mortgage, substantially in the form of Annex C hereto (with such changes as shall be required in order to enable such supplement to be filed and recorded in accordance with the provisions of Chapter 313) that subjects one or more Eligible Vessels to the Lien of this Fleet Mortgage, executed by the Mortgagor and delivered to the Mortgagee pursuant to and in accordance with the requirements of Section 5.3 hereof.
     SECTION 5.2. Release of Vessels.
          (a) The Mortgagor may deliver a Release Request to the Mortgagee at any time prior to any sale or disposition of a Vessel or Vessels by the Mortgagor not prohibited by Section 6.04 of the Loan Agreement (a “Permitted Sale”). Any Release Request shall be in writing, be signed on behalf of the Mortgagor, certify that such Permitted Sale will be in accordance with the Loan Agreement, identify the Vessel or Vessels to be released and be accompanied by a form of Release respecting such Vessel or Vessels for execution by the Mortgagee.
          (b) After receiving a Release Request that satisfies the requirements of the preceding paragraph (a) and provided no Event of Default has occurred and is continuing, the

Mortgagee shall deliver to the Mortgagor a Release covering the Vessel or Vessels designated in such Release Request. Upon recordation, the Mortgagor shall deliver to the Mortgagee evidence thereof.
     SECTION 5.3. Mortgage of Additional Vessels.
          (a) If the Mortgagor acquires any additional vessel or vessels to be added to this Fleet Mortgage, on or before the last day of June or December of each semi-annual period (the “Supplement Date”), the Mortgagor shall prepare, execute and deliver to the Mortgagee a Supplement with respect to such additional vessel or vessels; provided however that the first Supplement shall not be delivered until the Supplement Date immediately following Mortgagee’s receipt of a Certificate of Ownership of the Vessels (CG-1330). Upon execution of the Supplement by the Mortgagee, the Mortgagor shall cause such Supplement to be recorded and shall otherwise take all steps necessary in order to subject the vessel or vessels named therein to the Lien of this Fleet Mortgage, subject to all of the terms and provisions hereof. At the time of the execution and recordation of such Supplement, (i) the Mortgagor shall deliver to the Mortgagee a copy of the Supplement, together with evidence of recordation, (ii) the Mortgagor shall deliver to the Mortgagee certificates of insurance or other evidence reasonably satisfactory to the Mortgagee that the Mortgagor has insured the Vessel or Vessels covered by such Supplement in accordance with the requirements set forth in Section 2.17 of this Fleet Mortgage, (iii) the Mortgagor shall deliver to the Mortgagee an opinion of counsel reasonably satisfactory to the Mortgagee, substantially in the form of Annex D hereto, and (iv) the Mortgagor shall deliver to the Mortgagee such other documents and take such other steps as may be reasonably requested by the Mortgagee.
          (b) If any subsidiary of the Mortgagor, which is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia, acquires any additional vessel or vessels during any semi-annual period, then on or before the next succeeding Supplement Date, the Mortgagor shall cause such subsidiary to subject such vessel or vessels to a first preferred mortgage, substantially in the form of this Fleet Mortgage, in favor of the Mortgagee, or if applicable, a mortgage supplement in the same manner as described in this Section 5.3.
     SECTION 5.4. Costs. The Mortgagor shall, promptly upon receiving invoices therefor, pay all costs and expenses incurred by the Mortgagor and the Mortgagee in connection with the matters contemplated by this Article 5 (including, without limitation, the reasonable costs of negotiating, preparing, duplicating and delivering documents, all filing and recording fees and similar charges and the reasonable fees and disbursements of counsel) and reimburse the Mortgagee for any such costs and expenses paid by them, which amounts shall constitute Mortgagee’s Costs.
ARTICLE 6
SUNDRY PROVISIONS

     SECTION 6.1. Amount of Fleet Mortgage. For purposes of Section 31321(b)(3) of Title 46 of the Code, the amount of the direct or contingent obligations that are or may be secured by this Fleet Mortgage (excluding interest, expenses and fees) is $[                              ] plus interest, expenses, fees, indemnities and costs of performance of the covenants contained in this Fleet Mortgage, the Loan Agreement and in the other Loan Documents.
     SECTION 6.2. Counterparts. This Fleet Mortgage and any amendment hereof may be executed in any number of counterparts and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.
     SECTION 6.3. Currency. The terms “Dollars” and “$” as used herein shall mean any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.
     SECTION 6.4. Assignment; Successors. All the covenants, promises, stipulations and agreements of the Mortgagor in this Fleet Mortgage contained shall bind the Mortgagor and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns. The Mortgagor acknowledges that the Mortgagee may assign its interests, in whole or in part, in this Fleet Mortgage, to any third party and, for such purpose, the Mortgagor waives all right to notice or consent. The Mortgagor may not assign any of its rights or obligations hereunder without the prior written consent of the Mortgagee.
     SECTION 6.5. Agents of Mortgagee. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power and authority may be exercised in all cases by the Mortgagee through such agent or agents or official or officials as the Mortgagee may appoint or authorize, and the act or acts of such agent or agents or official or officials when taken shall constitute the act of the Mortgagee.
     SECTION 6.6. Severability. If any word, phrase, sentence, paragraph, provision or section of this Fleet Mortgage shall be held, declared, or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, such holding, declaration or pronouncement shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Fleet Mortgage which will otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or the jurisdiction in which made.
     SECTION 6.7. Amendments; Supplements. This Fleet Mortgage may not be amended or supplemented except in writing by the Mortgagor and the Mortgagee. The provisions of this Fleet Mortgage may not be waived except in writing by the Mortgagee.
     SECTION 6.8. Governing Law. This Fleet Mortgage shall be deemed to be a mortgage under the laws of the State of New York and shall, for all purposes, be construed in accordance with the laws of the United States, including without limitation, Chapter 313, and to the extent such laws shall not be applicable, then in accordance with the laws of the State of New York as applied to contracts made, executed and performed within the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of laws provisions.
     SECTION 6.9. Recordation of Mortgage. The cost and expense of recording this Fleet Mortgage, and the cost and expense of obtaining certified copies of this Fleet Mortgage, shall be paid by the Mortgagor, and the Mortgagor agrees to pay the same or reimburse the Mortgagee, as the case may be, within ten (10) days after demand. If such sums are not so paid, and if they are borne or paid by the Mortgagee, such sums shall be Mortgagee’s Costs.
     SECTION 6.10. No Waiver of Preferred Status. Nothing contained herein shall be construed as a waiver by the Mortgagee of the preferred status of this Fleet Mortgage, and any provision which would otherwise constitute such a waiver shall to such extent be of no force or effect.
     SECTION 6.11. Waiver. The Mortgagor agrees that it will not at any time or in any manner whatever claim or take any benefit of any stay, extension or moratorium law which may affect the terms of this Fleet Mortgage; nor claim or take any benefit of any law providing for the valuation or appraisal of the Vessels, or any of them, prior to any sale thereof; and the Mortgagor hereby expressly waives all benefit or advantage of any such law, and covenants not to hinder, delay, or impede the execution of any power or remedy herein granted or available at law or in equity to the Mortgagee, but to suffer and permit the execution of every power and remedy as though no such law existed.
     SECTION 6.12. Further Assurances. At the request of the Mortgagee, from time to time the Mortgagor will execute, on its own behalf, such other and further instruments and documents as in the opinion of the Mortgagee or special counsel to the Mortgagee may be required, useful or desirable to subject each Vessel more effectually to the Lien of this Fleet Mortgage or to obtain or maintain the full benefits of this Fleet Mortgage. Upon the failure of the Mortgagor so to do, the Mortgagee may execute any and all such other and further assurances and documents for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints the Mortgagee the agent and attorney-in-fact of the Mortgagor so to do, and any expense of the Mortgagee in connection therewith shall constitute Mortgagee’s Costs.
     SECTION 6.13. Notices. Notices and other communications provided for herein shall be given as provided in the Loan Agreement.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Mortgagor has executed this Fleet Mortgage effective on the day and year first above written.

AMERICAN COMMERCIAL LINES LLC
By:
	Name:	Dawn R. Landry
	Title:	Vice President and Secretary

STATE OF INDIANA	)
	)	SS:
COUNTY OF CLARK	)
          The foregoing instrument was acknowledged before me this ___ day of July, 2009, by Dawn R. Landry, the Vice President and Secretary of AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company, on behalf of the company.

NOTARY PUBLIC
Printed Name:
My Commission Expires:

[Acknowledgment Page to
First Preferred Fleet Mortgage — Barges (American Commercial Lines LLC)]

Schedule I
LIST OF VESSELS

Vessel Name	Official Number
Schedule 1

Schedule 2.14
EXISTING CHARTERS
Schedule 2.14

ANNEX A
FORM OF LOAN AGREEMENT
Annex A-1

ANNEX B
FORM OF PARTIAL RELEASE OF FIRST PREFERRED FLEET MORTGAGE
          BANK OF AMERICA, N.A., a national banking association, as administrative agent, collateral agent and security trustee, pursuant to that certain Loan Agreement dated as of July 7, 2009, located at 335 Madison Avenue, New York, New York 10017 (in such capacity, the “Mortgagee”), does hereby certify that the [vessel/vessels] listed on Attachment A attached hereto and made a part hereof that were mortgaged to the Mortgagee under that certain First Preferred Fleet Mortgage dated and effective as of July 7, 2009 and filed in the Office of the United States Coast Guard National Vessel Documentation Center (the “NVDC”) at _____.m. on July ___, 2009, and recorded in Batch Number _____, Document I.D. ___, as supplemented and amended by:
          [Insert any Supplements and/or Amendments to the Fleet Mortgage, including recordation information.]
          (as previously supplemented and amended, the “Fleet Mortgage”), made and executed by AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company, with its address at 1701 East Market Street, Jefferson, Indiana 47130, to secure payment to the Mortgagee of the total principal amount of $[_____], plus interest, expenses, fees, indemnities and the costs of performance of mortgage and other covenants, on the whole of the vessels listed on Schedule I therein, [is/are] hereby released from the lien of the Fleet Mortgage. All other vessels listed on Schedule I to the Fleet Mortgage but not listed on Attachment A remain subject to the lien of the Fleet Mortgage.
[Remainder of Page Intentionally Left Blank]
Annex B-1

          IN WITNESS WHEREOF, the Mortgagee has caused this Partial Release of First Preferred Fleet Mortgage to be executed this _____day of _____, 20___.

MORTGAGEE: BANK OF AMERICA, N.A. in its capacity as Administrative Agent, Collateral Agent and Security Trustee
By:
Name:
Title:

STATE OF NEW YORK	)
	)	SS:
COUNTY OF NEW YORK	)
          The foregoing instrument was acknowledged before me this _____day of                     , 200___, on behalf of the Mortgagee by                     , the                      of BANK OF AMERICA, N.A., a national banking association.

NOTARY PUBLIC
Printed Name:
My Commission Expires:

Annex B-2

ANNEX C
SUPPLEMENT NO. ___
to
FIRST PREFERRED FLEET MORTGAGE
          THIS SUPPLEMENT NO. ___, dated and effective as of the _____day of                     , 20___, (this “Supplement”) to that certain First Preferred Fleet Mortgage dated and effective as of July 7, 2009, is entered into between AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (the “Mortgagor”) and BANK OF AMERICA, N.A., as administrative agent, collateral agent and security trustee (in such capacity, the “Mortgagee”) under that certain Loan Agreement dated as of July 7, 2009 (the “Loan Agreement”).
RECITALS
     A. This Supplement supplements that certain First Preferred Fleet Mortgage dated and effective as of July 7, 2009, made by the Mortgagor in favor of the Mortgagee and filed in the Office of the United States Coast Guard National Vessel Documentation Center (the “NVDC”) at                      ___.m. on July ___, 2009, and recorded in Batch Number ___, Document I.D. ___, as supplemented and amended by:
     [Insert prior Supplements and/or Amendments to the Fleet Mortgage, including recordation information.]
(said First Preferred Fleet Mortgage, as the same has heretofore been and may hereafter be amended, supplemented and restated is herein called the “Fleet Mortgage”) on the Vessels identified on Schedule I attached hereto.
          B. This is a supplement that covers the whole of the [vessel/vessels] listed on Schedule II attached hereto as more fully described in the Granting Clause hereof. [Such vessel/each of such vessels] has been duly documented in the name of the Mortgagor or for which an application for such [vessel/vessels] to be duly documented in the name of the Mortgagor has been filed at the United States Coast Guard National Vessel Documentation Center that is in substantial compliance with the requirements of chapter 121 of Title 46 of the United States Code, as amended, and the regulations prescribed under that chapter under the laws and flag of the United States. The Mortgagor is the true, lawful and sole owner of the whole of each of the [vessel/vessels] identified on Schedule II.
Annex C-1

C.	The full name and address of the Mortgagor is:

American Commercial Lines LLC
1701 East Market Street
Jeffersonville, Indiana 47130
Attention: General Counsel

D.	The full name and address of the Mortgagee is:

Bank of America, N.A.,
as administrative agent, collateral agent and security trustee
135 S. LaSalle, Suite 465
Chicago, Illinois 60603
Attention: Peter M. Walther
          E. For purposes of 46 U.S.C. §31321(b)(3), the amount of the direct or contingent obligations that are or may be secured by this Supplement (excluding interest, expenses and fees) is $                     plus interest, expenses, fees, indemnities and costs of performance of the covenants contained in this Supplement, the Fleet Mortgage, the Loan Agreement and in the other Loan Documents.
          F. The Fleet Mortgage was granted by the Mortgagor to secure the payment of the Secured Obligations.
          G. Pursuant to the provisions of Section 5.3 of the Fleet Mortgage, the Mortgagor is now required to subject [an] additional [vessel/vessels] to the Lien of the Fleet Mortgage by executing and delivering to the Mortgagee this Supplement.
GRANTING CLAUSES
          NOW, THEREFORE, in consideration of the premises and of other valuable consideration, the receipt and sufficiency of which the Mortgagor hereby acknowledges, and in order to secure the timely payment in full and the full performance of all Secured Obligations, the Mortgagor has granted, conveyed, mortgaged, pledged, assigned, transferred, set over and confirmed and subjected to the Lien of the Fleet Mortgage, and by these presents the Mortgagor does grant, convey, mortgage, pledge, assign, transfer, set over and confirm and subject to the lien of the Fleet Mortgage unto the Mortgagee and its successors and assigns, the whole of the [vessel/vessels] identified in Recital B above, [each of] which is duly documented in the name of the Mortgagor or for which an application for such [vessel/vessels] to be duly documented in the name of the Mortgagor has been filed at the United States Coast Guard National Vessel Documentation Center that is in substantial compliance with the requirements of chapter 121 of Title 46 of the United States Code, as amended, and the regulations prescribed under that chapter, under the laws and flag of the United States of America, including, without being limited to, all of the boilers, engines, machinery, masts, spars, rigging, boats, pumps, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment and other appurtenances appertaining or belonging thereto, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to any vessel, or any part thereof whether
Annex C-2

on board or not, including all items and appurtenances aforesaid and all rents, charters, charter parties, freights, sub-freights, cargoes, operating profits, and proceeds of the foregoing ([each] such vessel and all items thereof above enumerated being included in the term “Vessel” as used in the Fleet Mortgage);
          TO HAVE AND TO HOLD the same unto and for the proper use and benefit of the Mortgagee, its successors and assigns, forever, upon the terms of the Fleet Mortgage. [The/each] Vessel identified herein shall be subjected to the Lien of the Fleet Mortgage by this Supplement;
ARTICLE 1
GENERAL PROVISIONS
          SECTION 1.1 Definitions. Capitalized terms used but not defined herein shall have the same meanings set forth with respect thereto in the Fleet Mortgage.
          SECTION 1.2 Schedule I. Schedule I to the Fleet Mortgage is hereby supplemented by the inclusion thereon of the Vessels listed in Schedule II hereto with the effect that such Vessels shall hereafter be included as “Vessels” for all purposes of the Fleet Mortgage.
ARTICLE 2
REPRESENTATIONS OR WARRANTIES OF THE MORTGAGOR
          SECTION 2.1 Restatement and Incorporation of Representations or Warranties. The Mortgagor hereby confirms the accuracy of each of the representations and warranties of the Fleet Mortgage as of the date hereof with respect to each Vessel identified herein.
ARTICLE 3
RELATIONSHIP TO MORTGAGE
          SECTION 3.1 Part of the Mortgage. This Supplement supplements the Fleet Mortgage and shall, from and after the date hereof, constitute a part of the Fleet Mortgage for all purposes.
          SECTION 3.2 Ratification of the Mortgage. The Fleet Mortgage remains in full force and effect and, except as expressly supplemented by this Supplement, the Fleet Mortgage and each of its provisions is hereby in all respects ratified and confirmed.
ARTICLE 4
SUNDRY PROVISIONS
          SECTION 4.1 Counterparts. This Supplement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and such counterparts taken together shall be deemed to constitute one and the same instrument.
Annex C-3

          SECTION 4.2 Governing Law. This Supplement shall be deemed to be a contract under the laws of the State of New York and shall, for all purposes, be construed in accordance with the laws of the United States, including without limitation, Chapter 313, and to the extent such laws shall not be applicable, then in accordance with the laws of the State of New York as applied to contracts made, executed and performed within the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of laws provisions.
          SECTION 4.3 Recordation of Supplement. The cost and expense of recording this Supplement, and the cost and expense of obtaining certified copies of this Supplement, shall be paid by the Mortgagor, and the Mortgagor agrees to pay the same or reimburse the Mortgagee, as the case may be, within 10 days after demand. If such sums are not so paid, and if they are borne or paid by the Mortgagee, such sums shall be Mortgagee’s Costs.
          SECTION 4.4 Further Assurances. At the request of the Mortgagee, from time to time the Mortgagor will execute, on its own behalf, such other and further instruments and documents as in the opinion of the Mortgagee or special counsel to the Mortgagee may be required, useful or desirable to subject each Vessel more effectually to the Lien of the Fleet Mortgage or to obtain or maintain the full benefits of the Fleet Mortgage. Upon the failure of the Mortgagor so to do, the Mortgagee may execute any and all such other and further assurances and documents for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints the Mortgagee the agent and attorney-in-fact of the Mortgagor so to do, and any expense of the Mortgagee in connection therewith shall constitute Mortgagee’s Costs.
[Remainder of Page Intentionally Left Blank]
Annex C-4

          IN WITNESS WHEREOF, the Mortgagor has caused this Supplement No. ___ to the First Preferred Fleet Mortgage to be duly executed and delivered as of the day and year first above written.

MORTGAGOR: AMERICAN COMMERCIAL LINES LLC
By:
Name:
Title:

STATE OF	)
	)	SS:
COUNTY OF	)
          The foregoing instrument was acknowledged before me this ___ day of                     , 200___, on behalf of the Mortgagor by                     , the                      of AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company.

NOTARY PUBLIC
Printed Name:
My Commission Expires:

Annex C-5

          IN WITNESS WHEREOF, the Mortgagee has caused this Supplement No. ___ to the First Preferred Fleet Mortgage to be duly executed and delivered as of the day and year first above written.

MORTGAGEE: BANK OF AMERICA, N.A., in its capacity as Administrative Agent, Collateral Agent and Security Trustee
By:
Name:
Title:

STATE OF NEW YORK	)
	)	SS:
COUNTY OF NEW YORK	)
          The foregoing instrument was acknowledged before me this ___ day of                     , 200___, on behalf of the Mortgagee by                     , the                      of BANK OF AMERICA, N.A., a national banking association.

NOTARY PUBLIC
Printed Name:
My Commission Expires:

Annex C-6

Schedule I to Supplement No. __
LIST OF VESSELS FROM FLEET MORTGAGE

Name	Official Number
Annex C-7

Schedule II to Supplement No. ____
LIST OF VESSELS ADDED BY SUPPLEMENT

Name	Official Number
Annex C-8

ANNEX D
Form of Legal Opinion
[date]
Bank of America, N.A.,
as Mortgagee
355 Madison Avenue
New York, New York 10017
Gentlemen:
     I am general counsel to AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (the “Mortgagor”), in connection with that certain Supplement No. ___ dated                     , ___ (the “Mortgage Supplement”) to that certain First Preferred Fleet Mortgage dated July 7, 2009 (as supplemented, amended and restated, the “Fleet Mortgage”), given by the Mortgagor in favor of Bank of America, N.A., as administrative agent, collateral agent and security trustee, pursuant to that certain Loan Agreement dated as of July 7_, 2009 (the “Mortgagee”).
     In connection with this opinion, I have examined (a) an executed copy, certified or otherwise identified to my satisfaction, of the Mortgage Supplement, (b) such other agreements, documents, certificates and corporate records of the Mortgagor and official records, affidavits and other instruments, and (c) such laws and regulations, as I deemed appropriate for the purposes of this opinion. As to factual matters, I have, in certain instances, examined and relied upon certificates of corporate officers of the Mortgagor, copies of which are delivered to you simultaneously herewith and have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. For purposes of this opinion, I have assumed that the Mortgage Supplement has been duly and validly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the Mortgagor and the Mortgagee, enforceable in accordance with its terms under the laws of the State of New York.
     Based upon the foregoing and subject to the further limitations, assumptions and qualifications set forth herein, I am of the opinion that:
     1. The Mortgagor is the sole owner of the whole of [the vessel/each of the vessels] identified on Schedule II to the Mortgage Supplement (the “[New Vessel/Vessels]”). [The/each] New Vessel is free and clear of any claim, lien, mortgage or other encumbrance of any character of record except for the Fleet Mortgage and except as set forth on Exhibit A attached hereto. To the extent that this opinion relates to ownership and freedom and clearance of claims, liens, mortgages or other encumbrances on the [New Vessel/Vessels], I have relied upon the certificates as to such matters, dated the date above, of the Mortgagor and records of the United States Coast Guard National Vessel Documentation Center.
Annex D-1

     2. [The New Vessel/each of the New Vessels] is eligible for documentation and is duly documented under the laws of the United States under 46 U.S.C. Chapter 121.
     3. The Mortgage Supplement has been duly filed and recorded at the National Vessel Documentation Center (the only office in which such filing and recording are necessary), and constitutes a fully perfected “preferred” mortgage on each of the New Vessels in favor of the Mortgagee having the effect and with the priority provided by 46 U.S.C. Section 31301 et seq., and subject to no other lien or encumbrance of record.
     The foregoing opinion is subject to the following qualifications:
     (a) Enforcement of the Mortgage Supplement may be (i) limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally, (ii) subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (iii) subject to the fact that some of the provisions of the Mortgage Supplement may be rendered void or unenforceable in whole or in part by the laws of certain jurisdictions in which enforcement may be sought, but that fact will not materially interfere with the practical realization of the benefits of the security provided by the Mortgage Supplement, and the inclusion of such provisions does not affect the validity of the Mortgage Supplement and without which provisions the Mortgage Supplement contains adequate provisions for enforcing payment of the Secured Obligations (as such term is defined in each Fleet Mortgage) and realizing upon the security provided by the Mortgage Supplement;
     (b) No opinion is expressed as to the specific remedy, if any, that any court, other governmental authority or arbitrator may grant, impose or render; and
     (c) I express no opinion with respect to the law of any jurisdiction other than the federal law of the United States of America.
     This opinion is given as of the date hereof and is intended solely for your benefit and is not to be made available to or relied upon by other persons or entities without the undersigned’s prior written consent.
Very truly yours,
Annex D-2

GUARANTY AGREEMENT
          This Guaranty Agreement (as may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Guaranty Agreement”), dated as of July 7, 2009, is executed by each of the parties listed on Schedule I hereto (together with each additional Domestic Subsidiary which becomes party to this Guaranty Agreement pursuant to Section 5.11 of the Loan Agreement (as defined below), the “Guarantors”), in favor of Bank of America, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders (as defined below). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.
RECITALS
          WHEREAS, pursuant to that certain Loan Agreement dated as of the date hereof by and among Agent and the lending institutions from time to time party thereto (such lending institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and Commercial Barge Line Company, American Commercial Lines LLC, Jeffboat LLC, and ACL Transportation Services LLC (collectively, the “Borrowers”) and the Guarantors, including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, (the “Loan Agreement”), Lenders have agreed to make the Loans and issue Letters of Credit on behalf of Borrowers; and
          WHEREAS, it is a condition to the effectiveness of the Loan Agreement that this Guaranty Agreement be executed and delivered by the parties hereto.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees for the benefit of the Lenders and the Agent (collectively, the “Secured Parties”) as follows:
1. GUARANTY
          SECTION 1.1 Guaranty. (a) Each of the Guarantors, jointly and severally, unconditionally and irrevocably guarantees to the Agent and the Lenders the due and punctual payment by, and performance of, the Obligations (as defined in the Loan Agreement) by the Borrowers (the “Guaranteed Obligations”). Each of the Guarantors further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any Guaranteed Obligation.
          (b) Each of the Guarantors, to the extent permitted by applicable law, waives presentation to, demand for payment from and protest to, as the case may be, the Borrowers, or any other guarantor (including the Guarantors) of any of the Guaranteed Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of the Guarantors hereunder shall not be affected by: (i) the failure of any of the

Secured Parties to assert any claim or demand or to enforce any right or remedy against the Borrowers, or any other guarantor of the Guaranteed Obligations (including the Guarantors) under the provisions of the Loan Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Loan Agreement or of any other agreement; (iv) failure to perfect any security interest in or the release, exchange, waiver or foreclosure of any security held by the Agent for the Guaranteed Obligations; or (v) the failure of any of the Secured Parties to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.
          (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives, to the fullest extent permitted by applicable law, any right to require that any resort be had by the Secured Parties to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of any of the Secured Parties in favor of any Borrower or any other guarantor (including the Guarantors), or to any other person.
          (d) Each of the Guarantors hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrowers and other guarantors of the Guaranteed Obligations (including the Guarantors) and any circumstances affecting the Borrowers’ collateral or the ability of the Borrowers to perform under the Loan Agreement.
          (e) This guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations, or any other instrument evidencing any of the Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to this Guaranty Agreement. None of the Secured Parties make any representation or warranty in respect to any such circumstances or has any duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Guaranteed Obligations or the Borrowers’ collateral.
          SECTION 1.2 No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim or waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than by payment of the Guaranteed Obligations in full in cash) or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of any of the Secured Parties to assert any claim or demand or to enforce any remedy hereunder or under the Loan Agreement or any other agreement, by any waiver or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Guaranteed Obligations are paid in full.

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          SECTION 1.3 Continuation and Reinstatement, etc. Each of the Guarantors further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any of the Secured Parties upon the bankruptcy or other reorganization of any Borrower or any other guarantor of the Guaranteed Obligations (including the Guarantors), or otherwise. In furtherance of the provisions of this Guaranty Agreement, and not in limitation of any other right which the Secured Parties may have at law or in equity against any Borrower or any other guarantor of the Guaranteed Obligations (including the Guarantors), by virtue hereof, upon failure of any Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, the Guarantors hereby promise to and will, upon receipt of written demand by the Agent, forthwith pay or cause to be paid to the Agent on behalf of the Lenders in cash an amount equal to the unpaid amount of all Guaranteed Obligations arising in connection with the Loan Agreement together with interest on the portion thereof that represents outstanding Loans (as defined in the Loan Agreement, “Loans”) at the rate provided for in Section 2.06 of the Loan Agreement.
          Upon payment by the Guarantors of any sums to any of the Secured Parties hereunder, all rights of the Guarantors against the Borrowers, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Guaranteed Obligations to the Secured Parties. If an amount shall be paid to any Guarantor for the account of any Borrower in respect of the rights referred to in the preceding sentence, such amount shall be held in trust for the benefit of the Lenders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.
          SECTION 1.4 Limitation on Guaranteed Amount; Contribution. (a) Notwithstanding any other provision of this Guaranty Agreement, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Guaranty Agreement shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any applicable state law or foreign statute relating to fraud on creditors. In determining the limitations, if any, on the amount of each Guarantor’s obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution which the Guarantor may have under this Guaranty Agreement or applicable statute shall be taken into account.
          (b) Without in any way modifying or affecting the Guarantors’ obligations hereunder, to the extent a Guarantor makes any payment hereunder which, when added to all preceding payments made by the Guarantor hereunder would result in the aggregate payments hereunder by the Guarantor exceeding its Portion of all payments then or theretofore made by all Guarantors hereunder, under the Loan Documents as defined in the Loan Agreement (the “Loan Documents”) such Guarantor shall have a right of contribution against each other Guarantor whose aggregate payments hereunder, under any Loan Document at any time of determination are less than its Portion of all payments made by all Guarantors, in an amount, and with the effect that, after giving effect to any such contribution rights, each Guarantor will be responsible only for its Portion of all payments made hereunder, under any Loan Document by all

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Guarantors. As used in this Section 1.4(b), a Guarantor’s “Portion” shall mean the percentage obtained by dividing (i) the amount of such Guarantor’s obligation hereunder, under any Loan Document, as such amount would be determined pursuant to paragraph (a) of this Section 1.4 or the equivalent sections in any other Loan Documents without taking into account its rights of subrogation and contribution contained herein, under any Loan Document by (ii) the aggregate of the amounts of all Guarantors’ obligations hereunder, under any Loan Document, as such amounts would be determined pursuant to paragraph (a) of this Section 1.4 or the equivalent sections in any other Loan Documents without taking into account the rights of subrogation and contribution contained herein or therein of any Guarantors.
2. REPRESENTATIONS AND WARRANTIES
          Each of the Guarantors acknowledges that the Guarantors have made certain representations and warranties to the Secured Parties in the Loan Agreement and further acknowledges that such representations and warranties are true and correct.
3. MISCELLANEOUS
          SECTION 3.1 Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.02 of the Loan Agreement.
          SECTION 3.2 Waivers; Amendments. No amendment or waiver of any provision of this Guaranty Agreement, and no consent with respect to any departure by any Guarantor therefrom, shall be effective unless such amendment, modification, or consent is in writing and signed by the Agent and the Guarantor or Guarantors to which such amendment, modification, or consent is to apply, and then any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.
          SECTION 3.3 Successors and Assigns. The provisions of this Guaranty Agreement shall be binding upon the Guarantors and inure to the benefit of the Secured Parties and, in each case, their respective successors and assigns, except that the Guarantors may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Agent (and any attempted assignment or transfer by the Guarantors without such consent shall be null and void).
          SECTION 3.4 Counterparts; Integration; Effectiveness. This Guaranty Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Agent. Delivery of an executed counterpart of a signature page of this Guaranty Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Guaranty Agreement.

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          SECTION 3.5 Severability. Any provision of this Guaranty Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 3.6 Right of Setoff. Each Secured Party and each of its Affiliates is hereby authorized at any time and from time to time following the occurrence and during the continuance of an Event of Default under the Loan Agreement, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.
          SECTION 3.7 Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Guaranty Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to any conflict of law principles.
          (b) The Guarantors hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Agreement shall affect any right that the Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty Agreement against the Guarantors or their properties in the courts of any jurisdiction.
          (c) The Guarantors hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which each of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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          (d) Each party to this Guaranty Agreement irrevocably consents to service of process in the manner provided for notices in Section 3.1 hereof. Nothing in this Guaranty Agreement will affect the right of any party to this Guaranty Agreement to serve process in any other manner permitted by law.
          SECTION 3.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 3.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Guaranty Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.
          SECTION 3.10 Additional Guarantors. Each subsequently acquired or organized Domestic Subsidiary required by Section 5.11 of the Loan Agreement to become a party hereto as an additional Guarantor (each such Person, an “Additional Guarantor”) shall execute an Instrument of Assumption and Joinder (a “Joinder”) substantially in the form of Annex 1. Upon execution and delivery of any Joinder to Collateral Agent, each such Additional Guarantor shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein. The execution and delivery of any instrument adding an Additional Guarantor as a party to this Guaranty Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty Agreement.
[Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty Agreement to be executed by its duly authorized officer as of the date first written above.

AMERICAN COMMERCIAL LINES INC.
By:
Printed:
Title:

Signature Page to Guaranty Agreement

     SCHEDULE 1
GUARANTORS

Jurisdiction of
Name	Incorporation

American Commercial Lines Inc.	Delaware

The mailing address for the above is:	c/o Commercial Barge Line Company 1701 East Market Street Jeffersonville, Indiana 47130 Attn: SVP and General Counsel Telecopy: (812) 288-0294

ANNEX 1
FORM OF INSTRUMENT OF JOINDER
          JOINDER AGREEMENT dated as of                      (the “Joinder Agreement”) made by [Insert Name of New Guarantor] a [Insert State of Organization] [corporation, limited partnership or limited liability company] (the “Company”) in favor of the Lenders (as defined in that certain Guaranty Agreement dated as of July 7, 2009 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Guaranty Agreement”)) among the Guarantors referred to therein (the “Guarantors”) and Bank of America, N.A. as Agent (as defined in the Guaranty Agreement). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Guaranty Agreement.
WITNESSETH
          The Company is a [Insert State of Organization] [corporation, limited partnership or limited liability company], and is a subsidiary of [Insert name of Loan Party]. Pursuant to Section 3.10 of the Guaranty Agreement, the Company is required to execute this document as a newly [formed] [acquired] subsidiary of [Insert name of Loan Party].
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:
1. Assignment and Joinder.
     (a) The Company hereby expressly confirms that it has assumed, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a Guarantor under the Guaranty Agreement and all the other Loan Documents applicable to it as a Guarantor. By virtue of the foregoing, the Company hereby accepts and assumes any liability of a Guarantor related to each representation or warranty, covenant or obligation made by a Guarantor in the Guaranty Agreement or any other Loan Document and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligation.
     (b) All references to the term “Guarantor” in the Guaranty Agreement or any other Loan Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.
2. Representations and Warranties. The Company hereby represents and warrants to the Agent as follows:

1

     (a) The Company has the requisite [corporate, partnership or company] power and authority to enter into this Joinder Agreement and to perform its obligations hereunder and under the Guaranty Agreement and the other Loan Documents to which it is a party (the “Company Loan Documents”). The execution, delivery and performance of this Joinder Agreement by the Company and the performance of its obligations hereunder and under the Guaranty Agreement, and the other Company Loan Documents have been duly authorized by the [Board of Directors of the Company] and no other [corporate, partnership or company] proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Joinder Agreement, the transactions contemplated hereby or the performance of its obligations under the Guaranty Agreement or any other Company Loan Document. This Joinder Agreement has been duly executed and delivered by the Company. This Joinder Agreement, the Guaranty Agreement and the other Company Loan Documents each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
     (b) The representations and warranties set forth in Article 2 of the Guaranty Agreement are true and correct on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of the date hereof.
3. Further Assurances. At any time and from time to time, upon Agent’s request and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all further instruments and documents and take such further action as Agent reasonably deems necessary to effect the purposes of this Joinder Agreement.
4. Binding Effect. This Joinder Agreement shall be binding upon the Company and shall inure to the benefit of the Lenders and their respective successors and assigns.
5. Conflict. In the event of a conflict between this Joinder Agreement and the Guaranty Agreement, the provisions of the Guaranty Agreement will govern.
6. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.
[Signature Pages Follow]

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          IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF COMPANY]
By
Name:
Title:

PLEDGE AGREEMENT
          This PLEDGE AGREEMENT, dated as of July 7, 2009 (as this agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, this “Agreement”), is by and among each of the parties listed on Schedule I hereto (each such party together with any other Person that becomes a party hereto pursuant to Section 25 is referred to individually as a “Pledgor” and collectively as the “Pledgors”), and Bank of America, N.A., as administrative agent and collateral agent (the “Collateral Agent”) on behalf of the Secured Parties (as defined in the Security Agreement dated as of the date hereof among the Pledgors and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Security Agreement”).
RECITALS
          WHEREAS, Pledgors, Collateral Agent and the lending institutions from time to time parties to the agreement described herein (the “Lenders”) are parties to that certain Loan Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”) and the Security Agreement pursuant to which, among other things, Collateral Agent and the Lenders loan and make certain financial accommodations to or for the benefit of Pledgors;
          WHEREAS, it is a condition to the effectiveness of the Loan Agreement that this Pledge Agreement be executed and delivered by the parties hereto.
          NOW, THEREFORE, in order to (i) secure the prompt and complete payment and performance when due of the Obligations (as defined in the Loan Agreement) and for good and valuable consideration, the receipt of which is hereby acknowledged, and (ii) grant, pledge, hypothecate and transfer to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in each Pledgor’s right, title and interest in, to and under the Pledged Collateral whether presently existing or hereafter arising or acquired, each of the Pledgors, the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agrees as follows:
SECTION 1. Definition of Certain Terms Used Herein. Except as specifically defined in this Agreement, all capitalized terms shall have the meanings given to those terms in the Security Agreement.
SECTION 2. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (collectively, the “Equity Interests”) owned by such Pledgor which are initially listed on Schedule II hereto and any Equity Interests obtained in the future by such Pledgor and the certificates representing all such Equity Interests (the “Pledged Equity

Interests”); provided that, (i) subject to the last sentence of this Section 2, Pledged Equity Interests of each foreign subsidiary of a Pledgor shall be limited, in the aggregate, to the pledge of 65% of the issued and outstanding common stock of such foreign subsidiary notwithstanding the delivery by any Pledgor to the Collateral Agent of a stock certificate representing in excess of such percentage ownership and (ii) interests in any joint venture will not constitute Pledged Equity Interests hereunder to the extent and for so long as the documents governing such joint venture prohibit the granting of a security interest therein; (b) (i) the debt securities owned by it which are listed opposite the name of such Pledgor on Schedule II hereto, (ii) any other debt securities issued to such Pledgor; and (iii) the promissory notes and any other instruments evidencing such debt securities; (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to Section 7 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 7 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds (as such term is defined in the UCC) of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements, continuation statements or other filings or documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Pledgor hereunder, without the signature of any Pledgors, and naming any Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary contained in this Section 2, the Pledged Equity Interests shall not include the Equity Interests of any foreign subsidiary of a Pledgor if such pledge is not permitted by contract or applicable law, or if such pledge could reasonably be expected to have adverse tax consequences for the Pledgors.
SECTION 3. No Assumption of Liability. The security interest in the Pledged Collateral is granted as security only and shall not subject the Collateral Agent or any other Secured Parties to any obligation or liability, or in any way alter or modify, any obligation or liability of any Pledgor, in each case, with respect to or arising out of the Pledged Collateral.
SECTION 4. Delivery of the Pledged Collateral.
     (a) Upon delivery to the Collateral Agent, (i) any stock certificates, notes or other securities now or hereafter included in the Pledged Collateral (the “Pledged Securities”) shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request in order to allow the Collateral Agent, only upon the occurrence and continuance of an Event of Default, to exercise its rights and remedies under this Agreement and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered. Schedule II may be amended from time to time by the addition of the

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Pledged Collateral subsequently created or acquired by execution of a Supplement in substantially the form of Annex I attached hereto.
     (b) Each Pledgor will cause any indebtedness for borrowed money in excess of $1,000,000 owed to the Pledgor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms thereof, upon request of the Agent.
SECTION 5. Representations, Warranties And Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to the Collateral Agent that:
     (a) the Pledged Equity Interests represent that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the Equity Interests of the issuer with respect thereto;
     (b) except for the security interest granted hereunder, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule II, (ii) holds the same free and clear of all Liens except for Liens permitted by Section 6.02 of the Loan Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral other than pursuant hereto and other than Liens permitted by Section 6.02 of the Loan Agreement, and (iv) subject to Section 6, will cause any and all Pledged Collateral to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;
     (c) such Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens, however arising, of all Persons whomsoever, except for Liens permitted by Section 6.02 of the Loan Agreement;
     (d) no consent of any other Person (including stockholders or creditors of any Pledgor) and no consent or approval of any governmental authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;
     (e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Pledged Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will have a valid and perfected lien upon, and security interest in, such Pledged Collateral as security for the payment and performance of the Obligations;
     (f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein;
     (g) all information set forth herein relating to the Pledged Collateral, including but not limited to the information set forth on Schedule II hereto, is accurate and complete in all material respects as of the date hereof;

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     (h) the Pledged Equity Interests of each subsidiary of a Pledgor have been duly authorized and validly issued and are fully paid and non-assessable;
     (i) except as permitted hereby, the Pledged Equity Interests described on Schedule II hereof constitute all of the issued and outstanding shares of stock of each of the subsidiaries of such Pledgor owned by such Pledgor;
     (j) each Pledgor agrees that it will (i) cause each of the issuers that are subsidiaries of the Pledgors not to issue any stock or other securities in addition to or substitution for the Pledged Securities issued by such issuer, except to the respective Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional shares of stock or other securities of each issuer of the Pledged Securities, subject to the terms hereof; and
     (k) the pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.
SECTION 6. Registration in Nominee Name; Denominations. The Collateral Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent, or upon the occurrence and during the continuance of an Event of Default in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Collateral Agent copies of any material notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. Upon the occurrence of an Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
SECTION 7. Voting Rights; Dividends and Interest, Etc.
     (a) Unless and until an Event of Default shall have occurred and be continuing:
          (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.
          (ii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Collateral to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Loan Documents and applicable laws.
          (iii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to

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exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (ii) above.
     (b) Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(ii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 7 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of the Intercreditor Agreement. After all Events of Default have been cured or waived, the Pledgor shall thereafter be entitled to retain all cash dividends that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(ii) above.
     (c) Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 7, and the obligations of the Collateral Agent under paragraph (a)(iii) of this Section 7, shall cease upon the giving of notice by the Collateral Agent to the Pledgor, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that the Collateral Agent shall have the right, but not the obligation, from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.
SECTION 8. Remedies Upon Default.
     (a) Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, Collateral Agent, on behalf of the Secured Parties, may exercise all the rights and remedies granted under this Agreement, including, without limitation, the right to sell the Pledged Collateral, or any part thereof, at public or private sale or at any broker’s board, on any securities exchange or in the over-the-counter market, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the Uniform Commercial Code of any applicable jurisdiction. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent required by applicable law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon

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consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
     (b) The Collateral Agent shall give a Pledgor ten (10) days’ prior written notice of the Collateral Agent’s intention to make any sale of such Pledgor’s Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 8, any Secured Party may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor.
SECTION 9. Application of Proceeds of Sale. Subject to the terms of the Intercreditor Agreement, the proceeds of sale of the Pledged Collateral sold pursuant to Section 8 hereof shall be applied by the Collateral Agent on behalf of the Secured Parties to the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Collateral Agent in connection with such sale, including, without limitation, all court costs, the reasonable fees and expenses of counsel for the Collateral Agent in connection therewith, the reasonable fees and expenses of any financial consultants in connection therewith and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Collateral Agent in enforcing this Agreement, in realizing or protecting any Pledged Collateral and in enforcing or collecting any Obligations or any guarantee thereof, including, without limitation, court costs, the reasonable attorneys’ fees and expenses incurred by the Collateral Agent in connection therewith and the

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reasonable fees and expenses of any financial consultants in connection therewith and then to the indefeasible payment in full in cash of the Obligations in accordance with the terms of the Intercreditor Agreement. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.
SECTION 10. Reserved.
SECTION 11. Collateral Agent Appointed Attorney-In-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing and subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under and by virtue of any Pledged Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their shareholders, officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 12. Collateral Agent May Perform. If any Pledgor fails to perform any agreement contained herein, upon notice to such Pledgor and to the extent the applicable Pledgor has not remedied such failure to perform within thirty (30) days, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgors under Section 10 hereof.
SECTION 13. Waivers; Amendment.
     (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they

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would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply.
SECTION 14. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 14 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
SECTION 15. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Documents, any agreement with respect to any of the Obligations or any other agreement

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or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).
SECTION 16. Termination or Release.
     (a) This Agreement and the pledge and security interest created hereby shall terminate when all the Obligations (other than Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no assertion of liability and no claim or demand for payment (in each case, whether oral or written) has been made, and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee, at such time) have been indefeasibly paid in full in cash in accordance with the terms of the Loan Agreement.
     (b) Subject, in each case, to the terms of the Intercreditor Agreement, upon any sale or other transfer by any Pledgor of any Pledged Collateral that is permitted under the Loan Agreement to any person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral pursuant to the Loan Agreement, the security interest in such Pledged Collateral shall be automatically released.
     (c) Upon termination of this Agreement or the security interest in any Pledged Collateral pursuant to (a) or (b) above, the Collateral Agent shall execute and deliver to the Pledgors, at the Pledgors’ expense, all appropriate documents which the Pledgors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 16 shall be without recourse to or warranty by the Collateral Agent.
SECTION 17. Notices. Notices and other communications provided for herein shall be in the manner and at the addresses set forth in, and otherwise in accordance with, Section 9.02 of the Loan Agreement.
SECTION 18. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.
SECTION 19. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgors may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Collateral Agent (and any attempted assignment or

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transfer by the Pledgors without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
SECTION 20. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.
SECTION 21. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 22. Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to any conflict of law principles.
     (b) The Pledgors hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Pledgors or their properties in the courts of any jurisdiction.
     (c) The Pledgors hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.02 of the Loan Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 24. Headings. Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 25. Additional Pledgors. Each subsequently acquired or organized Domestic Subsidiary required by Section 5.11 of the Loan Agreement to enter in to this Agreement as an additional Pledgor (each such Domestic Subsidiary, an “Additional Pledgor”) shall execute an Instrument of Assumption and Joinder (a “Joinder”) substantially in the form of Annex II. Upon execution and delivery of any such Joinder to Collateral Agent, each such Additional Pledgor shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement
SECTION 26. Execution of Financing Statements. Pursuant to Section 9-509 of the Uniform Commercial Code as in effect in the State of New York, each Pledgor authorizes the Collateral Agent to file financing statements with respect to the Pledged Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.
[Remainder of Page Intentionally Left Blank]

11

               IN WITNESS WHEREOF, each of the Pledgors has caused this Agreement to be duly executed by its officer thereunto duly authorized as of the date and year first above written.

AMERICAN COMMERCIAL LINES LLC COMMERCIAL BARGE LINE COMPANY JEFFBOAT LLC ACL TRANSPORTATION SERVICES LLC
By:
	Name:	Dawn R. Landry
	Title:	Vice President and Secretary, of each

AMERICAN COMMERCIAL LINES INC.
By:
	Name:	Dawn R. Landry
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Accepted and Agreed to: BANK OF AMERICA, N.A., as Collateral Agent
By:
Name:
Title:

Signature Page to Pledge Agreement

Schedule I to the Pledge Agreement
PARTIES

Jurisdiction of
Name	Incorporation

American Commercial Lines LLC	Delaware
Commercial Barge Line Company	Delaware
Jeffboat LLC	Delaware
ACL Transportation Services LLC	Delaware
American Commercial Lines, Inc.	Delaware
Schedule I to Pledge Agreement

Schedule II to the Pledge Agreement
PLEDGED EQUITY INTERESTS

		CERTIFICATE	NO. OF	CLASS OR	%
PLEDGOR	ISSUER	NUMBER	SHARES	CATEGORY	OWNED
American Commercial	Commercial Barge	2	10	Common	100%
Lines Inc.	Line Company
Commercial Barge	American Commercial	Not certificated		Membership Interests	100%
Line Company	Lines LLC
Commercial Barge	ACL Transportation	Not certificated		Membership Interests	100%
Line Company	Services LLC
Commercial Barge	Jeffboat LLC	Not certificated		Membership Interests	100%
Line Company
Commercial Barge	ACL Professional	1	10	Common	100%
Line Company	Services Inc.
American Commercial	ACL Finance Corp.	1	10	Common	100%
Lines LLC
American Commercial	American Commercial	2	100	Membership Interests	100%
Lines LLC	Lines International
	LLC
American Commercial	American Commercial	Not certificated		Membership Interests	100%
Lines LLC	Barge Line LLC
DEBT SECURITIES
None.
Schedule II to Pledge Agreement

ANNEX I

FORM OF SUPPLEMENT
SUPPLEMENT NO. __ TO THE
PLEDGE AGREEMENT DATED AS OF July 7, 2009
          WHEREAS, pursuant to that certain Pledge Agreement, dated as of July 7, 2009 (as the same has been, or may hereafter be, amended or supplemented from time to time, the “Pledge Agreement”; made by the Pledgors (as defined in the Pledge Agreement) in favor of Bank of America, N.A., as Collateral Agent for the Secured Parties, the Pledgors have granted, pledged, hypothecated and transferred to the Collateral Agent for the ratable benefit of the Secured Parties, a security interest in all of the Pledgors’ right, title and interest in, to and under the Pledged Collateral, all as more fully set forth in the Amended and Restated Pledge Agreement. Capitalized terms used herein without definition shall have the meanings given to them in the Pledge Agreement;
          A. WHEREAS, the undersigned Pledgor(s) have acquired or created additional Pledged Collateral since the date of execution of the Pledge Agreement and the most recent Supplement thereto and hold certain additional Pledged Collateral; and
          B. WHEREAS, Schedule II to the Pledge Agreement does not reflect Pledged Collateral acquired or created by the Pledgors since the date of execution of the Pledge Agreement and the most recent Supplement thereto.
          THEREFORE,
          To secure the prompt and complete payment and performance when due of the Obligations of the Borrowers under the Loan Agreement and each of the other Loan Documents, to secure the performance and observance by each of the Pledgors of all the agreements, covenants and provisions contained in the Loan Agreement and in the Loan Documents for the benefit of the Collateral Agent on behalf of the Secured Parties, the Pledgors do hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and to all of the Pledgors’ right, title and interest in and to the Pledged Collateral being added to Schedule II to the Pledge Agreement below.
          The Pledge Agreement is hereby supplemented, effective as of the date hereof, by amending Schedule II thereof so as to reflect all of the Pledged Collateral in and to which the Pledgors have granted a security interest to the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to the terms of the Pledge Agreement and the Loan Agreement.
          The following Pledged Collateral is hereby added to Schedule II to the Pledge Agreement:

CAPITAL STOCK OR OTHER EQUITY INTERESTS

%
Issuer	Certificate Number	Pledgor	No. of Shares	Class or Category	Owned

DEBT SECURITIES
          Except as expressly supplemented hereby, the Pledge Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Pledge Agreement, the terms “Agreement”, “this Agreement”, “this Pledge Agreement”, “herein”, “hereafter”, “hereto”, “hereof” and words of similar import, shall, unless the context otherwise requires, mean the Pledge Agreement as supplemented by this Supplement.
          This Supplement shall be construed as supplemental to the Pledge Agreement and shall form a part thereof, and the Pledge Agreement and all documents contemplated thereby and any previously executed Supplements thereto, are each hereby incorporated by reference herein and confirmed and ratified by the Pledgors.
          The execution and filing of this Supplement, and the addition of the Pledged Collateral set forth herein are not intended by the parties to derogate from, or extinguish, any of the rights or remedies of the Collateral Agent under (i) the Pledge Agreement and/or any agreement, amendment or supplement thereto or any other instrument executed by the Pledgors or (ii) any financing statement, continuation statement, deed or charge or other instrument executed by the Pledgors and heretofore filed in any state or county in the United States of America or elsewhere.
[Remainder of Page Intentionally Left Blank]

2

          IN WITNESS WHEREOF, the Pledgors have caused this Supplement No. ___ to the Pledge Agreement to be duly executed as of the date and year first written above.

[NAME OF EACH PLEDGOR]
By:
Name:
Title:

Accepted and Agreed to: BANK OF AMERICA, N.A., as Collateral Agent
By:
Name:
Title:

3

ANNEX II
FORM OF INSTRUMENT OF JOINDER
          JOINDER AGREEMENT dated as of                      (the “Joinder Agreement”) made by [Insert Name of New Grantor] a [Insert State of Organization] [corporation, limited partnership or limited liability company] (the “Company”) in favor of the Secured Parties (as defined in that certain Pledge Agreement dated as of July 7, 2009 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Pledge Agreement”)) among the Pledgors referred to therein (the “Pledgors”) and Bank of America, N.A., as Collateral Agent (as defined in the Pledge Agreement). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Pledge Agreement.
WITNESSETH
          The Company is a [Insert State of Organization] [corporation, limited partnership or limited liability company], and is a subsidiary of [Insert name of Loan Party]. Pursuant to Section 25 of the Pledge Agreement, the Company is required to execute this document as a newly [formed] [acquired] subsidiary of [Insert name of Loan Party].
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:
SECTION 1. Assignment and Joinder.
               (a) The Company hereby expressly confirms that it has assumed, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a Pledgor under the Pledge Agreement and all the other Loan Documents applicable to it as a Pledgor. By virtue of the foregoing, the Company hereby accepts and assumes any liability of a Pledgor related to each representation or warranty, covenant or obligation made by a Pledgor in the Pledge Agreement or any other Loan Document and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations.
               (b) The company hereby pledges to the Collateral Agent for the benefit of the Secured Parties all of its right, title and interest to the Pledged Collateral, including Pledged Collateral listed on Schedule 1 hereto.
               (c) All references to the term “Pledgor” in the Pledge Agreement or any other Loan Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.

SECTION 2. Representations and Warranties. The Company hereby represents and warrants to the Collateral Agent as follows:
               (a) The Company has the requisite [corporate, partnership or company] power and authority to enter into this Joinder Agreement and to perform its obligations hereunder and under the Pledge Agreement and the other Loan Documents to which it is a party. The execution, delivery and performance of this Joinder Agreement by the Company and the performance of its obligations hereunder and under the Pledge Agreement and the other Loan Documents have been duly authorized by the [Board of Directors of the Company] and no other [corporate, partnership or company] proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Joinder Agreement, the transactions contemplated hereby or the performance of its obligations under the Pledge Agreement or any other Loan Document. This Joinder Agreement has been duly executed and delivered by the Company. This Joinder Agreement, the Pledge Agreement and the other Loan Documents each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
               (b) The representations and warranties set forth in Section 5 of the Pledge Agreement are true and correct on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of the date hereof.
SECTION 3. Further Assurances. At any time and from time to time, upon the Collateral Agent’s request and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Collateral Agent reasonably deems necessary to effect the purposes of this Joinder Agreement.
SECTION 4. Binding Effect. This Joinder Agreement shall be binding upon the Company and shall inure to the benefit of the Secured Parties and their respective successors and assigns.
SECTION 5. Conflict. In the event of a conflict between this Joinder Agreement and the Pledge Agreement, the provisions of the Pledge Agreement will govern.
SECTION 6. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF COMPANY]
By
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent
By
Name:
Title:

SCHEDULE 1

CAPITAL STOCK

%
Issuer	Certificate Number	Pledgor	No. of Shares	Class or Category	Owned

DEBT SECURITIES

FORM OF
REVOLVING LOAN NOTE

$	New York, New York
July ___, 2009
     FOR VALUE RECEIVED, the undersigned, ACL TRANSPORTATION SERVICES LLC, AMERICAN COMMERCIAL LINES LLC, COMMERCIAL BARGE LINE COMPANY and JEFFBOAT LLC (collectively, the “Debtors”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of BANK OF AMERICA, N.A. (“Agent”), as agent for                      (“Lender”), at the offices of Agent at 335 Madison Avenue New York, New York 10017 or at such other place in the United States of America as Agent may from time to time designate, the principal sum equal to the lesser of (a)                                          DOLLARS (US $                    ) or (b) the aggregate unpaid principal amount of all Loans (as defined in the Loan Agreement referred to below) made by Lender to Debtors, which amount shall be payable by Debtors in lawful money of the United States of America and in immediately available funds in accordance with the terms of the Loan Agreement. Each Debtor hereby further promises to pay interest to the order of Agent on the unpaid principal balance hereof at the rates and in the manner required by, and otherwise in accordance with, the terms and provisions of the Loan Agreement, which terms and provisions are hereby incorporated herein by reference.
     For the purposes of this Revolving Loan Note (the “Note”), “Loan Agreement” shall mean that certain Loan Agreement, dated of even date herewith, (such Loan Agreement, including all exhibits and schedules thereto and as it from time to time may be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified, the “Loan Agreement”), by and among Agent, for itself and as agent for Lender and the other lenders from time to time party thereto (collectively, the “Lenders”), Debtors and certain affiliates of Debtors, as Guarantors. Each capitalized term used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.
     This Note is one of the Revolving Loan Notes referred to in the Loan Agreement and evidences the aggregate outstanding principal balance, from time to time, of the Revolving Loans made by Lender to Debtors pursuant to the Loan Agreement. It is contemplated that there may be times when no indebtedness is owing hereunder; but notwithstanding any such occurrence or occurrences, this Note shall remain valid and shall be in full force and effect as to the Revolving Loans made subsequent to each such occurrence.
     This Note is secured by the Collateral and is entitled to all of the benefits and rights as set forth in the Loan Agreement and the other Loan Documents. At the time any payment is due hereunder, Agent may, at its option, charge the amount thereof to any account of any Debtor maintained by Agent.
     If any Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Agent and Lender under the Loan Agreement and the other Loan Documents, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, any or all Obligations, including, without limitation, all amounts owing under this Note, may, as provided in the Loan Agreement, be declared or shall forthwith become due and payable, together with all interest accrued thereon and with interest accruing thereafter at the then applicable interest rate under the Loan Agreement until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys’ fees and legal expenses, as provided in the Loan Agreement.
     Each Debtor hereby (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against any Debtor is expressly hereby waived by each Debtor. Upon or after maturity of this Note, the occurrence of any Event of Default or the termination of the Loan Agreement, Agent and Lender shall have the right, subject to the terms of the Loan Agreement, but not the obligation, to set off against this Note all money owed by them, respectively, to any Debtor.
     No resort to any Collateral for payment shall be required prior to the enforcement hereof against Debtors and any guarantors or endorsers hereof. None of the rights of Agent or Lender shall be waived or diminished by any failure or delay in the exercise thereof.
     In the event any term or provision of this Note conflicts with any term or provision of the Loan Agreement, such term or provision of the Loan Agreement shall control.
     This Note shall be binding upon the respective successors and assigns of Debtors, and, subject to the terms of the Loan Agreement, shall inure to the benefit of Agent, the Lenders and their respective successors, endorsees and assigns. Whenever used herein, the term “Debtor” and “Debtors” shall be deemed to include each of the undersigned and their respective successors and assigns and the terms “Lender”, “Lenders” and “Agent” shall be deemed to include their respective successors, endorsees and assigns.
     If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of all other terms and provisions hereof shall in no way be affected thereby.
     This Note shall be governed by and construed in accordance with the internal laws of the State of New York applied to contracts to be performed wholly within the State of New York, without reference to conflicts of law principles. Any judicial proceeding brought by or against any Debtor with respect to any Obligations, this Note or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Note, each Debtor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Note. Each Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt

2

requested) directed to each such Debtor, and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent and/or any of the Lenders to bring proceedings against any Debtor in the courts of any other jurisdiction. Each Debtor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Debtor against Agent and/or any of the Lenders involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Note or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.
EACH DEBTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY DEBTOR AND AGENT AND/OR LENDER, OR ANY OF THEM, WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH DEBTOR HEREBY CONSENTS AND AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT AGENT AND/OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH DEBTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
[SIGNATURE PAGE FOLLOWS]

3

ACL TRANSPORTATION SERVICES LLC AMERICAN COMMERCIAL LINES LLC COMMERCIAL BARGE LINE COMPANY JEFFBOAT LLC
By:
Printed:
Title:

EXHIBIT G
NOTICE OF CONTINUATION/CONVERSION
     The undersigned, American Commercial Lines LLC (“Borrower Agent”), is a party to that certain Loan Agreement dated as of July 7, 2009 among the lending institutions from time to time party thereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, the “Agent”) and as security trustee (in such capacity, the “Security Trustee”), Banc of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint lead arrangers for the Lenders (in their respective capacities as joint lead arrangers, the “Joint Lead Arrangers”), Banc Of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint book runners for the Lenders (in their respective capacities as joint book runners, the “Joint Book Runners”), Wells Fargo Foothill, LLC, as syndication agent for the Lenders (in its capacity as syndication agent, the “Syndication Agent”), UBS Securities LLC, Suntrust Bank and RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, NA, as co-documentation agents for the Lenders (in their respective capacities as co-documentation agents, the “Co-Documentation Agents”), Commercial Barge Line Company, a Delaware corporation (“CBL”), American Commercial Lines LLC, a Delaware limited liability company (“ACL”), ACL Transportation Services LLC, a Delaware limited liability company (“ACLTS”) and Jeffboat LLC, a Delaware limited liability company (“ Jeffboat”; and together with CBL, ACL and ACLTS, each, individually a “Borrower” and collectively, the “Borrowers”), and each of the other Obligated Parties (as defined therein) signatory thereto (as from time to time amended, restated, renewed, extended, replaced, substituted, supplemented or otherwise modified in accordance with the terms thereof, the “Loan Agreement”). Each capitalized term herein shall, unless otherwise defined, have the meaning ascribed thereto in the Loan Agreement .
     Borrower Agent hereby notifies Agent, pursuant to Section 2.02(b) of the Loan Agreement, of Borrowers’ desire to convert or continue, subject to the terms of the Loan Agreement, the loan(s) designated below as follows (fill in all of the information called for, as applicable):
A.	Base Rate Loans in the principal amount specified below are to be converted into LIBOR Loans:
Amount: $                     Date of Conversion:                      Interest Period:                      months
B.	Base Rate Loans in the principal amount specified below are to be continued.
Amount: $                     Date of Continuation:

C.	The LIBOR Loans, or portions thereof, specified below are to be converted into Base Rate Loans:

LIBOR Rate Loans	% to be Converted	Conversion Date

D.	The LIBOR Loans, or portions thereof, specified below are to be continued as LIBOR Loans:

	% to be	Continuation	Interest
LIBOR Loans	Continued	Date	Period

___ months
     The undersigned represents and warrants to Agent and the Lenders that, as of the date hereof, no Default or Event of Default has occurred and is continuing.
Date: _____________________

AMERICAN COMMERCIAL LINES LLC
By:
Name:
Title:

LENDER’S LOSS PAYABLE ENDORSEMENT
Loss or damage in excess of $1,000,000, if any, under this policy shall be payable first to Bank of America, N.A. (“Bank”), 135 South LaSalle Street, Suite 465, Chicago, Illinois 60603, as its interests may appear; provided, that, from and after receipt from Bank of written notice of the occurrence of an “Event of Default” under that certain loan agreement among Bank, the insured and the other parties thereto, all loss or damage, if any, under this policy shall be payable first to Bank, as its interests may appear. This insurance, solely as to the interest of Bank, shall not be impaired, invalidated or affected by any act or neglect of the insured, or of any mortgagor or owner of the within described property; nor by any lien, security interest or bailment affecting such property; nor by any foreclosure, notice of sale, enforcement of lien, condemnation or other proceedings relating to the property; nor by any change in title, beneficial ownership, occupancy or risk, including, without limitation, use of the property for a more hazardous purpose than permitted by the policy; nor by any bankruptcy, liquidation or other debtor relief proceedings relating to the insured or any owner of the property; nor by any errors, omissions or improper reporting by the insured. The interest of Bank shall be deemed to extend to all of the property and all loss or damage under this policy, even if a part of the property is not expressly included in any lien, security interest, bailment or agreement held by Bank as security for the indebtedness owing to it.
All notices required to be given to the insurance company by the insured are waived as to Bank. If the insured fails to render proof of loss within the time specified in this policy, the insurance company agrees to notify Bank, and Bank shall have 30 days from receipt of such notice to file a claim, irrespective of the provisions of this policy. The right of Bank to recover the full amount of its claim shall not be impaired or otherwise affected by any right of subrogation to which the insurance company may become entitled. Any such subrogation shall be subordinate to Bank’s liens and right to payment for all indebtedness owing to it. If the insurance company pays to Bank any loss or damage that is not payable to the insured under this policy, the insurance company may, at its option, pay to Bank the full amount of the indebtedness (matured and unmatured) owing to Bank and thereupon receive an assignment of such indebtedness and all related security therefor.
It is further agreed that there shall be no assignment, cancellation, nonrenewal or other alteration of the policy in any way that affects Bank’s rights or interests, unless the insurance company provides at least 30 days prior written notice to Bank of such contemplated action, by first class mail directed to Bank’s address shown above (or such other address as Bank shall hereafter specify in a written notice to the insurance company); provided, that, notwithstanding the foregoing, the policy shall not be canceled, modified or not renewed by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to Bank (giving Bank the right to cure defaults in the payment of premiums).
[Remainder of this page intentionally left blank]

Attached to and forming part of Policy No.                      of                                                     Insurance Company.
Date:                       , 20___, by
                                                                           (Authorized Agent)
Named Insured

EXHIBIT I
NOTICE OF BORROWING
     Pursuant to Section 2.01(b)(iii) of the Loan Agreement dated as of July 7, 2009 among the lending institutions from time to time party thereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, the “Agent”) and as security trustee (in such capacity, the “Security Trustee”), Banc of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint lead arrangers for the Lenders (in their respective capacities as joint lead arrangers, the “Joint Lead Arrangers”), Banc Of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint book runners for the Lenders (in their respective capacities as joint book runners, the “Joint Book Runners”), Wells Fargo Foothill, LLC, as syndication agent for the Lenders (in its capacity as syndication agent, the “Syndication Agent”), UBS Securities LLC, Suntrust Bank and RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, NA, as co-documentation agents for the Lenders (in their respective capacities as co-documentation agents, the “Co-Documentation Agents”), Commercial Barge Line Company, a Delaware corporation (“CBL”), American Commercial Lines LLC, a Delaware limited liability company (“ACL”), ACL Transportation Services LLC, a Delaware limited liability company (“ACLTS”) and Jeffboat LLC, a Delaware limited liability company (“ Jeffboat”; and together with CBL, ACL and ACLTS, each, individually a “Borrower” and collectively, the “Borrowers”), and each of the other Obligated Parties (as defined therein) signatory thereto (as from time to time amended, restated, renewed, extended, replaced, substituted, supplemented or otherwise modified in accordance with the terms thereof, the “Loan Agreement”), the undersigned hereby notifies Agent of Borrowers’ irrevocable request to borrow, under and pursuant to the terms of the Loan Agreement, a Revolving Loan in accordance with the following:
AMOUNT*: $___________________________
TYPE OF LOAN (check one of the following):    ☐ Base Rate Loan   ☐ LIBOR Loan
INTEREST PERIOD (for LIBOR Rate Loans only): _______ months
FUNDING DATE (must be a Business Day): ______________________
     The undersigned hereby warrants and represents to Agent and the Lenders that, as of the date hereof, no Default or Event of Default has occurred and is continuing.

     Each capitalized term herein not otherwise defined shall have the meaning ascribed thereto in the Loan Agreement.
Date: _____________________

AMERICAN COMMERCIAL LINES LLC
By:
Name:
Title:

*	with respect to LIBOR Rate Loans, must be $1,000,000 or an integral multiple thereof